Membership Interest Purchase Agreement
between
Casper Crude to Rail Holdings, LLC,
as Seller,
and
USDP CCR LLC,
as Buyer
October 12, 2015

i

(Continued)

(Continued)

(Continued)

List of Exhibits:

Exhibit A    Form of Assignment Agreement
Exhibit B    Form of Escrow Agreement
Exhibit C    Terminal Facilities
Exhibit D    Form of Lock-Up Agreement
Exhibit E    Stonepeak Agreement
Exhibit F    Cogent Agreement
Exhibit G    CTRAN Agreement
Exhibit H    Form of Release
Exhibit I    Form of Registration Rights Agreement
Exhibit J    Form of Transition Services Agreement

MEMBERSHIP INTEREST PURCHASE AGREEMENT
This Membership Interest Purchase Agreement (this “Agreement”), dated as of October 12, 2015 (the “Effective Date”), is entered into by and between Casper Crude to Rail Holdings, LLC, a Delaware limited liability company (“Seller”) and USDP CCR LLC, a Delaware limited liability company (“Buyer”).
RECITALS
WHEREAS, Seller owns all of the issued and outstanding membership interests (the “Company Interests”) of Casper Crude to Rail, LLC, a Wyoming limited liability company (the “Company”); and
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Company Interests, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS AND CONSTRUCTION
Section 1.01.    Definitions. As used in this Agreement, the following capitalized terms have the meanings set forth below:
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the Company shall not be deemed to be an Affiliate of the Buyer or any of its Affiliates.
“Affiliate Payables” has the meaning given to it in Section 6.01(c).
“Agreement” has the meaning given to it in the preamble.
“Allocation Schedule” has the meaning given to it in Section 6.04(f).
“Arrow” means Modern Material Services, LLC d/b/a Arrow Material Services.
“Asserted Liability” has the meaning given to it in Section 11.05(a).
“Assets” of any Person means all properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including Equity Interests and Real Property.
“Assignment Agreement” means an assignment of the Company Interests substantially in the form of Exhibit A, evidencing the assignment and transfer to Buyer of the Company Interests.
“Base Purchase Price” has the meaning given to it in Section 2.02.

“Business” means the development, ownership and operation by the Company of the Terminal Facilities and any other business or activities conducted by the Company that are incidental thereto.
“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.
“Business Employees” has the meaning given to it in Section 6.14.
“Buyer” has the meaning given to it in the preamble.
“Buyer’s Auditor” has the meaning given to it in Section 6.12(b).
“CCR Pipeline” has the meaning given to it in Section 3.02(d).
“Charter Documents” means with respect to any Person that is not a natural person, the articles of incorporation or organization, memorandum of association, articles of association and by-laws, the limited partnership agreement, the partnership agreement or the limited liability company agreement or such other organizational documents of such Person which establish the legal personality of such Person.
“Claim” means any demand, claim, action, investigation or Proceeding.
“Claims Notice” has the meaning given to it in Section 11.05(a).
“Closing” has the meaning given to it in Section 2.03.
“Closing Date” means the date on which Closing occurs.
“Code” means the United States Internal Revenue Code of 1986.
“Cogent” means Cogent Energy Solutions, LLC, a Delaware limited liability company.
“Commercial Counterparties” has the meaning set forth in Section 3.21.
“Company” has the meaning given to it in the recitals.
“Company Interests” has the meaning given to it in the recitals.
“Competitive Business” means a business, facility or Person (other than the Company or CCR Pipeline) that is engaged in (i) the Business, (ii) a business substantially similar to the Business or (iii) the business of owning and operating loading, unloading, handling, terminaling or transportation services for any grades of biofuels, crude oil, condensate or other liquid hydrocarbons; provided, however, that neither (x) the existing rail hub located in Cheyenne, Wyoming, as operated by Wyoming Operating Company, LLC and Cogent and their Affiliates as of the date of this Agreement (and consistent with past practice), nor (y) the existing rail operations located in Casper, Wyoming, as operated by CTRAN and its Affiliates as of the date of this Agreement (and consistent with past practice), which for the avoidance of doubt shall not be expanded to include the handling of crude oil, nor (z) the leasing of track, the handling of frac sands, the distribution and transloading of pipes and casings and the handling and transloading of ethanol and petroleum based fracturing fluids by CTRAN, shall be deemed a Competitive Business.
“Condemnation Value” has the meaning set forth in Section 9.01(a).

“Confidentiality Agreement” means that certain Confidentiality Agreement between USD Group LLC and Stonepeak Advisors LLC, dated as of July 16, 2015.
“Contract” means any written contract, lease, license, evidence of indebtedness, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement or arrangement.
“Covered Person” has the meaning given to it in Section 3.18.
“CTRAN” means CTRAN, LLC, a Wyoming limited liability company.
“Due Diligence Information” has the meaning given to it in Section 5.08(b).
“Effective Date” has the meaning given to it in the preamble.
“Employers” has the meaning given to it in Section 6.14(a).
“Employment Liabilities” has the meaning given to it in Section 6.14(c).
“Environmental Assessment” has the meaning given to it in Section 6.02(a).
“Environmental Condition” means any operational non-compliance with applicable Environmental Laws, or any contamination or condition exceeding applicable regulatory limits and not otherwise authorized by Law resulting from any discharge, release, storage, treatment, seepage, escape, leakage, emission, emptying, leaching onto, in or from any Property, of any Hazardous Materials that require Remediation pursuant to any current federal, state or local Laws, including Environmental Laws; provided, however, that an Environmental Condition shall not include those matters set forth on subsections (d) and (f) of Schedule 3.11.
“Environmental Law” means all applicable Laws concerning or relating to the protection of human health (to the extent relating to exposure to Hazardous Materials) and the environment (including ambient air, surface water, ground water, land, fauna and flora), natural resources, or occupational exposures to Hazardous Materials, or the storage, handling, release, discharge or disposal of Hazardous Material, as in effect on the Effective Date, including the Clean Air Act, the Federal Water Pollution Control Act, the Oil Pollution Act of 1990, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Health & Safety Act, in force crude oil by rail regulations and comparable state and local counterparts.
“Environmental Permits” means any Permit issued pursuant to Environmental Laws.
“Equity Interests” means (a)(i) with respect to a limited liability company (or its equivalent), any and all shares, interests, participations or other equivalents, (ii) with respect to a partnership (or its equivalent), any and all partnership interests, units, interests, participations shares or other equivalents and (iii) with respect to a corporation, any and all capital stock, shares, shares and other equivalents and (b) securities convertible into or exchangeable for any of the foregoing, and any and all warrants, rights or options to purchase, or obligations of a Person to sell, any of the foregoing.
“Escrow Account” means the account established by the Escrow Agent, Buyer and Seller pursuant to the Escrow Agreement into which the Escrowed Cash is deposited and held.

“Escrow Agent” means Citibank, N.A.
“Escrow Agreement” means that certain escrow agreement dated as of the Closing Date, by and among the Escrow Agent, Buyer and Seller, substantially in the form of Exhibit B.
“Escrowed Cash” means 10% of the Base Purchase Price.
“Estimated Working Capital Adjustment” means the Seller’s good faith estimate of the Working Capital Adjustment as of the close of business on the Closing Date.
“Event of Loss” means, with respect to an Asset of the Company, that such Asset has been damaged by fire or other casualty.
“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., as amended, and the rules and regulations promulgated thereunder.
“Exclusivity Agreement” means that certain letter agreement dated as of September 24, 2015 by and among USDP, Seller and the Seller Members.
“Existing Throughput Agreements” means, collectively, the agreements listed on Schedule 1.01-A.
“Facility Operators” means (i) Wyoming Operating Company, LLC and (ii) Arrow.
“Filings” has the meaning given to it in Section 6.12(a).
“Financial Statements” has the meaning given to it in Section 3.04(a).
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
“Governmental Authority” means any federal, state or local governmental authority, agency, board, commission, court or official in the United States.
“Government Prohibition” has the meaning given to it in Section 7.04.
“Hazardous Material” means any waste, chemical, substance, pollutant, product or material, whether solid, liquid or gaseous that is defined, listed, identified or otherwise classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“HSR Approval” means approval pursuant to, or the expiration or early termination of applicable waiting periods under, the HSR Act.
“Indebtedness” means, with respect to any Person, all (a) indebtedness for money borrowed from any Person, purchase money obligations, capitalized lease obligations, obligations to pay deferred purchase price of assets, services or securities and reimbursement obligations for letters of credit or similar instruments that have been drawn, in each case of such Person (provided that the foregoing shall not include trade accounts payable and other accrued current liabilities, in each case, arising in the ordinary course), (b) indebtedness of the type described in clause (a) above guaranteed, directly or indirectly, in any manner by such Person or for which such Person may be liable, (c) interest expense accrued but unpaid on or relating to any of such indebtedness and (d) prepayment penalties, premiums, late charges, penalties and collection fees relating to any of such indebtedness.
“Indemnified Tax Claim” has the meaning given to it in Section 6.04(h).
“Interim Period” has the meaning given to it in Section 6.03.
“Knowledge” when used in a particular representation or warranty in this Agreement with respect to Seller, means the knowledge of Randy Balhorn, Steve Magness, Andrew Leeser or Bob Newell.
“Law” means any and all laws, statutes, rules, regulations, ordinances, court orders, common law and other pronouncements having the effect of law of any Governmental Authority.
“Leased Real Property” has the meaning given to it in Section 3.09(b).
“Lien” means any mortgage, pledge, deed of trust, assessment, security interest, charge, lien, encumbrance, option, warranty, purchase right, lease or other similar property interest.
“LLC Agreement” means that certain Limited Liability Company Agreement of Seller dated September 6, 2013 by and among the Seller Members.
“Lock-Up Agreements” has the meaning given to it in Section 2.04(g).
“Loss” means any and all judgments, losses, liabilities, damages, fines, penalties, deficiencies, associated and reasonable expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other Proceedings or of any Claim, default or assessment); provided, however, that any claim for Loss under the indemnities in Article X (a) shall be reduced by any payment (including payments on account of insurance of the Company) actually received from a third party or otherwise actually recovered from third parties and (b) shall be net of any associated net benefits actually realized and arising in connection with such Loss. For all purposes in this Agreement the term “Losses” shall not include any Non-Reimbursable Damages.
“Major Loss” has the meaning set forth in Section 9.01(b).
“Major Remediation” has the meaning set forth in Section 9.02(b)(ii).
“Material Adverse Effect” means, with respect to a Person, any change, event, circumstance, development or occurrence that, individually or in the aggregate with all other changes, events, circumstances, developments and occurrences, is, or would reasonably be expected to be, materially adverse to (a) the business, operations, properties, Assets, liabilities or financial condition of the such Person taken as a whole or (b) the validity or enforceability of this Agreement, or that prevents or materially delays the ability of Seller to consummate the transactions contemplated by this Agreement, but excluding, in each case, any of the foregoing resulting from (i) general economic conditions (including the oil and gas exploration and production industry and the crude oil and condensate logistics, transportation and marketing industry), (ii) changes, conditions or effects generally affecting the U.S. economy or financial markets, (iii) changes, conditions or effects in the industries in which such Person operates, (iv) changes in the price of crude oil or other commodities, (v) changes in the price differences or spreads between various grades of crude oil, (vi) the failure to meet or exceed any projection or forecast, (vii) the effect of any changes in applicable

Laws or accounting rules, including GAAP, (viii) conditions caused by acts of terrorism or war (whether or not declared) or any natural or man-made disaster or acts of God, (ix) execution of this Agreement and the announcement thereof, or (x) any act or omission by such Person taken in compliance with this Agreement or with prior written consent of the Other Party; provided, however, that any change, event, circumstance, development or occurrence referred to in the immediately preceding clauses (i), (iii), (iv), (v) or (viii) shall be taken into account for purposes of determining whether there has been a Material Adverse Effect to the extent such change, event, circumstance, development or occurrence adversely affects such Person or such Person’s business in a disproportionate manner relative to other companies operating in the industries in which such Person operates or in which businesses similar to such Person’s business are operated.
“Material Contracts” has the meaning given to it in Section 3.13(a).
“Minor Loss” has the meaning set forth in Section 9.01(a).
“Minor Remediation” has the meaning set forth in Section 9.02(b)(i).
“MLP Common Units” has the meaning given to it in Section 2.02.
“MLP Credit Agreement” means that certain credit agreement, dated as of October 15, 2014, among USDP and USD Terminals Canada ULC, as borrowers, Citibank, N.A., as administrative agent, and the lenders party thereto, as amended from time to time through the date hereof.
“Net Working Capital” means, as of the close of business on the Closing Date, current assets other than cash less current liabilities. Notwithstanding anything in this Agreement to the contrary, deferred tax assets and deferred tax liabilities will be excluded from the calculation of Net Working Capital.
“Net Working Capital Target” means $0.
“Non-Company Affiliate” means any Affiliate of Seller, other than the Company.
“Non-Reimbursable Damages” has the meaning given to it in Section 11.07(b).
“Other Party” with respect to a Party means (i) with respect to Buyer, Seller and (ii) with respect to Seller, Buyer.
“Outside Date” has the meaning given to it in Section 10.01(b).
“Owned Real Property” has the meaning given to it in Section 3.09(b).
“Parties” means each of Buyer and Seller.
“Permits” means all permits, licenses or authorizations from any Governmental Authority.
“Permitted Lien” means (a) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves under GAAP have been established in the Financial Statements, (b) any Lien, including materialmen’s, mechanics’, workers’, repairmen’s, and employees’ Liens, arising in the ordinary course of business by operation of Law with respect to a liability that is not yet due or delinquent and which is being contested in good faith by or on behalf of the Company or for which adequate reserves under GAAP have been established in the Financial Statements, (c) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith or for which adequate reserves under GAAP have been established in the Financial Statements, (d) minor defects, easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business, none of which would be reasonably expected to materially interfere with the operation of the Business as it is currently conducted, (e) all matters that are disclosed in the public records or disclosed in the deed or instrument conveying such property described in Schedule 1.01-PL, (f) any other imperfection or irregularity of title that would not reasonably be expected to materially interfere with the operation of the Business as it is currently conducted, (g) zoning, planning and other similar limitations and restrictions and all rights of any Governmental Authority to regulate a property, (h) the terms of the Permits of the Company, (i) the terms of the Contracts of the Company, (j) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security Laws, or to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the operation of the Business as it is currently conducted, (k) any Lien required to be released on or prior to the Closing pursuant to this Agreement, and (l) the other matters set forth in Schedule 1.01‑PL.
“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, unlimited liability corporation, proprietorship, other business organization, trust, union, association or Governmental Authority.
“Phase I” is defined in Section 6.02(a).
“Policies” has the meaning given to it in Section 3.08.
“Pre-Closing Period” means any Tax period ending on or before the Closing Date.
“Proceeding” means any complaint, lawsuit, action, suit or other proceeding at Law or in equity or order or ruling, in each case by or before any Governmental Authority or arbitral tribunal.
“Purchase Price” has the meaning given to it in Section 2.02.
“Real Property” means the real property owned in fee or leased, used or held for use by any Person.
“Records” has the meaning given to it in Section 11.08.
“Registration Rights Agreement” has the meaning given to it in Section 2.04(l).
“Related Party Contract” has the meaning given to it Section 3.18.
“Release” means any release, spill, emission, leaking, pumping, injection, disposal or discharge of any Hazardous Materials into the environment.
“Remediation” means, with respect to an Environmental Condition, removal, abatement, response, investigative, cleanup and/or monitoring activities, including any investigation, study, assessment, testing, monitoring, containment, removal, disposal, closure, corrective action, passive remediation, natural attenuation or bioremediation, or the installation and operation of remediation systems, in each case solely to the extent required under Environmental Laws to correct or remove such Environmental Condition to a degree sufficient to receive a “No Further Action” letter (or the equivalent) from a relevant Governmental Authority, where applicable, or otherwise certified by a third party consultant as meeting relevant cleanup objectives of the relevant Governmental Authority applicable in the context of the continued long term operation of the affected Asset or Real Property as currently operated and taking into account the availability of risk based remedies (including mechanisms to contain or stabilize Hazardous Materials, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls, or other appropriate restrictions on the current use of the affected Real Property, caps, dikes, encapsulation, leachate collection systems, and the like, to the extent allowed under applicable Environmental Laws and acceptable to the Governmental Authority with jurisdiction).
“Representatives” means, as to any Person, its officers, directors, employees, managers, members, partners, shareholders, owners, counsel, accountants, financial advisers and consultants.
“Required Financial Statements” has the meaning given to it in Section 7.07.
“Restoration Costs” has the meaning set forth in Section 9.01(a).
“Restricted Territory” means any location within a (a) 125-mile radius of the Terminal Facilities or (b) 50-mile radius of any portion of the Express Pipeline owned by Spectra Energy Partners, LP.
“Schedules” means the disclosure schedules prepared by Seller and attached to this Agreement.
“SEC” has the meaning given to it in Section 6.12(a).
“Securities Act” means the Securities Act of 1933, 15 U.S.C. § 77a et seq., as amended, and the rules and regulations promulgated thereunder.
“Seller” has the meaning given to it in the preamble.
“Seller Fundamental Representations” has the meaning given to it in Section 11.01.
“Seller Members” means Stonepeak, Cogent and CTRAN.
“Seller Taxes” means any and all Taxes imposed on the Company, with respect to any Assets of the Company or for which the Company may otherwise be liable for any Pre-Closing Period and for the portion of any Straddle Period ending on the close of business on the Closing Date (determined in accordance with Section 6.04(b)), including, without limitation, any liability of Seller for (i) the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by contract and (ii) any Taxes allocated to Seller pursuant to Section 6.04(c); provided that no such Tax will constitute a Seller Tax (a) to the extent such Tax was included as a liability in the final determination of Net Working Capital, (b) if Buyer is liable therefor under Section 6.04(c) or (c) if such Tax arises from any event occurring on the Closing Date but after the Closing which is precipitated by the Buyer or its Affiliates and is not in the ordinary course of business of the Company.
“Stonepeak” has the meaning set forth in the LLC Agreement.
“Straddle Period” means any period relating to the computation of Taxes that begins on or before and ends after the Closing Date.
“Subsidiary” means, with respect to any Person, any other Person of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), either the managing member or general partner or a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be any managing director or general partner of such business entity (other than a corporation) or control any managing director or general partner of such business entity (other than a corporation) or (iii) is otherwise contractually entitled to direct and control.
“Taking” means, with respect to an Asset of the Company, that such Asset has been taken by a Governmental Authority by exercise of the power of eminent domain.
“Tax Representations” has the meaning given to it in Section 11.01.
“Taxes” means (a) all taxes, duties, imposts, levies or other assessments or fees of any kind imposed by any Governmental Authority, including income, corporate, capital, excise, property, sales, use, turnover, unemployment, social security, disability, withholding, real property, personal property, environmental (including any tax imposed by Section 59A of the Code), transfer, registration, value added and franchise taxes, and including any interest or penalty imposed with respect thereto; and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of the operation of applicable Law or any contractual obligation to indemnify any other Person.
“Tax Claim” means any audit or proceeding (whether administrative, regulatory or otherwise), claim, demand, dispute, assessment, proposed or final adjustment or proceeding (whether administrative, regulatory or otherwise) with respect to Taxes or any Tax Returns of the Company.
“Tax Proceeding” has the meaning given to it in Section 3.12(b).
“Tax Returns” means any return, report, rendition, claim for refund, statement, information return or other document (including any related or supporting information attached thereto or amendment thereof) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes.
“Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes or is charged with collection of such Tax.
“Terminal Facilities” means the crude oil rail loading terminal facilities of the Company described in Exhibit C.
“Third Party Credit Amount” is defined in Section 2.07.
“Transaction Expenses” means the amounts owed by Seller to any third party who provides services in connection with the transactions contemplated by this Agreement.
“Transferred Employee” has the meaning given to it in Section 6.14(a).
“Transition Services Agreement” is defined in Section 2.04(m).
“USDP” means USD Partners LP, a Delaware limited partnership.

“USDP Certificate” means that certain Certificate of Limited Partnership of USDP dated June 5, 2014.
“USDP General Partner Interest” has the meaning set forth in Section 5.03(e).
“USDP GP” means USD Partners GP LLC, a Delaware limited liability company.
“USDP Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of USDP dated October 15, 2014 by and between USDP GP and USD Group LLC.
“USDP Organizational Documents” means, collectively, the USDP Certificate and the USDP Partnership Agreement.
“Working Capital Adjustment” means the difference between Net Working Capital and the Net Working Capital Target.
Section 1.02.    Rules of Construction.
(a)    The Schedules and Exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. References to “transactions contemplated by this Agreement,” “obligations hereunder” or other similar terms include transactions or obligations, as applicable, contemplated by the Exhibits. All Article, Section, Schedule and Exhibit references used in this Agreement are to Articles, Sections, Schedules and Exhibits to this Agreement unless otherwise specified.
(b)    The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
(c)    If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular Section or Article in which such words appear. All currency amounts referenced herein are in United States Dollars unless otherwise specified. The singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate.
(d)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.
(e)    All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP and shall be calculated in a manner consistent with that used in preparing the Financial Statements to the extent that the Financial Statements are prepared in accordance with GAAP.
(f)    Any reference herein to any Law shall be construed as referring to such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time and references to particular provisions of a Law include a reference to the corresponding provisions of any prior or succeeding Law.
(g)    Any reference herein to any Contract shall be construed as referring to such Contract as amended, modified, restated or supplemented.

(h)    Each Party acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.
ARTICLE II
PURCHASE AND SALE AND CLOSING
Section 2.01.    Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell and to convey to Buyer, at the Closing, the Company Interests free and clear of all Liens (other than restrictions on transfer imposed by federal or state securities Laws or the Charter Documents of the Company).
Section 2.02.    Purchase Price. The purchase price for the Company Interests (the “Purchase Price”) is equal to (a) $225,000,000 (the “Base Purchase Price”), plus (if positive) or minus (if negative) (b) the Working Capital Adjustment; provided that, for purposes of the calculation of the Purchase Price payable at the Closing, the estimated values of (b) shall be used in accordance with Section 2.06(a). The Base Purchase Price shall consist of (a) $208,321,875 in cash and (b) 1,733,582 newly issued common units representing limited partner interests in USDP (“MLP Common Units”).
Section 2.03.    Closing. The consummation of the purchase and sale of the Company Interests (the “Closing”) shall take place at the offices of Sidley Austin LLP, 1000 Louisiana Street, Suite 6000, Houston, Texas 77002 at 10:00 A.M. local time, on the third Business Day after the conditions to the Closing set forth in Articles VII and VIII (other than actions or items that by their nature are to be taken or delivered at the Closing) have been satisfied or waived, or on such other date and at such other time and place as Buyer and Seller mutually agree. All actions listed in Sections 2.04 or 2.05 that occur on the Closing Date shall be deemed to occur simultaneously at the Closing.
Section 2.04.    Closing Deliveries by Seller. At the Closing, Seller shall deliver, or shall cause to be delivered, to Buyer the following:
(a)    a counterpart duly executed by Seller of the Assignment Agreement;
(b)    a certification of non-foreign status in the form prescribed by Treasury Regulation Section 1.1445‑2(b) with respect to Seller;
(c)    the resignation or removal (effective as of Closing) of managers, officers and directors of the Company and its Subsidiaries;
(d)    a counterpart duly executed by Seller of the Escrow Agreement;
(e)    evidence reasonably satisfactory to Buyer of the employment arrangements to be entered into by each of the individuals listed on Schedule 2.04(e), on the one hand, and Buyer or one of its Affiliates, on the other hand;
(f)    a direction letter, providing for the direct issuance of the MLP Common Units to Cogent;

(g)    a lock-up agreement, substantially in the form attached hereto as Exhibit D, executed by Cogent (collectively, the “Lock-Up Agreements”);
(h)    an agreement containing provisions substantially similar to the provisions included in Exhibit E, executed by Stonepeak;
(i)    an agreement containing provisions substantially similar to the provisions included in Exhibit F, executed by Cogent, Randy Balhorn and Steve Magness;
(j)    an agreement containing provisions substantially similar to the provisions included in Exhibit G, executed by CTRAN;
(k)    a release agreement executed by Seller, the Company and each of the Seller Members in the form attached hereto as Exhibit H;
(l)    a registration rights agreement in the form attached hereto as Exhibit I, executed by Cogent (the “Registration Rights Agreement”);
(m)    a transition services agreement in the form attached hereto as Exhibit J (the “Transition Services Agreement”), executed by Cogent; and
(n)    evidence reasonably satisfactory to Buyer that each Related Party Contract has been terminated effective on or prior to the Closing.
Section 2.05.    Closing Deliveries by Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, the following:
(a)    a wire transfer or transfers of immediately available funds (to such account or accounts of Seller or its designee(s) as Seller shall have notified Buyer of at least two Business Days prior to the Closing Date) in an amount or amounts in the aggregate equal to the Purchase Price minus the amounts wired pursuant to Sections 2.05(b);
(b)    a wire transfer to the Escrow Agent of the Escrowed Cash;
(c)    to Seller a counterpart duly executed by Buyer of the Assignment Agreement;
(d)    to Seller a counterpart duly executed by Buyer of the Escrow Agreement;
(e)    to Cogent counterparts duly executed by each of Buyer, USDP and USDP GP of the Registration Rights Agreement; and
(f)    evidence of the issuance to Cogent of the MLP Common Units and the recordation of such issuance on the books and records of USDP’s transfer agent, together with an executed certificate of USDP’s transfer agent, in a form acceptable to Seller, certifying as to the book entry issuance of the MLP Common Units to Cogent.
Section 2.06.    Working Capital Adjustment.
(a)    Seller and Buyer shall cooperate and provide each other access, including through electronic means, to Seller’s and the Company’s respective books, records and employees as are reasonably requested in connection with the matters addressed in this Section 2.06. No less than three Business Days prior to the expected Closing Date, Seller shall deliver to Buyer its good faith estimate the Estimated Working Capital Adjustment and its components, together with reasonable supporting documentation. Attached hereto as Schedule 2.06(a) is an illustrative calculation of the Estimated Working Capital Adjustment as of December 31, 2014 (the “Balance Sheet Date”) as if the Balance Sheet Date were the Closing Date. The existence of any dispute with respect to any such calculations shall not delay or otherwise affect the Closing or the obligation to make the payments specified in Section 2.05 at the Closing. For purposes of calculating Net Working Capital, all payments made at the Closing pursuant to Section 6.01(c) shall be deemed to have been paid immediately prior to the close of business on the Closing Date.
(b)    On or prior to 60 days after the Closing Date, Buyer shall deliver to Seller its good faith final calculation of the actual amount for each of the Working Capital Adjustment and its components, which clearly delineates any differences from the estimates delivered pursuant to Section 2.06(a), together with reasonable supporting documentation. If Seller disagrees with any of the calculations provided by Buyer pursuant to the notice referenced in the foregoing sentence, then it shall provide Buyer with written notice thereof within 30 days after receiving written notice thereof and shall include reasonable detail regarding such specific objections. If Buyer and Seller working in good faith are unable to agree on such disputed items on or prior to the 90th day following the Closing Date, then either Party may refer such dispute to PricewaterhouseCoopers LLP or one of its affiliates or, if that firm declines to act as provided in this Section 2.06(b), another firm of independent public accountants or valuation experts, mutually acceptable to Buyer and Seller, which firm shall make a final and binding determination as to all matters in dispute on a timely basis and promptly shall notify the Parties in writing of its resolution. Such accounting firm handling the dispute resolution shall not have the power to modify or amend any term or provision of this Agreement and shall not assign a value to any component of the Working Capital Adjustment greater than the greatest value for such item claimed by either Buyer or Seller or less than the smallest value for such item claimed by either Buyer or Seller. Each of Buyer and Seller shall bear and pay one-half of the fees and other costs charged by such accounting firm. If Seller does not object to Buyer’s calculations within the time period and in the manner set forth in the first sentence of this Section 2.06(b) or accepts Buyer’s calculations, then such calculations as set forth in Buyer’s notice shall become final and binding upon the Parties for all purposes hereunder.
(c)    If the Working Capital Adjustment (as agreed between Buyer and Seller or as determined by the above-referenced valuation or accounting firm) is a value that is (i) greater than the Estimated Working Capital Adjustment, then Buyer shall pay to Seller or its designee(s) within five Business Days after such amounts are so agreed or determined, by wire transfer of immediately available funds to an account or accounts designated by Seller, the amount of such difference plus interest (at The Wall Street Journal Prime Rate as published on the Closing Date) accrued thereon from the Closing Date through and including the date of such payment or (ii) less than the Estimated Working Capital Adjustment, then Seller and Buyer shall execute a joint instruction to the Escrow Agent to pay to Buyer, within five Business Days after such amounts are agreed or determined, by wire transfer of immediately available funds to an account designated by Buyer, the amount of such difference plus interest (at The Wall Street Journal Prime Rate as published by The Wall Street Journal on the Closing Date) accrued thereon from the Closing Date through and including the date of such payment.
Section 2.07.    Third-Party Credits. If, following the Closing Date, any shipper under any Existing Throughput Agreement elects to utilize an overpayment or use-or-pay credit that was earned or accrued and not used prior to the date of this Agreement (the aggregate amount of all such credits, the “Third Party Credit Amount”) to reduce the amount of fees payable by such Shipper to the Company pursuant to the terms of such agreement, then Seller and Buyer shall execute a joint instruction to the Escrow

Agent to pay to Buyer, within five Business Days after such credit is elected to be utilized, by wire transfer of immediately available funds to an account designated by Buyer, the amount of such credit. Schedule 2.07 contains a complete and accurate list of all overpayments and use-or-pay credits that were earned or accrued by any shipper under any Existing Throughput Agreement prior to the date of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY
Seller hereby represents and warrants (subject to any disclosures in the Schedules) to Buyer as of the Effective Date and as of the Closing Date as follows:
Section 3.01.    Organization; Good Standing.
(a)    The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all requisite limited liability company power and authority to own and operate its Assets and conduct the Business as it is now being conducted. The Company is duly qualified or licensed to do business in each jurisdiction in which the ownership or operation of its Assets makes such qualification or licensing necessary, except in any jurisdiction where the failure to be so duly qualified or licensed would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.
(b)    True and complete copies of the Charter Documents of the Company and all amendments thereto have been furnished to Buyer. Such Charter Documents are in full force and effect, and no other Charter Documents are applicable to or binding upon the Company. The Company is not currently in breach or violation of, nor has any event occurred that, with notice, lapse of time or both, would breach or violate, any provision of its Charter Documents. No proceeding to dissolve the Company is pending, or to the Knowledge of Seller, threatened.
Section 3.02.    Capitalization of the Company.
(a)    Schedule 3.02 accurately sets forth the ownership of the Equity Interests in the Company. Except for the Company Interests, none of the following are issued, reserved for issuance or outstanding:
(i)    Equity Interests of the Company;
(ii)    interests of the Company convertible into, or exchangeable or exercisable for Equity Interests of the Company; or
(iii)    options, warrants, calls, rights, commitments or Contracts to which the Company is a party or by which it is bound, in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, Equity Interests of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or Contract of any Person.
(b)    The Company Interests are duly authorized, validly issued, fully paid (to the extent required by the Company’s Charter Documents) and, subject to the Laws of the State of Wyoming, non-assessable, and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right or other similar right.

(c)    There are no outstanding bonds, debentures, notes or other instruments or evidence of indebtedness of the Company having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote).
(d)    The Company has no Subsidiaries other than CCR Pipeline LLC, a Delaware limited liability company (“CCR Pipeline”). CCR Pipeline is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite limited liability company power and authority to own and operate its Assets. CCR Pipeline is duly qualified or licensed to do business in each jurisdiction in which the ownership or operation of its Assets makes such qualification or licensing necessary, except in any jurisdiction where the failure to be so duly qualified or licensed would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.
Section 3.03.    No Conflicts; Consents and Approvals. The execution and delivery of each of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not:
(a)    violate or result in a breach of the Company’s Charter Documents;
(b)    violate or result in a material default (with due notice or lapse of time or both) or the creation of any Lien under or give rise to any right of termination, cancellation or acceleration under any Contract to which the Company is a party;
(c)    assuming the HSR Approval has been received, violate in any material respect or result in a material breach of any Law applicable to the Company; or
(d)    assuming the HSR Approval has been received, require any consent or approval of any Governmental Authority under any Law applicable to Buyer or the Company.
Section 3.04.    Financial Statements; Absence of Undisclosed Liabilities.
(a)     Buyer has been provided copies of (a) the audited consolidated balance sheet of the Company as of December 31 in each of the years 2013 and 2014, together with the related consolidated statements of operations, members’ equity and cash flows for the period then ended, and the related notes thereto, accompanied by the report thereon of BDO USA, LLP, independent public accountants, and (b) the unaudited consolidated balance sheet of the Company as of June 30, 2015, together with the related consolidated statements of operations (such audited and unaudited financial statements collectively being referred to herein as the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with GAAP (except that the unaudited Financial Statements do not contain all notes required by GAAP and are subject to normal and recurring year-end audit adjustments) applied on a consistent basis throughout the periods covered thereby (except as otherwise set forth in the notes thereto) and fairly present in all material respects the financial position, members’ equity and cash flows of the Company at the dates thereof and the results of the operations of the Company for the respective periods indicated.
(b)    The Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) that are not disclosed in the Financial Statements, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2015.
Section 3.05.    Absence of Changes. Except as expressly contemplated by this Agreement or as set forth in Schedule 3.05, since December 31, 2014, (w) the Company has conducted the Business in the ordinary course consistent with past practices; (x) there has not been any material damage, destruction or loss to any material portion of the Company’s Assets, whether covered by insurance or not; (y) no event, change or occurrence has occurred that has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and (z) neither the Company nor CCR Pipeline has:
(a)    amended its Charter Documents;
(b)    entered into a Contract or amended, modified or consented to the termination of any Contract, except in the ordinary course of business consistent with past practice;
(c)    sold, transferred or disposed of any of its Assets, including any right under any lease or Contract or any proprietary right or other intangible Asset, in each case having a value in excess of $250,000;
(d)    waived, released, canceled, settled or compromised any debt, Claim or right having a value in excess of $75,000;
(e)    except as may be required to meet the requirements of applicable Law or GAAP, changed any accounting method or practice in any manner;
(f)    failed to maintain its limited liability company, partnership or corporate existence, as applicable, or consolidated with any other Person or acquired all or substantially all of the Assets of any other Person;
(g)    granted, issued or sold any Equity Interests in itself;
(h)    liquidated, dissolved, recapitalized, reorganized or otherwise wound up the Business;
(i)    purchased or otherwise acquired any securities or assets of any Person;
(j)    made or rescinded any election relating to Taxes or settled or compromised any Tax Claim;
(k)    incurred any Indebtedness;
(l)    assumed, guaranteed, created or incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) in excess of $100,000 individually or $250,000 in the aggregate;
(m)    subjected any of its Assets to any Lien (other than a Permitted Lien);
(n)    settled or compromised any pending or threatened Proceeding involving an obligation to pay or receive a payment of at least $100,000; or
(o)    agreed or committed to do any of the foregoing.
Section 3.06.    Compliance with Applicable Laws.
(a)    Except as set forth in Schedule 3.06(a), the Company is, and since January 1, 2013 the Company has been, in compliance in all material respects with all Laws (and the Company has not received any written notice of violation with respect to any Laws) applicable to it.

(b)    The Company holds all material Permits necessary for the lawful conduct of the Business and a complete list of all such material Permits is set forth in Schedule 3.06(b). Seller has not received any written notice of any pending or threatened cancellation, revocation, materially adverse modification or suspension of any material Permit.
(c)    None of the representations and warranties contained in this Section 3.06 shall be deemed to relate to environmental matters (which are addressed exclusively by Section 3.11), or Tax matters (which are addressed by Section 3.12).
Section 3.07.    Absence of Litigation. Except as set forth in Schedule 3.07, there is no Claim or Proceeding pending or, to Seller’s Knowledge, threatened against the Company or any of the properties or Assets of the Company by or before any arbitrator or Governmental Authority.
Section 3.08.    Insurance. Set forth in Schedule 3.08(a) is a true and complete list of all material insurance policies held by the Company (“Policies”). Seller has made available to Buyer true and complete copies of all Policies. All Policies are valid, outstanding and enforceable. As of the date of this Agreement, neither the Seller nor the Company has received any refusal of coverage or any written notice of cancellation of a Policy or any other indication that the Policy is no longer in full force or effect or will not be renewable upon its expiration. Except as set forth on Schedule 3.08(b), all Policies comply with statutory minimums, where applicable, and are sufficient for compliance in all material respects with all agreements to which the Company is a party.
Section 3.09.    Real and Personal Property.
(a)    The Seller has delivered or made available to Buyer copies of the deeds, leases, assignments and other instruments by which the Company has acquired its Real Property, and copies of all title insurance policies, title opinions and abstracts, and surveys, in each case that are in the possession of the Company. No Liens (other than Permitted Liens) have arisen with respect to the Real Property since the date of that certain title insurance policy issued by Westcor Land Title Insurance Company dated October 2, 2013.
(b)    Schedule 3.09(b)(i) sets forth a complete and accurate list of the Real Property owned by the Company (the “Owned Real Property”). Schedule 3.09(b)(ii) sets forth a complete and accurate list of the Real Property leased by the Company (the “Leased Real Property”). Except as set forth on Schedule 3.09(b)(iii), (x) the Company has good and valid title to all Owned Real Property and has the valid right to a leasehold interest in each Leased Real Property and (y) the Owned Real Property and Leased Real Property constitute all of the Real Property reasonably necessary for, or utilized in, the conduct of the Business as conducted by the Company.
(c)    Except as set forth in Schedule 3.09(c), the personal property owned by the Company is not subject to any Liens other than Permitted Liens. The Company has good and valid title to, or a valid leasehold or other right to use, all personal property reasonably necessary for, or utilized in, the conduct of the Business as conducted by the Company.
Section 3.10.    Regulatory Status. Except as set forth on Schedule 3.10, the Company is not currently regulated by the Federal Energy Regulatory Commission as a “natural gas company” under the Natural Gas Act or as a “public utility,” “public service company,” or similar designation(s) by any state public service commission or as a “holding company” or similar designation of such regulated entity. The rates charged by the Company are not regulated under the Interstate Commerce Act.
Section 3.11.    Environmental Matters. Except as set forth in Schedule 3.11:
(a)    the Company is in, and for all relevant times has been in, compliance in all material respects with applicable Environmental Laws, including timely possessing and complying in all material respects with the terms and conditions of all Environmental Permits required for the operation of the Terminal Facilities as currently conducted;
(b)    Seller has not received any written notice of any pending or threatened cancellation, revocation, materially adverse modification or suspension of any material Environmental Permit;
(c)    the Company (i) has not received from any Governmental Authority any written notice of violation of, alleged violation of, non-compliance with, or liability or potential or alleged liability pursuant to, any Environmental Law involving the operations of the Terminal Facilities other than notices with respect to matters that have been resolved to the satisfaction of any relevant Governmental Authority, and (ii) is not subject to any outstanding governmental order, “consent order,” settlement agreement or other similar agreement imposing material liability or obligations under Environmental Laws with respect to the Terminal Facilities;
(d)    there has not been any material Release, discharge or disposal of Hazardous Materials on or from any Real Property of the Company arising out of the operations of the Company, including (i) any liabilities arising at any location other than the Real Property to which the Company arranged for the transportation, storage, treatment or disposal of any Hazardous Materials, or (ii) any violation of any Environmental Laws, in each case or in a manner that could reasonably be expected to give rise to any material Liability or Remediation obligation pursuant to Environmental Laws;
(e)    Seller has made available to Buyer copies of (i) all environmental assessment and audit reports and other environmental studies in Seller’s or the Company’s possession or control and (ii) all Environmental Permits, in each case relating to the Real Property of the Company or involving the Business;
(f)    the Company has not, either expressly or, to Seller’s Knowledge, by operation of law, assumed or undertaken any material liability, including any obligation for Remediation, of any third party relating to Environmental Laws; and
(g)    notwithstanding anything to the contrary in this Agreement, the representations and warranties in this Section 3.11 shall be the sole representations and warranties of the Seller relating to Environmental Laws (including Environmental Permits, violations of Environmental Laws and Proceedings and governmental investigations under Environmental Laws), the storage or Release of Hazardous Material, and other matters of environmental concern or any liabilities, obligations or conditions thereunder.
Section 3.12.    Taxes. Except as set forth in Schedule 3.12:
(a)    All material Tax Returns required to be filed by the Company or with respect to any Assets of the Company have been duly and timely filed. Each such Tax Return is true, correct and complete in all material respects. All Taxes required to be paid by the Company or for which the Company may be liable have been timely paid in full. All Tax withholding and deposit requirements imposed on the Company have been satisfied in all respects. There are no Liens (other than Permitted Liens) on any of the Assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)    The Company has not been the subject of an audit, examination or other administrative or judicial proceeding relating to Tax Returns required to be filed or Taxes required to be paid (a “Tax Proceeding”). No such Tax Proceeding is currently pending or has been proposed or threatened in writing against the Company, there are no pending claims for unpaid Taxes due from the Company, and no claim has been made in writing by an authority in a jurisdiction where the Company does not file Tax Returns or pay Taxes that it is or may be subject to Taxes in that jurisdiction.
(c)    There is not in force any extension of time with respect to the due date for filing of any Tax Return required to be filed by the Company or any waiver of the limitations period or agreement for any extension of time for the assessment or collection of any material Tax due from the Company. No outstanding Tax Claim has been asserted in writing against the Company.
(d)    There is no Tax sharing, allocation, indemnity or similar Contract that will require any payment be made by the Company after the Closing Date to any Person, and the Company is not liable for the Taxes of any other Person by virtue of Treasury Regulation Section 1.1502‑6 (or any similar provision of applicable state, local or foreign Law), as a transferee or successor or by contract.
(e)    The Company is currently classified as disregarded as an entity separate from Seller for U.S. federal income tax purposes and has not made any election to change its default entity classification under Treasury Regulation Section 301.7701‑3. Since its date of organization, the Company has been classified as a partnership or disregarded as an entity separate from Seller for U.S. federal income tax purposes. Since its respective date of organization, each Subsidiary of the Company has been classified as a partnership or disregarded as an entity separate from the Company for U.S. federal income tax purposes. Each Subsidiary of the Company that is currently classified as a partnership for U.S. federal income Tax purposes has in place a valid election under Section 754 of the Code.
(f)    The Company has not participated, within the meaning of Treasury Regulation Section 1.6011‑4(c)(3), in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011‑4(b)(2).
(g)    Notwithstanding anything to the contrary in this Agreement, the foregoing provisions of this Section 3.12 constitute the sole representations and warranties of Seller with respect to Taxes.
Section 3.13.    Material Contracts. (a) Schedule 3.13 sets forth a true and complete list of each of the following Contracts to which the Company is a party or by which any of the Company’s Assets are bound (the Contracts listed in Schedule 3.13 being “Material Contracts”), other than Contracts (x) which have been terminated prior to the date hereof and under which the Company has no further obligation or (y) which have been fully performed by all parties thereto prior to the date hereof:
(i)    each transportation or similar Contract and any Contract for the provision of services relating to collection, processing, blending, treating or transportation of crude oil or other products involving annual expenditures or revenues in excess of $250,000;
(ii)    each Contract for lease of personal property or Real Property involving aggregate payments in excess of $250,000 in any future calendar year;
(iii)    each Contract that (A) includes “most favored nation,” “most favored customer,” noncompetition or similar clauses restricting the right of the Company with respect to pricing or performance of services or (B) requires the Company to purchase its total requirements of any product or service from a third party or contains any “take or pay” provisions;
(iv)    each Contract between Seller or a Non-Company Affiliate, on the one hand, and the Company, on the other hand, which will survive the Closing;
(v)    each partnership or joint venture agreement;
(vi)    each agreement relating to the acquisition or disposition of any of the Assets of the Company material to the conduct of the Business;
(vii)    each Contract that provides for a limit on the ability of the Company to (A) compete in any line of business or in any geographic area during any period of time after the Closing or (B) solicit, engage or hire any Person as an employee or consultant;
(viii)    each Contract evidencing Indebtedness, together with all security agreements or other lien documents related to or binding on the Assets of the Company;
(ix)    each Contract evidencing any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company;
(x)    each Contract providing for the commitment of management or consulting services to the Company or otherwise relating to the employment, or the termination of employment, of any Person with respect to the Company (including change of control, retention, indemnification and contribution agreements), other than with respect to salary or incentive compensation payments in the ordinary course of business;
(xi)    each Contract the breach or termination of which would, individually or in the aggregate, result in a Material Adverse Effect on the Company; and
(xii)    except for Contracts of the nature described in clauses (i) through (iv) above, each Contract involving aggregate payments or receipts in excess of $250,000 in any future calendar year that cannot be terminated by such Person or the Company, as applicable, upon 30 days or less notice without payment of a penalty or other liability.
(b)    True and complete copies of all Material Contracts have been made available to Buyer.
(c)    Each of the Material Contracts is in full force and effect in all material respects and constitutes a legal, valid and binding obligation of the Company and, to the Seller’s Knowledge, of the counterparties to such Material Contracts. Neither the Company nor, to the Seller’s Knowledge, any counterparty thereto, is in or has received written notice that it is in default or breach under the terms of any such Material Contract, and to Seller’s Knowledge, no event has occurred (with notice or lapse of time, or both) would constitute a default or event of default by the Company or CCR Pipeline under the terms of any Material Contract or that would result in a termination thereof or cause or permit the acceleration of any obligation or the loss of any material benefit of the Company or CCR Pipeline thereunder.
Section 3.14.    Bank Accounts. Schedule 3.14 sets forth a list of all bank accounts, safe deposits or lock boxes the Company maintains and the names of all Persons authorized to draw on or to have access to such account, safe deposit or lock box.

Section 3.15.    Surety Bonds and Credit. Except as set forth in Schedule 3.15, neither Seller nor the Company has any obligation to post any surety bond, letter of credit, guarantee or other form of support (credit or otherwise) in respect of the Company or the Business.
Section 3.16.    Employees. Except as set forth on Schedule 3.16:
(a)    The Company has no employees and has never had any employees, and, to Seller’s Knowledge, no fact or circumstance exists or has existed that could cause the Company to be or have been deemed a co-employer of any employees.
(b)    Except as provided by Law, the employment of all Business Employees (as defined below) by any Employer (as defined below) is terminable at will without liability for severance or other similar payments to Seller’s Knowledge. To Seller’s Knowledge, (i) no Person is a party to any labor agreement with respect to any Business Employee with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice representing any Business Employees, and (ii) no Person has experienced any attempt by organized labor or its representatives to make any Employer conform to demands of organized labor relating to any Business Employees or to enter into a binding agreement with organized labor that would cover any Business Employees. There is no labor strike or labor disturbance pending or, to the best of Seller’s Knowledge, threatened nor is any grievance currently being asserted, and no Person has experienced a work stoppage or other labor difficulty, is not and has not engaged in any unfair labor practice, and there are no complaints pending before the National Labor Relations Board or any similar state or local labor agency, in each case with respect to any Business Employees. With respect to the Business, Seller and its Affiliates and each Employer has complied in all material respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings to Seller’s Knowledge.
Section 3.17.    No Indebtedness. Neither the Company nor CCR Pipeline has any Indebtedness.
Section 3.18.    Related Party Transactions. Except as set forth on Schedule 3.18, the Company is not bound by any Contract requiring any material ongoing work to be performed or any material services to be provided (each, a “Related Party Contract”) (i) to which any of the Seller Members, Seller, a Non-Company Affiliate, an officer or director of the Company, or any immediate family member of any of the foregoing Persons, is a party or beneficiary (collectively, the “Covered Persons”) or (ii) in which any Covered Person has an interest in any property used by the Company.
Section 3.19.    No Bankruptcy. There are no bankruptcy Proceedings pending against, being contemplated by or, to the Seller’s Knowledge, threatened against the Company.

Section 3.20.    Broker’s Commissions. Except for the fees referenced in Transaction Expenses and which will be paid at or prior to Closing pursuant to Section 6.01(c), the Company has not, directly or indirectly, entered into any Contract with any Person that would obligate the Company to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated herein.

Section 3.21.    Commercial Counterparties. Schedule 3.21(a) identifies each customer, supplier or other commercial counterparty of the Company or CCR Pipeline, in each case to or from whom the Company has made or received payments comprising (or that are reasonably expected to comprise) an aggregate amount greater than $100,000 in calendar year 2015 (“Commercial Counterparties”). Except as set forth on Schedule 3.21(b), neither the Company nor the Seller, nor any of their respective Affiliates, has received any written notice, or to Seller’s Knowledge any verbal notice, from any Commercial Counterparty terminating, materially modifying or reducing, or intending to terminate, materially modify or reduce, their business relationship with the Company or CCR Pipeline.
Section 3.22.    Sufficiency of Assets. The Company owns, and immediately following the Closing the Company will own, all of the Assets necessary or required to permit the Buyer, upon the acquisition of the Company Interests at the Closing, to carry on the Business in substantially the same manner as historically conducted by Seller prior to the Closing.
Section 3.23.    Books and Records. The minute books of the Company contain records of certain meeting, and actions taken by written consent of, the members and the boards of directors of the Company and CCR Pipeline. All such minute books are in the possession of the Company.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby represents and warrants (subject to any disclosures in the Schedules) to Buyer as of the Effective Date and as of the Closing Date as follows:
Section 4.01.    Organization; Good Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.
Section 4.02.    Authority. Seller has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement, and the performance by Seller of its obligations hereunder, have been duly and validly authorized by all necessary limited liability company action. This Agreement has been duly and validly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms and conditions, except that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.
Section 4.03.    Ownership of the Company Interests. Seller has good, valid and marketable title to the Company Interests and owns beneficially and of record the Company Interests, free and clear of all Liens other than those under state or federal securities Laws or the Company’s Charter Documents. Seller is not party to (i) any option, warrant, purchase right or other Contract (other than this Agreement) that could require either Seller or, after the Closing, the Buyer or any of their respective Affiliates, to sell, transfer or otherwise dispose of any Company Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer (other than this Agreement) of any Company Interests.

Section 4.04.    No Conflicts; Consents and Approvals. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations under this Agreement, do not and will not:
(a)    violate or result in a breach its Charter Documents;
(b)    violate or result in a default under any material Contract to which Seller is a party, except for any such violation or default which would not reasonably be expected to result in a material impairment on Seller’s ability to perform its obligations hereunder;
(c)    assuming the HSR Approval has been received, obtained or given, violate or result in a breach of any Law applicable to Seller, except for such violations or breaches as would not be material; or
(d)    assuming the HSR Approval has been received, obtained or given, require any consent or approval of any Governmental Authority under any Law applicable to Seller, other than immaterial consents or approvals.
Section 4.05.    Legal Proceedings. There is no Proceeding pending or, to Seller’s Knowledge, threatened, against Seller or any of the assets or properties of Seller before or by any Governmental Authority, which seeks a writ, judgment, order or decree restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement.
Section 4.06.    No Bankruptcy. There are no bankruptcy Proceedings pending against, being contemplated by or, to the Seller’s Knowledge, threatened against Seller.
Section 4.07.    Broker’s Commissions. Except for the fees referenced in Transaction Expenses, Seller has not, directly or indirectly, entered into any Contract with any Person that would obligate the Company to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated herein.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to Seller as of the Effective Date and as of the Closing Date as follows:
Section 5.01.    Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of State of Delaware. Each of USDP and USDP GP is a limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of Delaware.
Section 5.02.    Authority; Valid Issuance.
(a)    Buyer has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement, and the performance by Buyer of its obligations hereunder, have been duly and validly authorized by all necessary limited liability company action. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller) constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms and conditions, except that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.
(b)    When issued and delivered to Cogent pursuant to this Agreement, the MLP Common Units will be duly authorized, validly issued, fully paid (to the extent required by the USDP Organizational Documents), free of any Liens and, subject to the Laws of the State of Delaware, non-assessable and will not be issued in violation of any purchase option, call option, right of first refusal, preemptive right or other similar right. Upon issuance and delivery of the MLP Common Units to Cogent, Cogent will be admitted to USDP as a limited partner.
Section 5.03.    Capitalization.
(a)    As of the date hereof: (i) 10,213,545 MLP Common Units were issued and outstanding (other than the MLP Common Units to be issued and delivered at Closing) and 1,654,167 MLP Common Units were reserved for issuance under USDP’s employee benefit plans and equity compensation plans, of which approximately 370,418 MLP Common Units were subject to issuance upon the vesting of outstanding phantom units.
(b)     Except as set forth on Schedule 5.03, none of the following are issued, reserved for issuance or outstanding:
(i)    Equity Interests of USDP;
(ii)    interests of USDP convertible into, or exchangeable or exercisable for Equity Interests of USDP; or
(iii)    options, warrants, calls, rights, commitments or Contracts to which USDP is a party or by which it is bound, in any case obligating USDP to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, Equity Interests of USDP, or obligating USDP to grant, extend or enter into any such option, warrant, call, right, commitment or Contract.
(c)    All of the limited partner interests in USDP are duly authorized and validly issued in accordance with the USDP Organizational Documents, and are fully paid (to the extent required in the USDP Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act) and were not issued in violation of any purchase option, call option, rights of first refusal, preemptive right or other similar right of any Person.
(d)    Except as set forth on Schedule 5.03(d), there is no outstanding Indebtedness of USDP having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on matters required to be submitted to holders of Equity Interests of USDP.
(e)    USDP GP is the sole general partner of USDP. USDP GP is the sole record and beneficial owner of the general partner interest in USDP (the “USDP General Partner Interest”), and such USDP General Partner Interest has been duly authorized and validly issued in accordance with the USDP Partnership Agreement.

Section 5.04.    No Conflicts; Consents and Approvals. The execution and delivery by Buyer of this Agreement, and the performance by Buyer of its obligations under this Agreement, do not and will not:
(a)    violate or result in a breach of its Charter Documents;
(b)    violate or result in a default under any material Contract to which Buyer is a party, except for any such violation or default which would not reasonably be expected to result in a material impairment on Buyer’s ability to perform its obligations hereunder;
(c)    assuming the HSR Approval has been received, obtained or given, violate or result in a breach of any Law applicable to Buyer, except for such violations or breaches as would not be material; or
(d)    assuming the HSR Approval has been received, obtained or given, require any consent or approval of any Governmental Authority under any Law applicable to Buyer, other than immaterial consents or approvals.
Section 5.05.    Legal Proceedings. There is no Proceeding pending or, to Buyer’s knowledge, threatened, against Buyer or any of the assets or properties of Buyer before or by any Governmental Authority, which seeks a writ, judgment, order or decree restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement.
Section 5.06.    Acquisition as Investment. Buyer is acquiring the Company Interests for its own account as an investment without the present intent to sell, transfer or otherwise distribute the same to any other Person in violation of any state or federal securities laws. Buyer has made, independently and without reliance on Seller (except to the extent that Buyer has relied on the representation, warranties, covenants and agreements in this Agreement), its own analysis of the Company Interests, the Company and its Assets for the purpose of acquiring the Company Interests, and Buyer has had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations. Buyer acknowledges that the Company Interests are not registered pursuant to the 1933 Act and that none of the Company Interests may be transferred, except pursuant to an effective registration statement or an applicable exemption from registration under the 1933 Act. Buyer is an “accredited investor” as defined under Rule 501 promulgated under the 1933 Act.
Section 5.07.    Financial Resource; Solvency.
(a)    Buyer has sufficient cash on hand, available lines of credit or other sources of immediately available funds to enable it (i) to pay the Purchase Price and (ii) to otherwise perform its obligations under this Agreement.
(b)    Immediately after giving effect to the transactions contemplated by this Agreement, Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, Buyer shall have adequate capital to carry on its businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer or any of its Affiliates.

Section 5.08.    Opportunity for Independent Investigation. Buyer is an experienced and knowledgeable investor in the United States. Buyer has conducted its own independent review and analysis of the Business and of the Assets, liabilities, results of operations, financial condition, technology and prospects of the Company and acknowledges that Buyer has been provided access to personnel, properties, premises and records of the Company for such purpose. In entering into this Agreement, Buyer has relied solely upon the representations, warranties, covenants and agreements contained herein and upon its own investigation and analysis of the Company, the Assets of the Company and the Business (such investigation and analysis having been performed by Buyer), and Buyer:
(a)    acknowledges and agrees that it has not been induced by and has not relied upon any Due Diligence Information, representations, warranties or statements, whether oral or written, express or implied, made by Seller, the Company or any of their Representatives, Affiliates or agents except for the representations and warranties expressly set forth in this Agreement and in the Exhibits hereto;
(b)    acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement and those items delivered to Buyer pursuant to Section 2.04 and Section 7.03, none of Seller, the Company or any of their Representatives, Affiliates or agents makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or its Representatives, Affiliates or agents, including any information, document or material provided or made available, or statements made, to Buyer (including its Representatives, Affiliates and agents) during site or office visits, in any “data rooms,” management presentations or supplemental due diligence information provided to Buyer (including its Representatives, Affiliates and agents), in connection with discussions with management or in any other form in expectation of the transactions contemplated by this Agreement (collectively, the “Due Diligence Information”);
(c)    acknowledges and agrees that (i) the Due Diligence Information includes certain projections, estimates and other forecasts and certain business plan information, (ii) there are uncertainties inherent in attempting to make such projections, estimates and other forecasts and plans and Buyer is aware of such uncertainties, and (iii) Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, estimates and other forecasts and plans so furnished to it and any use of or reliance by Buyer on such projections, estimates and other forecasts and plans shall be at its sole risk; and
(d)    agrees, to the fullest extent permitted by Law, that Seller, the Company (except as expressly provided herein), and the Seller Members, and the Representatives, Affiliates or agents of the foregoing, shall not have any liability or responsibility whatsoever to Buyer or its Representatives, Affiliates or agents on any basis (including in contract or tort, under federal or state securities laws or otherwise) resulting from the furnishing to Buyer, or from Buyer’s use of, any Due Diligence Information, except, in the case of Seller, for liability or responsibility of the Seller for the representations and warranties expressly set forth in this Agreement and those items delivered to Buyer pursuant to Section 2.04 and Section 7.03.
Section 5.09.    No Bankruptcy. There are no bankruptcy Proceedings pending against, being contemplated by or, to Buyer’s knowledge, threatened against Buyer, USDP or USDP GP.
Section 5.10.    Broker’s Commissions. Buyer has not, directly or indirectly, entered into any Contract with any Person that would obligate Buyer or any of its Affiliates to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated herein.

ARTICLE VI
COVENANTS
Section 6.01.    Interim Period Operations.
(a)    Except as required or expressly permitted hereby, or as consented to by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), or as otherwise set forth in Schedule 6.01, during the Interim Period, Seller will cause the Company to operate in the ordinary course of business consistent with past practice and in material compliance with all applicable Laws. Without limiting the foregoing, except as otherwise required or permitted hereby or required by applicable Law, Seller will cause the Company not to undertake any of the following during the Interim Period without the consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):
(i)    adopt any change in its Charter Documents;
(ii)    fail to maintain its limited liability company existence, or consolidate with any other Person or acquire (by merger, consolidation, acquisition of stock or Assets or otherwise) the Assets of any other Person;
(iii)    sell, transfer or otherwise dispose of any Assets of the Company, other than dispositions of obsolete, immaterial or worthless Assets;
(iv)    split, combine or reclassify any Equity Interests in the Company;
(v)    transfer, issue, sell or otherwise dispose, or repurchase, redeem or otherwise acquire, any Equity Interests in the Company;
(vi)    liquidate, dissolve, recapitalize, reorganize or otherwise wind up all or any portion of the Business;
(vii)    purchase any securities or assets of any Person;
(viii)    enter into any Contract that would be a Material Contract;
(ix)    make any loans, advances or capital contributions to, or investments in, any other Person;
(x)    incur (or enter into any agreement for the incurrence of) any Indebtedness;
(xi)    cancel or compromise any debt or claim or waive or release any material right of the Company that could be reasonably expected (due to the nature of the claims involved or the scope of their applicability to the Business or the Company’s operations) to involve amounts of $75,000 or more in value;
(xii)    settle or compromise any action, suit, investigation or proceeding against the Company that could be reasonably expected (due to the nature of the claims involved or the scope of their applicability to the Business or the Company’s operations) to involve amounts of $125,000 or more in value, except for any cases in which the amount paid in settlement does not exceed the amount reserved against such matter in the Financial Statements (or the notes thereto);

(xiii)    except as may be required to meet the requirements of GAAP, change any accounting method or practice in a manner that is inconsistent with past practice;
(xiv)    make any settlement of or compromise any Tax Claim, change any Tax election or Tax method of accounting, make any new Tax election, adopt any new Tax method of accounting, file any amended Tax Return or consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes; in each case, in a way that would materially and adversely affect the Company after the Closing;
(xv)    fail to maintain insurance coverage substantially equivalent to its existing insurance coverage of the Company’s Assets as in effect on the Effective Date unless such insurance coverage is not available on commercially reasonable terms;
(xvi)    fail to comply in all material respects with applicable Laws;
(xvii)    make any commitment for any capital expenditure greater than $100,000 to be made following the date hereof other than as set forth on Schedule 6.01(a);
(xviii)    declare or pay any non-cash dividend or distribution to Seller or any of its Affiliates; or
(xix)    agree or commit to do any of the foregoing.
(b)    Notwithstanding the foregoing, the Company may take commercially reasonable actions with respect to emergency situations; provided that Seller shall cause the Company to promptly inform Buyer of any such actions taken outside the ordinary course of business.
(c)    Schedule 6.01(c) sets forth all of the accounts payable and/or accounts receivable between the Company, on the one hand, and a Non-Company Affiliate, on the other hand, as of the Effective Date (collectively, the “Affiliate Payables”). Notwithstanding anything in this Agreement to the contrary, at or prior to Closing, Seller, and not the Company, will pay all Transaction Expenses and Seller may cause the Affiliate Payables to be paid in full.
(d)    Notwithstanding the foregoing in this Section 6.01 and except as otherwise provided in Section 9.01, (i) the Company may pay cash dividends, and/or make cash distributions to Seller, the Seller Members or their Affiliates and (ii) to the extent any cash remains in the Company as of immediately prior to the Closing, the Company may cause any or all of such cash to be distributed to Seller, the Seller Members or their Affiliates, in each case of the foregoing clauses (i) and (ii) without any reduction in or set off to the Purchase Price. Furthermore, to the extent cash (other than any cash received by the Company as insurance proceeds pursuant to Section 9.01(f)) remains in the Company as of the Closing and has not been distributed to Seller, the Seller Members or their Affiliates prior to the Closing, then Buyer shall cause the Company promptly to distribute such all cash to Seller immediately after Closing without any reduction in or set off to the Purchase Price.
(e)    Notwithstanding the foregoing in this Section 6.01, Seller shall cause the Company to make the capital expenditures during the Interim Period set forth on Schedule 6.01(e).
Section 6.02.    Access of Buyer.

(a)    During the Interim Period, Seller will cause the Company to provide Buyer and its Representatives with reasonable access, upon reasonable prior notice and during normal business hours, to the Company’s Assets and officers and employees who have significant responsibility for the Company’s Assets, but only to the extent that such access does not unreasonably interfere with the Business or the safe commercial operations of the Company’s Assets; provided, however, that (A)  Seller shall have the right to have a Representative present for any communication with the Facility Operators and their Representatives regarding the Company’s operation of the Business, (B) Buyer shall and shall cause its Representatives to observe and comply with all health, safety and security requirements of the Company, and (C) Buyer shall have the right to conduct commercially reasonable and appropriately focused Phase II environmental testing of any and all recognized environmental conditions, including any historical recognized environmental conditions, controlled recognized environmental conditions and investigations of any potential Release identified in a Phase I Environmental Site Assessment conducted by Buyer, Seller or any of their respective Affiliates with respect to any Assets or Real Property (such Phase I or Phase II reports collectively referred to as Buyer’s “Environmental Assessment”); provided, that Buyer agrees to the contemporaneous sharing of the results of such Environmental Assessment (including preliminary lab data and draft reports to the extent available to Buyer and not previously available to Seller) with Seller; provided, further, that Buyer shall not conduct any unreasonably intrusive environmental sampling or testing or unreasonably interfere with the Company’s ongoing operations. Buyer shall hold in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreement, provided, however, that if the Confidentiality Agreement was executed by an Affiliate of Buyer, then Buyer hereby agrees to be bound by and to comply with the terms and conditions of such Confidentiality Agreement. Notwithstanding the foregoing, Buyer shall have no right of access to, and none of Seller, the Company or any of their Affiliates shall have any obligation to provide any information, the disclosure of which (1) would reasonably be expected in the opinion of counsel to jeopardize any legal privilege available to Seller, the Company or any of their Affiliates, (2) would cause Seller, the Company or their Affiliates to breach a confidentiality obligation, or (3) would result in a violation of Law.
(b)    Buyer agrees to indemnify and hold harmless Seller, the Company, their Affiliates and any of their respective Representatives for any and all liabilities, losses, costs or expenses incurred by Seller, the Company, any of their Affiliates or their respective Representatives arising out of the access rights under this Section 6.02, including any Claims by any of Buyer’s Representatives for any injuries or property damage while accessing any Assets purported to be held or used by Seller or the Company, except to the extent caused by the gross negligence or willful misconduct of Seller, the Company or their respective Representatives.
(c)    Buyer may contact customers or potential customers of the Company, provided that Buyer may only do so with the prior written consent of Seller (which consent may be withheld by Seller in its sole discretion).
Section 6.03.    Regulatory and Other Approvals. From the Effective Date until Closing (the “Interim Period”):
(a)    Each of Seller and Buyer shall, and Seller shall cause the Company to, use commercially reasonable efforts to obtain as promptly as practicable all consents and approvals that are required of it in order to consummate the transactions contemplated hereby; provided that for purposes of clarification, the obtaining of such consents and approvals shall not be a condition to the Closing except to the extent expressly set forth in Section 7.05 or Section 8.05, as applicable.
(b)    In connection with any required filings or approvals or consents of Governmental Authorities, Seller and Buyer shall, and Seller shall cause the Company to, cooperate in good faith with

Governmental Authorities and undertake promptly any reasonably necessary actions required to complete lawfully the transactions contemplated by this Agreement; provided, that neither Party will be required to divest any of its or its Affiliates’ assets in connection with these actions.
(c)    Each Party shall provide prompt notification to the other when it becomes aware that any consent or approval referred to in this Section 6.03 is obtained, taken, made, given or denied, as applicable.
(d)    In furtherance of the foregoing covenants:
(i)    Each of Buyer and Seller shall submit as soon as practicable, but in no event later than 10 Business Days after the execution hereof, filings under the HSR Act. The Persons making such filings shall request early termination of any applicable HSR Act waiting period, shall promptly furnish each other with copies of any notices, correspondence or other written communication received from the relevant Governmental Authority, shall promptly make any necessary or advisable subsequent or supplemental filings or submissions required or requested by the relevant Governmental Authority and shall, to the extent reasonably necessary and appropriate, cooperate with one another in the preparation of such filings or submissions.
(ii)    Buyer and Seller shall not, and shall cause their respective Affiliates not to, take any action that could reasonably be expected to adversely affect the approval of any Governmental Authority of any of the filings referred to in this Section 6.03.
(iii)    Each of Buyer and Seller shall bear one-half of the cost of all filing or application fees payable to any Governmental Authority with respect to the transactions contemplated by this Agreement, regardless of whether Buyer, Seller, the Company or any of their Affiliates is required to make the payment.
Section 6.04.    Tax Matters.
(a)    With respect to any Tax Return that is required to be filed by the Company after the Closing Date with respect to a Pre-Closing Period, Seller shall prepare or cause to be prepared such Tax Return. With respect to any Tax Return that is required to be filed by the Company after the Closing Date with respect to a Straddle Period, Buyer shall prepare or cause to be prepared such Tax Return. All such Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise provided in this Agreement or otherwise required by applicable Law. Reasonably in advance of the due date (including extensions) for filing each Tax Return for a Pre-Closing Period or for a Straddle Period, the Party responsible for preparing such Tax Return shall deliver a copy of such Tax Return to the Other Party for its review and reasonable comment. The Party responsible for preparing such Tax Return shall consider in good faith any such comments received from the Other Party not less than 15 days prior to the due date (including extensions) for filing such Tax Return. Seller shall deliver to Buyer a final copy of each Tax Return that Seller is obligated to prepare or cause to be prepared pursuant to this Section 6.04(a) not less than seven days prior to the due date for such Tax Return, and Buyer shall deliver to Seller a final copy of each Tax Return that Buyer is obligated to prepare or cause to be prepared pursuant to this Section 6.04(a) promptly after filing. Buyer shall cause each Tax Return that is the subject of this Section 6.04(a) to be timely filed and shall timely pay the Taxes shown due thereon; provided that not later than five Business Days prior to the due date for the payment of Taxes with respect to any such Tax Return, Seller shall pay to Buyer the amount of Seller Taxes owed with respect to such Tax Return. The Parties agree that, notwithstanding any other provision herein, all deductions that may be claimed by the Company with respect to the payment of Transaction Expenses shall be allocated to Pre-Closing Periods (or, if applicable, to the portion of any Straddle Period ending on the Closing Date), and for the avoidance of doubt all such deductions shall be allocated by the Company entirely to Seller, in each case, except as otherwise required by applicable Law. To the extent a liability accrued for Taxes in determining the Net Working Capital exceeds the amount due and payable with respect to such Taxes, as determined on the due date for payment of such Taxes, Buyer shall pay to Seller the amount of such excess on such due date.
(b)    For purposes of this Agreement, the portion of any Tax that is attributable to a Pre‑Closing period or the portion of the Straddle Period ending on the Closing Date shall be:
(i)    in the case of Taxes that are either (A) based upon or related to income or receipts or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the applicable taxable period ended with (and included) the close of business on the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period; and
(ii)    in the case of Taxes that are imposed on a periodic basis with respect to the Assets of the Company, deemed to be the amount of such Taxes for the entire Straddle Period, multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.
provided, however, that Taxes shall be treated as due for the period during which the base of such Taxes are determined without regard to whether the payment of such Taxes provides the right to business or other benefits for another period, and Taxes attributable to any event occurring on the Closing Date but after the Closing which is precipitated by the Buyer or its Affiliates and is not in the ordinary course of business of the Company shall be attributed to the Tax period (or portion thereof) beginning after the Closing Date.
(c)    Each of Buyer and Seller shall be liable for and pay, and pursuant to Article XI shall indemnify and hold harmless the other Party from and against any and all Losses incurred by such Party in connection with or arising from, one-half of the amount of any and all sales Tax, use Tax, stamp Tax, transfer Tax, conveyance, registration or other similar Tax imposed on the transactions contemplated by this Agreement.
(d)    After the Closing, Seller and Buyer shall (and shall cause their respective Affiliates to):
(i)    assist the Other Party in preparing any Tax Returns which such Other Party is responsible for preparing and filing in accordance with Section 6.04(a), and in connection therewith, provide the Other Party with any necessary powers of attorney;
(ii)    cooperate fully in preparing for and defending any audits of, or disputes with Taxing Authorities regarding, any Tax Returns of the Company;
(iii)    make available to the other and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of the Company; and
(iv)    furnish the other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to the Company.

(e)    After the Closing, no amended Tax Return with respect to a Pre-Closing Period or Straddle Period shall be filed by or on behalf of the Company without the prior written consent (such consent not to be unreasonably conditioned, withheld or delayed) of Seller.
(f)    The parties agree that the transactions contemplated by this Agreement will be treated, in part, as the purchase and sale of the Assets of the Company, and in part, as a contribution of the Assets of the Company to Buyer qualifying for nonrecognition of gain or loss under Section 721 of the Code, for U.S. federal income tax purposes (and any applicable state or local taxes that follow the U.S. federal income tax treatment). Within 90 days after the Closing Date, Buyer shall prepare or cause to be prepared an allocation schedule (the “Allocation Schedule”), allocating the portion of the Purchase Price paid in cash (plus any other amounts that are required to be taken into account as consideration for the purchase and sale of the Assets of the Company contemplated under this Agreement for U.S. federal income tax purposes) among the Company’s Assets in a manner consistent with Section 1060 of the Code and Treasury Regulations thereunder. Buyer shall deliver the Allocation Schedule to Seller as soon as practicable after the Closing Date for Seller’s review and reasonable comments. Within 30 days after receiving such Allocation Schedule, Seller shall notify Buyer in writing if Seller has any objections to the allocations on the Allocation Schedule and shall specify the basis for any such objections. If Seller does not notify Buyer of any objection to the Allocation Schedule, then it shall be deemed agreed to by Buyer and Seller and the Allocation Schedule shall be final and binding. If Seller objects to any allocations on the Allocation Schedule, then Buyer and Seller shall negotiate in good faith to resolve any disagreement regarding the Allocation Schedule as soon as practicable (taking into account the due date of any Tax Returns on which the allocation set forth in the Allocation Schedule is required to be reflected) and shall memorialize the agreed allocation in a final Allocation Schedule, which shall be final and binding. The final Allocation Schedule shall be revised to take into account subsequent adjustments to the Purchase Price, including any Working Capital Adjustment and any indemnification payments (which shall be treated for U.S. federal income Tax purposes, to the extent permitted under applicable Law, as adjustments to the Purchase Price), in accordance with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder.
(g)    Buyer and Seller shall report and file Tax Returns in all respects consistent with the Allocation Schedule. None of Buyer, Seller, the Company or their respective Affiliates shall take any position for U.S. federal income Tax purposes (whether in audits, Tax Returns or otherwise) that is inconsistent with the Allocation Schedule unless required to do so by applicable Law. If any Taxing Authority disputes the allocation set forth in the Allocation Schedule, the Party receiving notice of the dispute shall promptly notify the Other Party of such dispute and the Parties shall cooperate in good faith in responding to such dispute in order to preserve the effectiveness of the allocation set forth in the Allocation Schedule.
(h)    Notwithstanding anything to the contrary in Section 11.05, the following shall apply to any Tax Claim for which Seller could have liability pursuant to this Agreement (an “Indemnified Tax Claim”): Buyer shall promptly notify Seller in writing upon receipt by Buyer, the Company or any of their Affiliates, of notice of any pending or threatened Indemnified Tax Claim; provided, however, that the failure to so notify shall not relieve Seller of any liability hereunder except to the extent Seller is actually prejudiced thereby. Seller shall have the right to represent the Company’s interests in any such Indemnified Tax Claim, and Seller shall have the right to employ counsel of its choice, and to control the defense of such Indemnified Tax Claim at Seller’s cost; provided, however, that Seller shall keep Buyer reasonably informed of the progress of any such audit or other proceeding and shall not settle any such Indemnified Tax Claim without the prior written consent of Buyer, which consent may not be unreasonably withheld, conditioned or delayed.
(i)    To the extent permitted by applicable Law, Buyer and Seller agree to report each indemnification payment made in respect of a Loss as an adjustment to the Purchase Price for U.S. federal income tax purposes (and for purposes of any applicable state or local taxes that follow the U.S. federal income tax treatment).
Section 6.05.    Public Announcements. The Parties will maintain the confidentiality of this Agreement and its terms except that any Party may disclose this Agreement or any of its terms (a) to any of the following if the recipient of such information is advised of the confidentiality obligations relating to such information: (1) any direct and indirect holders of Equity Interests in such Party or any Affiliate of such Party and (2) any potential lender to such Party, and (b) if, in the reasonable opinion of the Party making such disclosure after receiving advice from such Party’s legal counsel, such disclosure is required by Law, any listing agreement with any securities exchange or any securities exchange regulation. The Parties will consult with each other prior to issuing any publication or press release of any nature with respect to this Agreement or the transactions contemplated hereby and shall not make or issue, or cause to be made or issued, any such publication or press release prior to such consultation and without the prior written consent of the Other Party (which consent will not be unreasonably withheld or delayed) except to the extent, but only to such extent, that, in the opinion of the Party issuing such publication or press release, such announcement or statement may be required by Law, any listing agreement with any securities exchange or any securities exchange regulation, in which case the Party proposing to issue such publication or press release shall use its commercially reasonable efforts to consult in good faith with the Other Party before issuing any such publication or press release and shall reasonably cooperate with the Other Party in good faith with respect to the timing, manner and content of disclosure. Notwithstanding anything to the contrary contained in this Agreement (including, for the avoidance of doubt, the other provisions of this Section 6.05), to the extent required by applicable Law, USDP shall be permitted to describe the material terms of this Agreement in, and file this Agreement as an exhibit to, any report required to be filed with the SEC pursuant to applicable federal securities laws.
Section 6.06.    Confidentiality.
(a)    Each of the Parties agrees hereby to be bound by and to comply with the terms and conditions of the Confidentiality Agreement from and after the Closing as if such Party and such Other Party were each party to the Confidentiality Agreement and, regardless of any termination of the Confidentiality Agreement pursuant to its terms upon or following the Effective Date, covenants and agrees to keep confidential, in accordance with the terms and conditions of the Confidentiality Agreement (in the event that the Confidentiality Agreement has terminated pursuant to its terms, as if the Confidentiality Agreement were still in full force and effect), information provided to or received from, as applicable, the Other Party pursuant to this Agreement as if such information constituted Confidential Information pursuant to such Confidentiality Agreement; provided, however, that if the Confidentiality Agreement was executed by an Affiliate of a Party, then such Party hereby agrees to be bound by and to comply with the terms and conditions of such Confidentiality Agreement applicable to such Affiliate and such Party shall be a beneficiary of the rights under such Confidentiality Agreement that are for the benefit of such Affiliate; provided, further, that, for the avoidance of doubt, to the extent required by applicable Law, USDP shall be permitted to describe the material terms of this Agreement in, and file this Agreement as an exhibit to, any report required to be filed with the SEC pursuant to applicable federal securities laws.
(b)    From and after the Closing for a period of two years, Seller shall, and shall cause its Affiliates to, hold, and shall use its commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that Seller can show that such information (i) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives or (ii) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not known to Seller to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any confidential information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed; provided, however, that Seller shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.
Section 6.07.    D&O Coverage. Prior to the Closing, the Company shall purchase, at Seller’s expense, a “tail” policy of directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Closing with respect to those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy on the same terms and scope with respect to such coverage, and amount, for such individuals for six years after the Closing.
Section 6.08.    Termination of Agreements with Seller and Non-Company Affiliates; Insurance. Prior to the Closing, the Company will cause all Related Party Contracts to terminate, other than directors’ and officers’ indemnity obligations and any reimbursements or current pay. Buyer acknowledges that all Policies shall have been terminated at the Closing and that, following the Closing, Buyer shall be solely responsible for procuring insurance for the Business and for paying all premiums thereunder. If Buyer, the Company or any of their Affiliates receive any refunds for premiums paid prior to the Closing Date pursuant to any of the Policies which amounts thereof have not previously been credited to Seller pursuant to Section 2.06, then Buyer shall pay to Seller all such amounts within five Business Days following the receipt of such amounts.
Section 6.09.    Escrow.
(a)    The Parties agree that they will use their respective commercially reasonable efforts to cause the Escrow Agent to return at the Closing a duly executed counterpart executed by Escrow Agent of the Escrow Agreement.
(b)    Buyer is entitled to all or a portion of the Escrowed Cash to the extent required to fulfill any obligations of Seller under Section 2.06(c), Section 2.07 or Section 11.02 and shall be treated as the owner of any amounts held by the Escrow Agent pursuant to the Escrow Agreement except to the extent such amounts are actually distributed to Seller. To the extent funds are due to Buyer, Buyer and Seller shall jointly instruct the Escrow Agent to release such funds to Buyer. In the event there is a dispute regarding the amount of funds to be released from the Escrow Account, only that portion of the funds in dispute shall be held back and not released until resolution of the dispute. If any Escrowed Cash (or interest thereon) remains in the Escrow Account on the 18-month anniversary of the Closing Date, the Parties shall execute and deliver to the Escrow Agent joint written instructions promptly to deliver all amounts against which there is no indemnity Claim of Buyer then still unresolved by wire transfer of immediately available funds to Seller in accordance with the directions of Seller; provided that, if any Third Party Credit Amount remains outstanding as of such 18-month anniversary date, then the aggregate amount of such Third Party Credit Amount shall be retained in the Escrow Account until the 24-month anniversary of the Closing Date and, if not used as of such 24-month anniversary date, shall be released to Seller upon such 24-month anniversary date.

Section 6.10.    Exclusive Agreement. Notwithstanding anything to the contrary in the Exclusivity Agreement and subject to the following sentence in this Section 6.10, Buyer and Seller agree that the Exclusivity Agreement shall terminate upon the date hereof. Until this Agreement is terminated, each of Buyer and Seller agrees to be bound by the provisions contained in the second paragraph of the Exclusivity Agreement (as if the Exclusivity Agreement were still in full force and effect) and Seller agrees to instruct the Seller Members party thereto to execute documentation pursuant to which each such Seller Member agrees to be bound by such provisions.
Section 6.11.    Further Assurances.Section 6.11.    Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at any Party’s request and without further consideration, the Other Party shall (and in the case of Buyer, Buyer shall and shall cause the Company, as applicable, to) execute and deliver to such Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as such Party may reasonably request in order to consummate the transactions contemplated by this Agreement.
Section 6.12.    Audits and Filings.
(a)    From and after the date of this Agreement and prior to the Closing, Seller shall, and shall direct its Affiliates, partners, members, shareholders, owners, officers, directors, managers, employees, agents and Representatives to, cooperate reasonably with Buyer, its Affiliates and their respective agents and Representatives in connection with compliance with Buyer’s and its Affiliates’ Tax, financial or other reporting requirements and audits, including (i) any filings with any Governmental Authority and (ii) any filings that may be required by the United States Securities and Exchange Commission (the “SEC”), under securities laws applicable to Buyer and its Affiliates, including the filing by Buyer or its Affiliates with the SEC of one or more registration statements to register any securities of Buyer or its Affiliates under the Securities Act or of any report required to be filed by Buyer or its Affiliates under the Exchange Act (collectively, the “Filings”). Further, from and after the date of this Agreement and prior to the Closing, Seller shall, and shall direct its Affiliates to, make available to Buyer and its Affiliates and their agents and Representatives any and all books, records, information and documents that are attributable to the Assets in Seller’s or such Affiliates’ possession or control reasonably required by Buyer, its Affiliates and their agents and Representatives in order to prepare for Buyer or its Affiliates, if required, in connection with such Filings, financial statements relating to the Assets or to the Seller or its Affiliates meeting the requirements of Regulation S-X under the Securities Act, along with any documentation attributable to the Assets or otherwise relating to Seller or its Affiliates required to complete any audit associated with such financial statements.
(b)    Without limiting the generality of Section 6.12(a), from and after the date of this Agreement and prior to the Closing, Seller shall, and shall direct its Affiliates to, cooperate with the independent auditors chosen by Buyer (“Buyer’s Auditor”) in connection with any audit by Buyer’s Auditor of any financial statements of the Assets or of Seller or its Affiliates that Buyer or any of its Affiliates requires to comply with the requirements of federal securities laws or other Tax, financial or reporting requirements. Such cooperation will include (i) reasonable access to Seller’s officers, managers, employees, agents and Representatives who were responsible for preparing or maintaining the financial records and work papers and other supporting documents used in the preparation of such financial statements as may be required by Buyer’s Auditor to perform an audit or conduct a review in accordance with generally accepted auditing standards or to otherwise verify such financial statements, (ii) delivery of one or more customary representation letters from Seller to Buyer’s Auditor that are reasonably requested by Buyer to allow such auditors to complete an audit (or review of any financial statements), and to issue an opinion acceptable to

Buyer’s Auditor with respect to an audit or review of those financial records required pursuant to this Section 6.12(b) and (iii) using reasonable efforts to obtain the consent of the independent auditor(s) of Seller that conducted any audit of such financial statements to be named as an expert in any report filed by Buyer with the SEC. Buyer will reimburse Seller, within ten Business Days after demand in writing therefor, for any reasonable out-of-pocket costs incurred by Seller or its Affiliates in complying with the provisions of this Section 6.12(a) and/or (b).
(c)    For a period of 18 months following the Closing, Seller shall, and shall cause its Affiliates to, retain all books, records, information and documents in its or its Affiliates’ possession that are necessary to prepare and audit financial statements with respect to the Assets or otherwise relating to Seller or its Affiliates, except to the extent originals or copies thereof are transferred to Buyer in connection with Closing.
Section 6.13.    Non-Competition; Non-Solicitation.
(a)    Non-Competition. From the Closing Date until the third anniversary thereof, Seller shall not, directly or indirectly, own, manage, operate, control, consult, become employed by or participate in any manner in the ownership, management, operation or control of, or consulting to, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in any aspect of a Competitive Business within the Restricted Territory, except that Seller and its Affiliates shall not be restricted from acquiring, directly or indirectly, less than 1% of the outstanding capital stock of any publicly traded company engaged in a Competitive Business.
(b)    Non-Interference with Customers and Suppliers. From the Closing Date until the third anniversary thereof, Seller shall not cause, induce or encourage, any actual or prospective customer, supplier or licensor of the Company or CCR Pipeline or any other Commercial Counterparty to terminate or modify any such relationship, in each case, within or with respect to the Restricted Territory.
(c)    Non-Solicitation of Employees. From the Closing Date until the third anniversary thereof, Seller shall not cause, solicit, induce or encourage any employee, if any, of the Company or CCR Pipeline to leave such employment or hire, employ or otherwise engage any such individual; provided, however, that nothing in this Section 6.13(c) shall restrict (i) any general advertisement or solicitation that is not directed at employees of the Company or CCR Pipeline, or (ii) the employment of any person who responds to any such general advertisement or solicitation or who contacts Seller or one of its Affiliates on his or her own initiative and without any direct or indirect solicitation in contravention of the above restrictions.
(d)    Non-Disparagement. For a period from the date hereof until the third anniversary of the Closing Date, each of the Parties will not, and will direct its respective Affiliates not to, make any statement with respect any of the other Parties or their respective businesses, products or services, either in writing or orally, to any Person other than a Party (including employees or former employees of Buyer, the Company, CCR Pipeline or their respective Affiliates or any Person described in Section 6.13(b)) that disparages, discredits, degrades or lowers the reputation of such Party or its respective businesses, products or services, including the publication of articles or press releases and interviews with individuals or institutions engaged in the business of communication, publishing or broadcasting news, opinion or other information, either on the record, off the record, or “on background” unless provided with advance written authorization from such Party to do so, or encourage or participate with any Person to make such statements.
(e)    Certain Acknowledgements. Each of the Parties acknowledges, in connection with the covenants and agreements in this Section 6.13, that (i) such covenants and agreements impose a reasonable restraint in light of the activities and business and current plans with respect thereto of Buyer and Seller, (ii) it is the intention of the Parties that the entire goodwill of the business of the Company be transferred to

Buyer as part of the transactions contemplated hereby, including the goodwill existing between the Company’s business, on the one hand, and its clients, customers, suppliers, agents, employees, contractors, consultants, and other Persons under contract or otherwise associated or doing business with them, on the other hand, and (iii) such covenants and agreements are supported by adequate consideration.
(f)    Injunctive Relief. The covenants and undertakings contained in this Section 6.13 relate to matters that are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.13 may cause irreparable injury to Buyer, Seller or the Company, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.13 may be inadequate. Therefore, Buyer, Seller and the Company will each be entitled to seek an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.13 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 6.13 are cumulative and in addition to any other rights and remedies which Buyer and the Company may have hereunder or at law or in equity. If Buyer or the Company were to seek damages for any breach of this Section 6.13, the portion of the Base Purchase Price which is allocated by the Parties to the foregoing covenant shall not be considered a measure of or limit on such damages. If it shall be judicially determined that Seller has violated this Section 6.13, then the applicable period described in this Section 6.13 will automatically be extended by a period of time equal in length to the period during which such violation or violations occurred.
(g)    Reformation. Notwithstanding anything to the contrary in this Agreement, the Parties agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.13 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable Party. If any Law or court interpreting such Law does not allow such lesser time period, geographical area, business limitation or other relevant feature to be enforced against the applicable Party, the Parties acknowledge and agree that Section 12.11 will apply.
Section 6.14.    Employee Matters.
(a)    The Parties acknowledge that Buyer, one of its Affiliates or its third party services provider intends to offer employment to and to hire, effective as of the Closing (or at such other time as may be determined by the Buyer (but not earlier than the Closing Date)), employees of the Facility Operators or their respective Affiliates (collectively, the “Employers”) who provide services with respect to the Business (the “Business Employees”) and who are identified on Schedule 6.14 and any employees who may be hired by the Employers following the Closing to replace any such listed employees. Any such offer of employment that may be provided to a Business Employee is referred to herein as an “Offer” and any Business Employee who accepts such an Offer and commences employment with Buyer or its Affiliate is referred to herein as a “Transferred Employee.” Notwithstanding the foregoing, from and after the date of this Agreement and prior to the Closing, Buyer and its Affiliates shall not (without the prior written consent of Cogent) cause, solicit, induce or encourage any employee of Cogent or its Affiliates (including without limitation Wyoming Operating Company, LLC) who provide services to Cheyenne Rail Hub, LLC to leave such employment or hire, employ or otherwise engage any such individual; provided, however, that nothing in this paragraph shall restrict (i) any general advertisement or solicitation that is not directed at employees of Cogent or its Affiliates (including without limitation Wyoming Operating Company, LLC), (ii) the employment of any person who responds to any such general advertisement or solicitation or who contacts Buyer or one of its

Affiliates on his or her own initiative and without any direct or indirect solicitation in contravention of the above restrictions or (iii) the employment of any employee of Cogent or its Affiliates (including without limitation Wyoming Operating Company, LLC) who, prior to the Closing Date, provides services with respect to the Business or the Terminal Facilities.
(b)    After the date of this Agreement, the Seller shall instruct the Employers to provide the Buyer reasonable access during normal business hours and on at least 24-hours’ notice to, and facilitate meetings with, Business Employees who may become Transferred Employees or for purposes of making announcements concerning and preparing for the consummation of, the transactions contemplated by this Agreement. The Seller shall not and will instruct the Employers (and any officer, director, manager or equityholder of the Employers) not to offer any Business Employee any employment or service position with any Person. Seller shall use commercially reasonable efforts to cause to be provided to the Buyer such information as the Buyer may reasonably request in writing with respect to compensation, service and other information relating to the employment of the Business Employees, and the Seller shall instruct the Employers to reasonably cooperate with the Buyer in connection therewith.
(c)    For the avoidance of doubt, the making of an Offer by Buyer or one of its Affiliates or the commencement of employment of a Transferred Employee with Buyer or its Affiliate shall not result in Buyer or its Affiliates assuming any liabilities of any kind with respect or relating to the employment of any Business Employee by any Employer (“Employment Liabilities”), which liabilities shall remain liabilities of the Seller or the Employers, as applicable. The Seller will cause Wyoming Operating Company, LLC, and will use commercially reasonable efforts to instruct Arrow, to promptly pay and satisfy all Employment Liabilities to the extent due and payable, in each case including, without limitation, all accrued vacation pay and any other termination-related liabilities to the Transferred Employees relating to their termination of employment with the Employers. Without limiting the foregoing, Buyer shall not assume any liability for any performance or other bonuses for Business Employees for any period, including the period within which falls the Closing Date, and Seller will use commercially reasonable efforts to cause the Employers to pay out all such bonuses accrued through the Closing Date as of immediately prior to the Closing Date.
(d)    Seller will cause Wyoming Operating Company, LLC, and will use commercially reasonable efforts to request Arrow, to provide that the accrued benefits and account balances of Transferred Employees under Employers’ 401(k) plans to be 100% vested effective as of the Closing Date.
(e)    Nothing contained in this Agreement shall confer upon any Transferred Employee any right with respect to continuance of employment by Buyer or its Affiliates, nor shall anything herein interfere with the right of Buyer or its Affiliates to terminate the employment of any of the Transferred Employees at any time, with or without cause, or restrict Buyer or its Affiliates in the exercise of their independent business judgment in modifying any of the terms and conditions of the employment of the Transferred Employees. Nothing herein is intended as an amendment to any employee benefit plan.
Section 6.15.    Financing Assistance. Prior to the Closing Date, Seller shall use reasonable efforts, and shall cause the Company, to provide, and shall use its reasonable efforts to cause its Affiliates and its and their Representatives to provide, Buyer with such information as reasonably necessary to allow Buyer to comply with its obligations under Sections 6.11(a)(iv) and 6.11(b) of the MLP Credit Agreement; provided, that such requested cooperation does not materially and adversely interfere with operations of Company and that any information requested by Buyer is reasonably available to the Seller, the Company or any of their Affiliates or their or their Affiliates’ Representatives.

ARTICLE VII
BUYER’S CONDITIONS TO CLOSING
The obligation of Buyer to consummate the Closing is subject to the fulfillment of each of the following conditions (except to the extent waived in writing by Buyer in its sole discretion):
Section 7.01.    Representations and Warranties. The representations and warranties made by Seller in Sections 3.01 (Organization; Good Standing), 3.02 (Capitalization of the Company), 3.07 (Absence of Litigation), 4.01 (Organization; Good Standing), 4.02 (Authority), 4.03 (Ownership of the Company Interests) and 4.05 (Legal Proceedings) shall be true and correct in all respects, in each case on the date of this Agreement and the Closing Date as if made on and as of such date (except for the representations and warranties that address matters only as of a particular date or only with respect to a particular period of time, which need only be true and correct as of such date or with respect to such period of time), and each of the other representations and warranties of Seller (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect”, “in all material respects”, “in any material respect”, “material” or “materially”) contained in this Agreement shall be true and correct in all material respects, in each case on and as of the date of this Agreement and the Closing Date as if made on and as of such date.
Section 7.02.    Performance.Section 7.02.    Performance. Seller shall have performed and complied, in all material respects, with the agreements, covenants and obligations required by this Agreement to be performed or complied with by Seller at or before the Closing.
Section 7.03.    Officer’s Certificate. Seller shall have delivered to Buyer at the Closing an officer’s certificate, dated as of the Closing Date, as to the matters relating to it set forth in Section 7.01 and Section 7.02.
Section 7.04.    Orders and Laws. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or challenges the validity or legality of the sale of the Company Interests or the transactions contemplated hereby (each, a “Governmental Prohibition”), and no such Governmental Entity shall have instituted any material legal proceeding seeking to put in place or enforce a Governmental Prohibition or otherwise questioning the validity or legality of this Agreement or the transactions contemplated hereby.
Section 7.05.    Consents and Approvals. HSR Approval shall have been duly obtained, made or given and shall be in full force and effect.
Section 7.06.    No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change or effect that has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 7.07.    Financial Statements. Buyer shall have received from Seller each of the following: (i) audited consolidated financial statements with respect to the Company and its Subsidiary as of and for the years ended December 31, 2013 and 2014, (ii) unaudited consolidated financial statements with respect to the Company and its Subsidiary as of and for the nine-month periods ended September 30, 2014 and September 30, 2015 and (iii) any other financial statements of the Company and its Subsidiaries or Affiliates required to be filed by Buyer or its Affiliates pursuant to applicable federal securities laws in connection with the consummation of the transactions contemplated by this Agreement (the “Required Financial Statements”); provided that the foregoing clause (iii) shall not apply unless Buyer shall have first provided Seller with written notice of Buyer’s reasonable determination, based on the advice of outside counsel, that such financial statements are required to be filed pursuant to applicable federal securities laws in connection with the consummation of the transactions contemplated by this Agreement (which notice shall identify all such required financial statements with reasonable specificity). Such Required Financial Statements shall have been reviewed and audited, as applicable, by BDO USA, LLC.
Section 7.08.    Certificate of Occupancy. That certain Certificate of Occupancy referenced on Schedule 3.06(b) shall have been issued to the Company.
Section 7.09.    Closing Deliverables.Section 7.09.    Closing Deliverables.  Seller shall have delivered, or caused to be delivered, all of the closing deliverables set forth in Section 2.04 and the other documents contemplated by this Agreement.
ARTICLE VIII
SELLER’S CONDITIONS TO CLOSING
The obligation of Seller to consummate the Closing is subject to the fulfillment of each of the following conditions (except to the extent waived in writing by Seller in its sole discretion):
Section 8.01.    Representations and Warranties. The representations and warranties made by Buyer in Sections 5.01 (Organization), 5.02 (Authority), 5.04 (No Conflicts; Consents and Approvals) and 5.07 (Financial Resources; Solvency) shall be true and correct in all respects, in each case on the date of this Agreement and the Closing Date as if made on and as of such date (except for the representations and warranties that address matters only as of a particular date or only with respect to a particular period of time, which need only be true and correct as of such date or with respect to such period of time), and each of the other representations and warranties of Buyer (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect”, “in all material respects”, “in any material respect”, “material” or “materially”) contained in this Agreement shall be true and correct in all material respects, in each case on and as of the date of this Agreement and the Closing Date as if made on and as of such date.
Section 8.02.    Performance. Buyer shall have performed and complied, in all material respects, with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Buyer at or before the Closing.
Section 8.03.    Officer’s Certificate. Buyer shall have delivered to Seller at the Closing a certificate of an officer of Buyer, dated as of the Closing Date, as to the matters set forth in Sections 8.01 and 8.02.
Section 8.04.    Orders and Laws. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Governmental Prohibition, and no such Governmental Entity shall have instituted any material legal proceeding seeking to put in place or enforce a Governmental Prohibition or otherwise questioning the validity or legality of this Agreement or the transactions contemplated hereby.
Section 8.05.    Consents and Approvals. HSR Approval shall have been duly obtained, made or given and shall be in full force and effect, if applicable.

Section 8.06.    Closing Deliverables.  Buyer shall have delivered, or caused to be delivered, all of the closing deliverables set forth in Section 2.05 and the other documents contemplated by this Agreement.
ARTICLE IX
EVENTS OF LOSS; ENVIRONMENTAL CONDITIONS
Section 9.01.    Events of Loss.
(a)    Following the occurrence of (i) any one or more Events of Loss that occurs during the period commencing on the date hereof and ending on the Closing Date, if the aggregate costs to restore, repair or replace the Assets of the Company subject to such Event of Loss to a condition comparable in all material respects to their condition prior to such Event of Loss, plus the amount of any lost profits reasonably expected to accrue after Closing as a direct result of such Event of Loss, such amount pursuant to this clause (i) to be determined by an independent third-party appraiser mutually selected by the Parties (collectively, “Restoration Costs”) and/or (ii) any one or more Takings that occurs during the period commencing on the date hereof and ending on the Closing Date, if the value of the property subject to such Taking plus the amount of any lost profits reasonably expected to accrue after Closing as a direct result of such Taking, such amount pursuant to this clause (ii) to be determined by an independent third-party appraiser mutually selected by the Parties (collectively, the “Condemnation Value”), is, in the aggregate, less than or equal to $5,000,000 (a “Minor Loss”), Seller will work diligently to complete or cause to be completed the repair, replacement or restoration of the damaged Assets prior to the Closing. In the event Seller completes, or causes to be completed, the repair, replacement or restoration of the damaged Assets prior to the Closing, then Seller shall be entitled to receive and retain an amount of any insurance, condemnation award or other third-party proceeds received by the Company or by Buyer for such event not to exceed the amount of any reasonable and documented costs and expenses incurred by Seller in connection with such repair, replacement or restoration, and, following the satisfactory completion of such repair, as determined in Buyer’s reasonable discretion, Seller shall not be obligated to indemnify, or otherwise have any liability to, Buyer with respect to any breach of any representation, warranty, covenant or agreement made by Seller in or pursuant to this Agreement with respect to any event, fact, circumstance, occurrence or condition giving rise to such Events of Loss and Takings (it being understood, for the avoidance of doubt, that Losses with respect to (x) any Asset that is not the subject of such Events of Loss or (y) any defect arising from Seller’s unsatisfactory repair, replacement or restoration of the damaged Assets, shall not be deemed for this purpose to give rise to such Events of Loss), and no such event, occurrence or condition shall be taken into account in determining whether any of the conditions set forth in Article VII have been satisfied. If Seller is not able to cause the satisfactory restoration, repair or replacement of the Assets affected by a Minor Loss prior to Closing or such Minor Loss is not capable of being restored, repaired or replaced, the provisions of Section 9.01(c) will apply.
(b)    Subject to the termination right of Buyer and Seller set forth in Section 9.01(d), upon the occurrence of any one or more Events of Loss and/or Takings involving aggregate Restoration Costs and Condemnation Value in excess of $5,000,000 (a “Major Loss”), Seller shall have, in the case of a Major Loss relating solely to one or more Events of Loss and/or Takings, the option, exercised by notice to Buyer, to restore, repair or replace the damaged Assets prior to Closing to a condition comparable in all material respects to their condition prior to such Event of Loss or Taking, as the case may be. If Seller elects to so restore, repair or replace the Assets relating to a Major Loss, which election shall be made by notice to Buyer prior to the Closing Date and as soon as practicable following the occurrence and determination (pursuant to Section 9.01(a)) of the Major Loss, Seller will work diligently to complete or cause to be completed the repair, replacement or restoration of the damaged Assets prior to the Closing, and the Closing Date shall be postponed for an amount of time reasonably necessary to complete the restoration, repair or replacement of such Assets (including, if necessary, the extension of the Outside Date to allow for the restoration, repair or replacement of such Assets, but in no event more than 30 days after such date). If Seller elects not to cause the restoration, repair or replacement of the Assets affected by a Major Loss or such Major Loss is not capable of being restored, repaired or replaced, the provisions of Section 9.01(c) will apply. In the event that Seller so elects to cause the restoration, repair or replacement of the Assets affected by a Major Loss, (i) Seller shall be entitled to utilize any insurance or other third-party proceeds received thereby by the Company or by Seller prior to the Closing, (ii) Seller shall be entitled to receive and retain any insurance or other third-party proceeds (whether received on, prior to or following the Closing) in respect of lost profits for the period through Closing, which (if received following Closing) shall be remitted promptly by Buyer to Seller, (iii) Buyer or the Company shall be entitled to receive and retain any insurance or other third-party proceeds received following the Closing in respect of lost profits for the period following Closing, which shall be remitted promptly to Buyer by Seller if received by Seller, and (iv) any other insurance or other third-party proceeds received by the Company following Closing shall be remitted promptly by Buyer to Seller.
(c)    Subject to the termination right of Buyer and Seller set forth in Section 9.01(d), in the event that Seller elects not to cause the restoration, repair or replacement of a Minor Loss or a Major Loss, or in the event that Seller, having elected to cause the repair, replacement or restoration of the Minor Loss or Major Loss, fails to cause its completion by the Closing Date or in the event that a Minor Loss or Major Loss is not capable of being restored, repaired or replaced, then the Parties shall, within thirty (30) days following Seller’s election not to cause the restoration, repair or replacement, failure to complete, or the occurrence and determination (pursuant to Section 9.01(a) or Section 9.01(b)) of such Minor Loss or Major Loss, as the case may be, adjust the Base Purchase Price downward by the aggregate Restoration Cost and Condemnation Value, and proceed to Closing, or in the event of a Minor Loss, if the Closing shall have already occurred, then Seller shall pay to Buyer, by wire transfer of immediately available funds to an account designated by Buyer, the amount of such Minor Loss. To assist Buyer in its evaluation of any and all Events of Loss, Seller shall provide Buyer such access to the affected Assets and such information as Buyer may reasonably request in connection therewith. In the event of such adjustment of the Base Purchase Price, (i) Seller shall be entitled to receive and retain any insurance, condemnation award or other third-party proceeds received by the Company or Seller before Closing, (ii) any insurance, condemnation award or other third-party proceeds received by the Company or Buyer following Closing shall be remitted promptly by Buyer to Seller, and (iii) Seller shall not be obligated to indemnify, or otherwise have any liability to, Buyer with respect to any breach of any representation, warranty, covenant or agreement made by Seller in or pursuant to this Agreement with respect to any event, fact, circumstance, occurrence or condition to the extent relating to or arising from such Events of Loss and Takings (it being understood, for the avoidance of doubt, that Losses with respect to any Asset that is not the subject of such Events of Loss shall not be deemed for this purpose to relate to or arise from such Events of Loss), and no such event, occurrence or condition shall be taken into account in determining whether any of the conditions set forth in Article VII have been satisfied.
(d)    In the event that the aggregate Restoration Costs and Condemnation Value with respect to one or more Events of Loss and/or Takings equals an amount in excess of $20,000,000, then either Buyer or Seller shall have the right to terminate this Agreement upon written notice to the other party delivered within ten Business Days following the date of the determination of such aggregate amount of Restoration Costs and Condemnation Value pursuant to Section 9.01(a).
Section 9.02.    Environmental Conditions. If during the period commencing on the date hereof and ending on the Closing Date, Buyer’s Phase II conducted pursuant to Section 6.02(a) identified any Environmental Condition(s), then the following provisions of this Section 9.02 shall apply:

(a)    Seller shall have the right, but not the obligation, to attempt, at its sole cost, to complete Remediation, consistent with applicable Environmental Laws, of any such Environmental Condition identified prior to the Closing. Seller shall provide reasonable documentation to Buyer evidencing that Remediation of such Environmental Condition is complete. If Seller elects to complete the Remediation, then Seller shall have the unilateral right to extend the Closing Date for an amount of time reasonably necessary to complete the Remediation (including, if necessary, the extension of the Outside Date to allow for the restoration, repair or replacement of such Assets, but in no event more than 60 days after such date).
(b)    If Seller elects not to undertake Remediation of such Environmental Condition(s) prior to the Closing Date or if Remediation cannot reasonably be completed by the Closing Date, then:
(i)    If the aggregate expected cost of Remediation for all such Environmental Conditions that remain as of the Closing Date is less than or equal to $1,000,000 (determined pursuant to Section 9.02(c), (d) and (e)) (a “Minor Remediation”), then (I) the Parties shall proceed with the Closing, (II) Buyer shall undertake the required Minor Remediation following the Closing, and (III) Seller and Buyer shall execute a joint instruction to the Escrow Agent to pay to Buyer from the Escrowed Cash, by wire transfer of immediately available funds to an account designated by Buyer, the amount of the actual costs incurred by Buyer to undertake such Minor Remediation;
(ii)    If the aggregate expected cost of Remediation (determined pursuant to Section 9.02(c), (d) and (e)) for all such Environmental Conditions existing as of the Closing Date is greater than $1,000,000 (a “Major Remediation”), then the Parties shall, within 30 days following Seller’s election not to undertake the required Major Remediation, adjust the Base Purchase Price downward by the aggregate expected cost of such Major Remediation (determined pursuant to Section 9.02(c), (d) and (e)), and proceed to Closing; provided that, if the aggregate expected cost of Remediation (determined pursuant to Section 9.02(c), (d) and (e)) for all such Environmental Conditions existing as of the Closing Date is greater than $5,000,000, Buyer shall have the right to terminate this Agreement upon written notice to Seller delivered within ten Business Days following the later of (I) the date the Parties mutually agree on the aggregate expected cost of such Remediation or (II) the date the environmental arbiters issue their written opinion pursuant to Section 9.02(d); and
(iii)    In the event of such payment from the Escrowed Cash pursuant to Section 9.02(b)(i) or adjustment of the Base Purchase Price pursuant to Section 9.02(b)(ii), Seller shall in each case not be obligated to indemnify, or otherwise have any liability to, Buyer with respect to any breach of any representation, warranty, covenant or agreement made by Seller in or pursuant to this Agreement with respect to any event, fact, circumstance, occurrence or condition giving rise to or constituting such Environmental Condition, and no such event, occurrence or condition shall be taken into account in determining whether any of the conditions set forth in Article VII have been satisfied.
(c)    The Parties shall reasonably cooperate in sharing information necessary for developing an informed estimate for Remediation for any such Environmental Condition prior to the Closing Date, including input from their respective environmental professionals.
(d)    If Seller and Buyer cannot agree on an expected cost of Remediation for all such remaining Environmental Conditions, the dispute shall be resolved by a panel of environmental arbiters acting by majority vote and selected pursuant to the following procedure which, except as set forth in Section 9.02(e), shall not delay the Closing. Seller and Buyer shall each recommend a qualified environmental professional to serve as an environmental arbiter, and the two environmental arbiters so designated shall jointly select a third environmental arbiter who, unless consented to by the parties, has not rendered services to Seller or Buyer, or any of their respective Affiliates, within the two years preceding such dispute. Following the selection of the third environmental arbiter, Seller and Buyer shall each submit in writing to the environmental arbiters such Party’s good faith estimate of the aggregate expected cost of such remaining Environmental Conditions, together with all reasonable supporting documentation relating thereto. The environmental arbiters shall consider all information submitted by Buyer and Sellers to make the final determination, but shall not perform additional on-site studies or evaluations unless agreed to by Seller and Buyer. The environmental arbiters shall issue a written opinion setting forth their determination within 15 days after the submissions by the Parties. The environmental arbiters’ determination shall be final and binding. Buyer and Seller shall each pay the respective costs of the environmental arbiter selected by such Party and one-half of the cost of the third environmental arbiter.
(e)    In the event that a Remediation estimate submitted for dispute by either party would trigger the termination criteria set forth in Section 9.02(b)(ii), the Parties agree that the Closing Date shall be extended for up to 30 days to allow the environmental arbiters to render a determination (including, if necessary, the extension of the Outside Date to allow for the restoration, repair or replacement of such Assets, but in no event more than 30 days after such date).
(f)    The Parties acknowledge and agree that, notwithstanding anything to the contrary in this Agreement (including in Section 9.01), the provisions in this Section 9.02 shall constitute the sole remedy for any Environmental Condition(s) identified in Buyer’s Phase II conducted pursuant to Section 6.02(a).
ARTICLE X
TERMINATION
Section 10.01.    Right of Termination. Prior to the Closing, this Agreement may be terminated:
(a)    by the written consent of each of Seller and Buyer;
(b)    by Seller or Buyer if the Closing has not occurred within 180 days following the Effective Date (the “Outside Date”), unless extended by written agreement of Seller and Buyer or pursuant to Article IX.
(c)    by Seller or Buyer if consummation of the transactions contemplated hereby is enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable order;
(d)    subject to Article IX, by Seller if satisfaction of any of the conditions in Article VIII on or prior to the Outside Date is or becomes impossible (other than through failure of Seller to comply with its obligations under this Agreement); provided, however, that if such impossibility arises from the breach, inaccuracy or failure to perform by Buyer under this Agreement and such breach, inaccuracy or failure to perform is curable by Buyer through the exercise of its commercially reasonable efforts then, for up to 30 days from the date that Buyer receives notice of such breach, inaccuracy or failure from Seller, so long as Buyer continues to exercise such commercially reasonable efforts, Seller may not terminate this Agreement under this Section 10.01(d) prior to the later of (x) the Outside Date) or (y) the end of such thirty day period;
(e)    subject to Article IX, by Buyer if satisfaction of any of the conditions in Article VII on or prior to the Outside Date is or becomes impossible (other than through failure of Buyer to comply with its obligations under this Agreement); provided, however, that if such impossibility arises from the breach, inaccuracy or failure to perform by Seller under this Agreement and such breach, inaccuracy or failure to perform is curable by Seller through the exercise of its commercially reasonable efforts then, for up to 30 days from the date that Seller receives notice of such breach, inaccuracy or failure from Buyer, so long as Seller continues to exercise such commercially reasonable efforts, Buyer may not terminate this Agreement under this Section 10.01(e) prior to the later of (x) the Outside Date) or (y) the end of such thirty day period; or
(f)    by either Seller or Buyer pursuant to Section 9.01(d).
Section 10.02.    Effect of Termination.Section 10.02.    Effect of Termination. If any Party terminates this Agreement pursuant to Section 10.01, all obligations and liabilities of the Parties under this Agreement shall terminate and become void; provided, however, that (a) nothing herein shall relieve any Party from liability for any willful and intentional breach of any representation, warranty, covenant or agreement in this Agreement prior to the date of termination and (b) the terms of this Section 10.02, Sections 6.05 and 6.06, Article X and Article XII (other than Section 12.12) shall remain in full force and effect and survive any termination of this Agreement.
ARTICLE XI
SURVIVAL; INDEMNIFICATION
Section 11.01.    Survival of Representations, Warranties and Agreements. The representations and warranties set forth in (i) Sections 3.01 (Organization; Good Standing), 3.02 (Capitalization of the Company), 4.01 (Organization; Good Standing), 4.02 (Authority), and 4.03 (Ownership of the Company Interests) (the “Seller Fundamental Representations”), and (ii) Sections 5.01 (Organization), 5.02 (Authority), 5.04 (No Conflicts; Consents and Approvals) and 5.07 (Financial Resources; Solvency) and the right of an indemnified Person to assert any Claim for indemnification related thereto for any Loss pursuant to this Article XI shall survive the Closing indefinitely. The representations and warranties set forth in Section 3.12 (Taxes) (the “Tax Representations”) and the right of an indemnified Person to assert any Claim for indemnification related thereto for any Loss pursuant to this Article XI shall survive the Closing until thirty (30) days after the expiration of the applicable statute of limitations with respect to the fact or matter in question. All other representations and warranties of Seller and Buyer set forth in this Agreement and the right of an indemnified Person to assert any Claim for indemnification related thereto or for any other Loss pursuant to this Article XI shall survive the Closing until 5:00 P.M. on the 18-month anniversary of the Closing Date, after which date and time no Claims for indemnification therefor may be asserted, regardless of when such right arose. The covenants and agreements of the Parties contained in this Agreement shall survive the Closing in accordance with their terms (or, if no term is specified, until all obligations thereunder have been satisfied); provided that the right of any Party to make a claim for breach of any covenant of a Party that is to be performed or satisfied at or prior to the Closing shall survive for a period of 18 months after the Closing, after which date and time no Claims for indemnification therefor may be asserted, regardless of when such right arose.
Section 11.02.    Indemnification of Buyer by Seller. Subject to the limitations on recourse and recovery set forth in this Agreement, from and after the Closing, Seller shall indemnify, defend and hold harmless Buyer from and against any and all Losses imposed upon or incurred in connection with, arising out of or resulting from:
(a)    the inaccuracy or breach of any representation or warranty made by Seller in Articles III or IV;

(b)    any non-fulfillment or breach by Seller of any covenant or agreement made by Seller under this Agreement;
(c)    any and all Seller Taxes; and
(d)    any Indebtedness of the Company.
Section 11.03.    Indemnification of Seller by Buyer. Subject to the limitations on recourse and recovery set forth in this Agreement, from and after the Closing, Buyer shall indemnify, defend and hold harmless Seller from and against any and all Losses imposed upon or incurred in connection with, arising out of or resulting from:
(a)    the inaccuracy or breach of any representation or warranty made by Buyer in Article V; and
(b)    any non-fulfillment or breach by Buyer of any covenant or agreement made by Buyer under this Agreement.
Section 11.04.    Limitations. Notwithstanding anything to the contrary in this Agreement:
(a)    If any Claim for indemnification by Buyer that is subject to indemnification under Section 11.02(a) (other than with respect to breach of a Seller Fundamental Representation or a Tax Representation, which shall not be subject to the limitations provided in this Section 11.04(a)), results in aggregate Losses that do not exceed $100,000, then such Losses shall not be deemed to be Losses under this Agreement and shall not be eligible for indemnification under this Article XI.
(b)    Buyer shall be entitled to be indemnified pursuant to Section 11.02(a) for Losses incurred (other than with respect to breach of a Seller Fundamental Representation or a Tax Representation, which shall not be subject to the limitations provided in this Section 11.04(b)) only if and to the extent that the aggregate amount of all such Losses exceeds $1,500,000, subject to the other limitations on recovery and recourse set forth in this Agreement.
(c)    No indemnifying Person shall be liable for any Losses that are subject to indemnification under Sections 11.02 or 11.03 unless a Claims Notice is delivered by the indemnified Person to the indemnifying Person with respect thereto prior to 5:00 P.M. on the final date pursuant to Section 11.01. Notwithstanding the foregoing, any Claim for indemnification under this Agreement that is brought prior to such time will survive until such matter is resolved.
(d)    Other than with respect to the Seller Fundamental Representations, the Tax Representations, Seller Taxes and Indebtedness, notwithstanding anything to the contrary in this Agreement, to the extent Buyer is entitled to indemnification under this Agreement, Buyer’s sole recourse shall be to the Escrowed Cash, and Seller’s aggregate obligation to indemnify Buyer pursuant to this Agreement shall not exceed the Escrowed Cash.
(e)    Under no circumstances shall any Party be entitled to duplicate recovery under this Agreement with respect to (i) any indemnification claim pursuant to this Article XI, even though the facts or series of related facts giving rise to such claim may constitute a breach of more than one representation, warranty or covenant or agreement set forth herein, or in any of the agreements or instruments entered into in connection with the Closing or (ii) any adjustments to the Purchase Price pursuant to Section 2.06.

(f)    Under no circumstances shall the aggregate indemnification to be paid by Seller under this Article XI exceed the Base Purchase Price.
(g)    Seller makes no representation or warranty, and provides no other assurance, with respect to the amount of any Tax attributes of the Company or any Subsidiary, or with respect to the availability on or after the Closing Date of any Tax attributes of the Company or any Subsidiary.
Section 11.05.    Claims Procedures.
(a)    Promptly after receipt by any indemnified Person of notice of the commencement or assertion of any Claim by a third party or circumstances which, with the lapse of time, such indemnified Person believes are likely to give rise to a Claim by a third party or of facts causing any indemnified Person to believe it has a Claim for breach hereunder (an “Asserted Liability”), such indemnified Person shall give prompt written notice thereof (the “Claims Notice”) to the relevant indemnifying Person. So long as the Claims Notice is given within the applicable survival period set forth in Section 11.01, the failure to so notify the indemnifying Person shall not relieve the indemnifying Person of its obligations or liability hereunder, except to the extent such failure shall have actually and materially prejudiced the indemnifying Person. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered, the specific provisions of this Agreement that were breached and the relevant specific facts and circumstances constituting such breach. The indemnified Person and the indemnifying Person agree to keep each other reasonably appraised of any additional information concerning any Asserted Liability.
(b)    The indemnifying Person shall have the right to participate in, or by giving written notice to the indemnified Person, to assume the defense of any Asserted Liability arising from a third party action at the indemnifying Person’s expense and by the indemnifying Person’s own counsel, and the indemnified Person shall cooperate in good faith in such defense. In the event that the indemnifying Person assumes the defense of any Asserted Liability arising from a third party action, subject to Section 11.05, it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such action in the name and on behalf of the indemnified Person. The indemnified Person shall have the right, at its own cost and expense, to participate in the defense of any Asserted Liability arising from a third party action with counsel selected by it subject to the indemnifying Person’s right to control the defense thereof. If the indemnifying Person elects not to compromise or defend such Asserted Liability arising from a third party action or fails to promptly notify the indemnified Person in writing of its election to defend as provided in this Agreement, the indemnified Person may, subject to Section 11.05, pay, compromise, defend such action and seek indemnification for any and all Losses based upon, arising from or relating to such action. The Parties shall cooperate with each other in all reasonable respects in connection with the defense of any Asserted Liability arising from a third party action, including making available (subject to the provisions of the Confidentiality Agreement) records relating to such action and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such action.
(c)    Notwithstanding any other provision of this Agreement, the indemnifying Person shall not enter into settlement of any Asserted Liability arising from a third party action without the prior written consent of the indemnified Person (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 11.05(c). If a firm offer is made to settle an Asserted Liability arising from a third party action without leading to liability or the creation of a financial or other obligation on the part of the indemnified Person and provides for the unconditional release of the indemnified Person from all liabilities and obligations in connection with such action and the indemnifying Person desires to accept and agree to such offer, the indemnifying Person shall give written notice to that effect to the indemnified Person. If the indemnified Person fails to consent to such firm offer within ten days after its receipt of such notice, the indemnified Person may continue to contest or defend such Asserted Liability arising from a third party action and in such event, the maximum liability of the indemnifying Person as to such Asserted Liability arising from a third party action shall not exceed the amount of such settlement offer. If the indemnified Person fails to consent to such firm offer and also fails to assume defense of such Asserted Liability arising from a third party action, the indemnifying Person may settle such action upon the terms set forth in such firm offer to settle such action. If the indemnified Person has assumed the defense pursuant to Section 11.05(c), it shall not agree to any settlement without the written consent of the indemnifying Person (which consent shall not be unreasonably withheld or delayed).
(d)    Any claim by an indemnified Person on account of a Loss which does not result from any Asserted Liability arising from a third party action shall be asserted by the indemnified Person giving the indemnifying Person prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the indemnifying Person of its indemnification obligations, except and only to the extent that the indemnifying Person forfeits rights or defenses by reason of such failure. Such notice by the indemnified Person shall describe the claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the indemnified Person. The indemnifying Person shall have 30 days after its receipt of such notice to respond in writing to such claim. During such 30-day period, the indemnified Person shall allow the indemnifying Person and its professional advisors to investigate the matter or circumstance alleged to give rise to the claim and whether and to what extent any amount is payable in respect of the claim, and the indemnified Person shall assist the indemnifying Person’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the indemnifying Person or any of its professional advisors may reasonably request. If the indemnifying Person does not so respond within such 30-day period, the indemnifying Person shall be deemed to have rejected such claim, in which case the indemnified Person shall be free to pursue such remedies as may be available to the indemnified Person on the terms and subject to the provisions of this Agreement.
Section 11.06.    Waiver of Other Representations.
(a)    NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IT IS THE EXPLICIT INTENT OF EACH PARTY, AND THE PARTIES HEREBY AGREE, THAT NEITHER SELLER, NOR ANY OF SELLER’S AFFILIATES (INCLUDING THE SELLER MEMBERS), NOR ANY OF ITS AND THEIR REPRESENTATIVES, HAS MADE AND, IS NOT MAKING, ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), WITH RESPECT TO THE COMPANY INTERESTS, THE COMPANY OR ANY OF THE ASSETS OF THE COMPANY, OR ANY PART THEREOF, EXCEPT THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLES III AND IV.
(b)    EXCEPT THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLES III AND IV, SELLER’S INTERESTS IN THE COMPANY ARE BEING TRANSFERRED THROUGH THE SALE OF THE COMPANY INTERESTS “AS IS, WHERE IS, WITH ALL FAULTS,” AND SELLER, THE SELLER MEMBERS, THEIR AFFILIATES AND THEIR REPRESENTATIVES EXPRESSLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES OF

ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE COMPANY AND ITS ASSETS OR THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF THE COMPANY AND ITS ASSETS.
Section 11.07.    Waiver of Remedies.
(a)    The Parties hereby agree that from and after the Closing neither Party shall have any liability, and neither Party nor any of their respective Affiliates shall make any Claim, for any Loss or any other matter, under, relating to or arising out of this Agreement (including breach of representation, warranty, covenant or agreement) or any other Contract or other matter delivered pursuant hereto, or the transactions contemplated hereby, whether based on contract, tort, strict liability, other Laws or otherwise, except for a claim for indemnification pursuant to this Article XI.
(b)    NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY NO PARTY NOR ANY OF ITS AFFILIATES (INCLUDING THE SELLER MEMBERS AND THEIR AFFILIATES) SHALL BE LIABLE FOR THE FOLLOWING (“NON-REIMBURSABLE DAMAGES”): SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM THE OTHER PARTY’S OR ANY OF ITS AFFILIATES’ SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT.
Section 11.08.    Access to Information. After the Closing Date, Seller and Buyer shall grant each other (or their respective designees), and Buyer shall cause the Company to grant to Seller (or its designee), access at all reasonable times to all of the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers and electronic files relating to the Business in Seller’s or its Affiliates possession or the possession of the Company (the “Records”), and shall afford such party the right (at such party’s expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to implement the provisions of, or to investigate or defend any Claims among the Parties and/or their Affiliates arising under, this Agreement. Buyer shall maintain, and shall cause the Company to maintain, such Records until the seventh anniversary of the Closing Date (or for such longer period of time as Seller shall advise Buyer is necessary in order to have the Records available with respect to Tax matters), or if any of the Records pertain to any Claim or dispute pending on the seventh anniversary of the Closing Date, Buyer shall maintain any of the Records designated by Seller or its Representatives until such Claim or dispute is finally resolved and the time for all appeals has been exhausted.
Section 11.09.    Determination of Amount of Damages; Mitigation. The Losses giving rise to any indemnification obligation hereunder shall be limited to the Losses suffered by the indemnified Person and shall be reduced by any insurance proceeds or other payment or monetary recoupment received or that are actually realized or obtained by the indemnified Person as a result of the events giving rise to the claim for indemnification. Any indemnified Person that becomes aware of Losses for which it intends to seek indemnification hereunder shall use commercially reasonable efforts to collect any amounts to which it may be entitled under insurance policies or from third parties (pursuant to indemnification agreements or otherwise) and shall use commercially reasonable efforts to mitigate such Losses.
ARTICLE XII
MISCELLANEOUS

Section 12.01.    Notices.
(a)    Unless this Agreement specifically requires otherwise, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by electronic delivery (including delivery of a document in Portable Document Format), by registered or certified mail, postage prepaid or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the Parties at the addresses specified below:
If to Seller, to:
Casper Crude to Rail Holdings, LLC
3100 Timmons, Suite 210
Houston, Texas 77027
Attn: Randall D. Balhorn and Steve Magness
Email: rbalhorn@cogentenergysolutions.com; smagness@cogentenergysolutions.com
With a copy to:
Stonepeak Infrastructure Partners
717 5th Avenue, 25th Floor
New York, New York 10022
Attn: Jack Howell
Email: howell@stonepeakpartners.com
and
CTRAN, LLC
c/o The Granite Peak Group
1300 Venture Way
Casper, WY 82609
Attn: Josh Jamison
Email: jjamison@thegranitepeakgroup.com

and
Cogent Energy Solutions, LLC
3100 Timmons, Suite 210
Houston, Texas 77027
Attn: Randall D. Balhorn and Steve Magness
Email: rbalhorn@cogentenergysolutions.com; smagness@cogentenergysolutions.com

With a copy (which shall not constitute notice) to:
Sidley Austin LLP
1000 Louisiana Street, Suite 6000
Houston, Texas 77002
Attn: Cliff W. Vrielink
Email: cvrielink@sidley.com

and
Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77079
Attn: Kevin N. Peter
Email: kpeter@lockelord.com

If to Buyer, to:
USDP CCR LLC
811 Main Street, Suite 2800
Houston, Texas 77002
Attn: Brad Sanders
Email: bsanders@usdg.com

With a copy to:
USD Partners GP LLC
811 Main Street, Suite 2800
Houston, Texas 77002
Attn: General Counsel
Email: legal@usdg.com

With a copy (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attn: Sean T. Wheeler
Email: sean.wheeler@lw.com
(b)    Notice given by personal delivery, mail or overnight courier pursuant to this Section 12.01 shall be effective upon physical receipt. Notice given by electronic transmission pursuant to this Section 12.01 shall be effective as of the date of confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) if delivered before 5:00 P.M. Central Time on any Business Day at the place of receipt or the next succeeding Business Day if confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) is after 5:00 P.M. Central Time on any Business Day or during any non-Business Day at the place of receipt.
Section 12.02.    Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties and/or their respective Affiliates (including the Seller Members) with respect to the subject matter hereof and, together with the Confidentiality Agreement, the Lock-Up Agreements, the Escrow Agreement and the Assignment Agreement, contains the sole and entire agreement between the Parties and their respective Affiliates (including the Seller Members) hereto with respect to the subject matter hereof.
Section 12.03.    Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party shall pay all costs and expenses it has incurred or will incur in anticipation of, relating to or in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.
Section 12.04.    Disclosure. Seller may, at its option, include in the Schedules items that are not material, and any such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgment or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. Information disclosed in any Schedule shall constitute a disclosure for all purposes under this Agreement notwithstanding any reference to a specific section, and all such information shall be deemed to qualify the entire Agreement and not just such section.
Section 12.05.    Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
Section 12.06.    Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf the Parties.
Section 12.07.    No Third Party Beneficiary. Except for the provisions of Section 6.07 and Section 6.14(a), the terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.
Section 12.08.    Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the Other Party, and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to this Section 12.08, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.
Section 12.09.    Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
Section 12.10.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e‑mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 12.11.    Governing Law; Submission to Jurisdiction; Jury Trial Waiver.
(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF NEW CASTLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.11(c).
Section 12.12.    Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. If any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party, subject to the terms hereof and in addition to any remedy at law for damages or other relief, may (at any time prior to the earlier of valid termination of this Agreement pursuant to Article X and Closing) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized person of each Party as of the Effective Date.
SELLER:
CASPER CRUDE TO RAIL HOLDINGS, LLC
By: Cogent Energy Solutions, LLC,
as Lead Manager

By:        /s/ Randall D. Balhorn
    Name: Randall D. Balhorn
    Title: Authorized Person
BUYER:
USDP CCR LLC

By:        /s/ Adam Altsuler
    Name: Adam Altsuler
    Title: Vice President and Chief Financial Officer

Signature Page
Membership Interest Purchase Agreement

EXHIBIT A
FORM OF ASSIGNMENT AGREEMENT
Attached.

Exhibit A-2
Membership Interest Purchase Agreement

Form of
ASSIGNMENT AGREEMENT
This MEMBERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated ____________, 2015, is entered into by and between CASPER CRUDE TO RAIL HOLDINGS, LLC, a Delaware limited liability company (“Assignor”), and USDP CCR LLC, a Delaware limited liability company (“Assignee”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Membership Interest Purchase Agreement, dated as of October 12, 2015, by and between Assignor and Assignee (the “Purchase Agreement”). Assignor and Assignee are sometimes referred to in this Agreement together as the “Parties” and individually as a “Party.”
RECITALS
WHEREAS, Assignor owns 100% of the membership interests (the “Membership Interests”) of Casper Crude to Rail, LLC, a Wyoming limited liability company (the “Company”); and
WHEREAS, Assignor desires to sell to Assignee, and Assignee desires to purchase from Assignor, the Membership Interests (the “Transaction”), on the terms and subject to the conditions set forth in the Purchase Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, in connection with the Transaction and the other transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Assignment of Membership Interests. Pursuant to the Purchase Agreement, Assignor hereby sells, assigns and transfers to Assignee the Membership Interests, free and clear of all mortgages, pledges, deed of trusts, assessments, security interests, charges, liens, encumbrances, options, warranties, purchase rights, leases or other similar property interests, whether consensual or otherwise, except for those created by applicable federal or state securities Laws or contained in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of, February 25, 2013 (the “LLC Agreement”), and Assignee hereby accepts the Membership Interests and any and all income, distributions, value, rights, benefits and privileges associated therewith or deriving therefrom under the LLC Agreement. Assignor shall and does hereby withdraw from the Company as a member, ceases to be a member of the Company and except as expressly set forth in the LLC Agreement, ceases to have or exercise any right, power or obligation as a member of the Company. From and after the date hereof, the Assignee shall be admitted as a member under the LLC Agreement and substituted for the Assignor as the sole member of the Company.
2.    Purchase Agreement. This Assignment is subject to, in all respects, the terms and conditions of the Purchase Agreement, and nothing contained herein is meant to enlarge, diminish or otherwise alter the terms and conditions of the Purchase Agreement or the Parties’ rights, duties, liabilities and obligations contained therein. To the extent there is a conflict between this Assignment and the Purchase Agreement, the terms of the Purchase Agreement will control.
3.    Assumption of Obligations. Assignee hereby assumes and undertakes to perform and discharge any and all of the obligations of Assignor, subject to the terms and conditions of the Purchase Agreement and the agreements contemplated by and delivered in connection therewith, from and after the date hereof that are attributable to the Membership Interests.

Exhibit A-3
Membership Interest Purchase Agreement

4.    Binding Effect. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and assigns.
5.    Governing Law; Dispute Resolution. Each Party hereto acknowledges and agrees that this Assignment shall be shall be governed by and subject to Section 12.11 of the Purchase Agreement as though such section was set forth in this Assignment.
6.    Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Either Party’s delivery of an executed counterpart signature page by facsimile (or email) is as effective as executing and delivering this Assignment in the presence of the other Party hereto. No Party hereto shall be bound until such time as all of the Parties have executed counterparts of this Assignment.
[signature page follows]

Exhibit A-4
Membership Interest Purchase Agreement

IN WITNESS WHEREOF, Assignor and Assignee have executed this Membership Interest Assignment and Assumption Agreement effective as of the date first above written.
ASSIGNOR:

CASPER CRUDE TO RAIL HOLDINGS, LLC
By:
    Name:
    Title:
ASSIGNEE:

USDP CCR LLC
By:
    Name:
    Title:

Exhibit A-5
Membership Interest Purchase Agreement

EXHIBIT B
FORM OF ESCROW AGREEMENT
Attached.

Exhibit B-1
Membership Interest Purchase Agreement

ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of ___________, 20__, by and among Casper Crude to Rail Holdings, LLC, a Delaware limited liability company (the “Seller”), USDP CCR LLC, a Delaware limited liability company (the “Buyer”), and Citibank, National Association, as escrow agent (the “Escrow Agent”). Seller, Buyer and the Escrow Agent are referred to herein sometimes individually as a “Party” and collectively as the “Parties.” Capitalized terms not defined herein shall have the meanings assigned to them in the MIPA (as defined below).
WHEREAS, Buyer and Seller entered into that certain Membership Interest Purchase Agreement, dated as of October 12, 2015 (the “MIPA”), under which Buyer agreed to purchase from Seller, and Seller agreed to sell to Buyer, 100% of the outstanding membership interests in Casper Crude to Rail, LLC, a Wyoming limited liability company (the “Company”); and
WHEREAS, the MIPA contemplates the execution and delivery of this Agreement and the deposit by the Buyer with the Escrow Agent of $22,500,000 (the “Escrow Amount”) in order to provide a source of funding as described in the MIPA. The Parties wish such deposit to be subject to the terms and conditions set forth herein and in the MIPA.
NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:
1.    Appointment. Buyer and Seller hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein.
2.    Escrow Funds.
(a)    Simultaneous with the execution and delivery of this Agreement, the Buyer is depositing the Escrow Amount in immediately available funds with the Escrow Agent. The Escrow Agent hereby acknowledges receipt of the Escrow Amount, together with all products and proceeds thereof, including all interest, dividends, gains and other income (collectively, the “Escrow Earnings”) earned with respect thereto (collectively, the “Escrow Funds”), to be held in a separate and distinct account (the “Escrow Account”), subject to the terms and conditions of this Agreement.
(b)    For the avoidance of doubt, all Escrow Earnings shall be retained by the Escrow Agent and reinvested in the Escrow Funds. In accordance with the terms and conditions of this Agreement, all such Escrow Earnings shall become, and shall be disbursed as, part of the Escrow Funds.
3.    Investment of Escrow Funds. Unless otherwise instructed in writing by Buyer and Seller, the Escrow Agent shall invest and reinvest the Escrow Funds in a “noninterest-bearing deposit account” insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Escrow Funds shall at all times remain available for distribution in accordance with Section 4 below.
On or before the fifth (5th) Business Day following the end of each month, the Escrow Agent shall send an account statement to each of Buyer and Seller reflecting activity in the Escrow Account for the preceding month that shall include the account balance and any disbursements made pursuant to Section 4.

Exhibit B-2

4.    Disposition and Termination of the Escrow Funds. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Funds as provided in, this Section 4 as follows:
(a)    Release of Escrow Funds by Joint Release Instructions. Upon receipt of a Joint Release Instruction with respect to the Escrow Fund (including, for the avoidance of doubt, to satisfy any obligation of Buyer and/or Seller pursuant to Sections 2.06, 2.07, 9.02 and 11.02 of the MIPA), the Escrow Agent shall promptly, but in any event within two (2) Business Days after receipt of a Joint Release Instruction, disburse all or part of the Escrow Fund in accordance with such Joint Release Instruction.
(b)    Claim Against the Escrow Funds.

(i)
At any time, and from time to time, on or prior to the Escrow Release Date (as defined below), if Buyer makes a claim for indemnity pursuant to and in accordance with Article XI of the MIPA (a “Claim”), then following, and subject to, Buyer’s compliance with all of the procedures and provisions set forth in Article XI of the MIPA, Buyer shall deliver to the Escrow Agent and Seller a written notice (an “Escrow Notice”) setting forth in reasonable detail the amount (or, if such amount is not reasonably ascertainable, Buyer’s reasonable estimate of such amount), nature and basis of the Claim by Buyer. If the Escrow Agent has not received a written objection to such Claim or portion thereof or the amount of such Claim from the Seller within thirty (30) days following the Escrow Agent’s and Seller’s receipt of such Escrow Notice, then on the 35th day following such receipt, the Escrow Agent shall release, by wire transfer to an account or accounts designated by the Buyer, an amount of Escrow Funds from the Escrow Account equal to the amount of such Claim.

(ii)
If Seller in good faith delivers to the Escrow Agent and Buyer a written objection (a “Dispute Notice”) to any Claim or portion thereof or the amount of such Claim within thirty (30) days following Seller’s receipt of such Escrow Notice, then the Escrow Agent shall not distribute to Buyer any portion of the Escrow Funds in the Escrow Account that is the subject of the Dispute Notice until the Escrow Agent receives either (A) Joint Release Instructions authorizing the release to Buyer of the portion of the Escrow Funds in the Escrow Account that is agreed upon as the amount recoverable in respect of the Dispute Notice or (B) a Final Determination directing the release to Buyer of the portion of the Escrow Funds in the Escrow Account that is determined to be the amount recoverable in respect of the Dispute Notice; provided, that notwithstanding the foregoing, if Seller objects in part to the amount of the Claim, the Escrow Agent shall, after the lapse of the aforementioned thirty (30) day period, deliver to Buyer an amount from the Escrow Fund equal to the portion of the Claim not objected to by the Seller. Upon receipt of such Joint Release Instructions or such Final Determination, as the case may be, the Escrow Agent shall release to Buyer such amount of the Escrow Funds in the Escrow Account in accordance with such written instructions or final and non-appealable order.

Exhibit B-3

(c)    Final Determination. If at any time either Buyer or Seller receives a Final Determination (as defined herein), then upon receipt by the Escrow Agent of a copy of such Final Determination from either Buyer or Seller, the Escrow Agent shall (A) promptly deliver a copy of such Final Determination to the other Party and (B) on the fifth (5th) Business Day following receipt by the applicable Party from the Escrow Agent of the Final Determination, disburse the Escrow Funds in the Escrow Account to Buyer and/or Seller in accordance with such Final Determination. Subject to the terms of this Section 4(c), the Escrow Agent will act on such Final Determination without further inquiry.
(d)    Release of Remaining Escrow Funds. On the date that is eighteen (18) months after the Closing Date, or if, such date is not a Business Day, the next succeeding Business Day (such date, as may be extended in accordance with and pursuant to Section 6.09 of the MIPA, the “Escrow Release Date”), the Escrow Agent shall release to Seller, in accordance with Section 4(e), the remaining balance of the Escrow Funds in the Escrow Account less Buyer’s good faith estimate of the amount of any Unresolved Claims.
(e)    Payment Instructions. All payments of any part of the Escrow Fund to Buyer or Seller, as the case may be, shall be made by wire transfer of immediately available funds or cashier’s check as set forth in the Joint Release Instruction or Final Determination, as applicable, or, with respect to payments of any part of the Escrow Fund to Seller under clause (d) above, pursuant to the wire instructions set forth on Schedule I hereto.
(f)    Authorized Individuals. In the event a Joint Release Instruction is delivered to the Escrow Agent, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone to the person or persons designated in Exhibits A-1 and/or A-2 hereto (the “Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be an Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such confirmatory calls. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons designated as, and telephone numbers of, the Authorized Individuals may be changed upon written notice to, and receipt of confirmation from, the Escrow Agent.
(g)    Certain Definitions.

(i)	“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are not required or authorized by law to be closed in the state of New York.

(ii)
“Final Determination” means a final non-appealable order of a court of competent jurisdiction directing the release of all or any portion of the Escrow Funds that is accompanied by (A) a certificate of the prevailing Party, as between Buyer and Seller, to the effect that such judgment is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing Party, as between Buyer and Seller, to which such Final Determination directs release of Escrow Funds.

(iii)	“Joint Release Instruction” means a joint written instruction executed by both Buyer and Seller to the Escrow Agent directing the Escrow Agent to

Exhibit B-4

disburse all or a portion of the Escrow Funds in accordance with such instructions.

(iv)
“Unresolved Claims” means as of the Escrow Release Date, the aggregate amount of all Claims that have been set forth in an Escrow Notice and that are also the subject of a Dispute Notice and that have not previously been resolved or satisfied in accordance herewith or that were otherwise properly and timely asserted under this Agreement but otherwise unsatisfied as of the Escrow Release Date, including any Claims for which an Escrow Notice has been delivered but for which the thirty (30) day objection period has not expired as of the Escrow Release Date.

Exhibit B-5

5.    Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature, and no duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between Buyer and Seller in connection herewith, including without limitation the MIPA, nor shall the Escrow Agent be required to determine if any person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any Joint Release Instruction furnished to it hereunder and believed by it in good faith to be genuine and to have been signed and presented by the proper Party or Parties. Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 hereto. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Funds. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in a Final Determination. The Escrow Agent may, after thirty (30) days’ written notice to Buyer and Seller of its intention to do so, interplead all of the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. The Escrow Agent shall have no liability or obligation with respect to any error of judgment or for any act done or step taken or omitted by it in good faith, or for anything which it may do or refrain from doing in connection herewith, except for the Escrow Agent’s fraud, willful misconduct or gross negligence. To the extent practicable, Buyer and Seller agree to pursue any redress or recourse in connection with any dispute (other than with respect to a dispute involving the Escrow Agent) without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable, directly or indirectly, for any (a) damages, losses or expenses arising out of the services provided hereunder in good faith, other than damages, losses or expenses which result from the Escrow Agent’s fraud, gross negligence or willful misconduct, or (b) special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Exhibit B-6

6.    Resignation and Removal of Escrow Agent. The Escrow Agent (a) may resign and be discharged from its duties or obligations hereunder by giving sixty (60) calendar days’ advance notice in writing of such resignation to Buyer and Seller specifying a date when such resignation shall take effect or (b) may be removed, with or without cause, by Buyer and Seller acting jointly at any time by providing written notice to the Escrow Agent. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act. Upon delivery of the Escrow Funds (i) to a substitute or successor escrow agent pursuant to a joint written designation from the Parties, (ii) as set forth in a Joint Release Instruction or (iii) in accordance with the directions of a Final Determination, the Escrow Agent’s obligations hereunder shall cease and terminate. In the event the Escrow Agent resigns, if the Parties have failed to appoint a successor escrow agent prior to the expiration of sixty (60) calendar days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of such a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto to this Agreement. Notwithstanding anything to the contrary in the foregoing, the Escrow Agent or any successor escrow agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent.
7.    Fees and Expenses. All fees and expenses of the Escrow Agent are described in Schedule II hereto and shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer. The fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement.
8.    Indemnity. Each of Buyer and Seller shall severally and jointly (as described more fully below) indemnify, defend and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including the reasonable and documented fees and expenses of one outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Escrow Agent Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except to the extent that such Escrow Agent Losses have been caused by the fraud, gross negligence or willful misconduct of Escrow Agent or any such Indemnitee, or (b) its following in good faith of any instructions or other directions from Seller or Buyer, except to the extent that its following any such instruction or direction is not in accordance with the terms of this Agreement. Notwithstanding anything to the contrary herein, Buyer and Seller agree, solely as between themselves, that any obligation for indemnification under this Section 8 (or for reasonable fees and expenses of the Escrow Agent described in Section 7) shall be borne by the party or parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then fifty percent (50%) by Seller and fifty percent (50%) by Buyer. The provisions of this Section 8 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.
9.    Tax Matters.
(a)    Buyer shall be responsible for and the taxpayer on all taxes due on the interest or income earned on the Escrowed Funds for the calendar year in which such interest or income is

Exhibit B-7

earned. A W-9 for each of Buyer and Seller shall be provided to the Escrow Agent upon execution of this Escrow Agreement.
(b)    Buyer and Seller acknowledge and agree that, except as otherwise provided in this Agreement, the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or withholding with respect to the Escrow Amount or any Escrow Earnings. The Escrow Agent shall withhold any taxes required to be withheld by applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.
10.    Covenant of Escrow Agent. The Escrow Agent hereby agrees and covenants with Buyer and Seller that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrow Funds to anyone except pursuant to the express terms of this Agreement or as otherwise required by law.
11.    Notices. All notices, requests, demands and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) by facsimile transmission with written confirmation of transmission, (ii) on the day of transmission if sent by electronic mail (“e-mail”) with a signed PDF attachment to the e-mail address given below, with written confirmation of transmission, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid. If notice is given pursuant to clause (i) or (ii), such notice shall be deemed delivered on the date of transmission. If notice is given pursuant to clause (iii) or (iv), such notice shall be deemed delivered three business days after the date such notice is deposited with such delivery service or in the United States Mail, as applicable. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of Buyer and Seller to notify the Escrow Agent and the other Parties in writing of any name or address changes.
If to Seller, to:
Casper Crude to Rail Holdings, LLC
3100 Timmons, Suite 210
Houston, Texas 77027
Attn: Randall D. Balhorn and Steve Magness
Email: rbalhorn@cogentenergysolutions.com; smagness@cogentenergysolutions.com
With a copy to:
Stonepeak Infrastructure Partners
717 5th Avenue, 25th Floor
New York, New York 10022
Attn: Jack Howell
Email: howell@stonepeakpartners.com
and
CTRAN, LLC
c/o The Granite Peak Group
1300 Venture Way
Casper, WY 82609

Exhibit B-8

Attn: Josh Jamison
Email: jjamison@thegranitepeakgroup.com
and
Cogent Energy Solutions, LLC
3100 Timmons, Suite 210
Houston, Texas 77027
Attn: Randall D. Balhorn and Steve Magness
Email: rbalhorn@cogentenergysolutions.com; smagness@cogentenergysolutions.com
With a copy (which shall not constitute notice) to:
Sidley Austin LLP
1000 Louisiana Street, Suite 6000
Houston, Texas 77002
Attn: Cliff W. Vrielink
Email: cvrielink@sidley.com
and
Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77079
Attn: Kevin N. Peter
Email: kpeter@lockelord.com
If to Buyer, to:
USDP CCR LLC
811 Main Street, Suite 2800
Houston, Texas 77002
Attn: Brad Sanders
Email: bsanders@usdg.com
With a copy to:
USD Partners GP LLC
811 Main Street, Suite 2800
Houston, Texas 77002
Attn: General Counsel
Email: legal@usdg.com
With a copy (which shall not constitute notice) to:
Latham & Watkins LLP 811
Main Street, Suite 3700
Houston, Texas 77002
Attn: Sean T. Wheeler
Email: sean.wheeler@lw.com

Exhibit B-9

If to the Escrow Agent, to:
Citi Private Bank
Citibank, N.A.
One Sansome Street, 23rd Floor
San Francisco, CA 94105
Attn: Raafat A. Sarkis
Telephone No.: (415) 627-6327
Facsimile No.: (415) 592-5584
E-mail: Raafat.sarkis@citi.com
Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to the foregoing clause (i) or (ii) of this Section 11, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.

Exhibit B-10

12.    Termination. This Agreement shall terminate on the first to occur of (a) the distribution of all of the amounts in the Escrow Funds in accordance with this Agreement or (b) delivery to the Escrow Agent of a written notice of termination executed jointly by Buyer and Seller.
13.    Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the Parties hereto. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Sections 6 and 16, without the prior written consent of the other Parties which shall not be unreasonably conditioned, withheld or delayed. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The Parties hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or electronic transmission in portable document format (.pdf), and such facsimile or.pdf will, for all purposes, be deemed to be the original signature of such Party whose signature it reproduces, and will be binding upon such Party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. Buyer and Seller represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.
14.    Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree in good faith it shall not be liable to Buyer or Seller or to any other Person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Exhibit B-11

15.    Further Assurances. Following the date hereof, each Party shall deliver to the other Parties such further information and documents and shall execute and deliver to the other Parties such further instruments and agreements as any other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other Party the benefits hereof.
16.    Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that no assignment of the interest of any of the Parties hereto shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with the Escrow Agent. Notwithstanding anything in this Agreement to the contrary, Buyer may, without prior written consent of the Escrow Agent, assign all or a portion of its rights, interests or obligations hereunder to (i) one or more of its affiliates or (ii) its successors or assigns (if any) under the MIPA, provided that no such assignment shall relieve Buyer of any obligation hereunder except to the extent actually performed or satisfied by the assignee, and Buyer shall be required to notify the Escrow Agent of such assignment as described above.
17.    Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority; any act of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; labor disputes; acts of civil or military authority or governmental action; and the unavailability of the Federal Reserve Bank wire services or any electronic communication facility); provided, however, it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
18.    Use of Citibank Name. No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other Parties hereto, or on such Party’s behalf, without the prior written consent of the Escrow Agent.
19.    Publication; Disclosure. By executing this Agreement, the Parties acknowledge that this Agreement (including all related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Escrow Agreement and related information to individuals or entities not a Party to this Agreement. The Parties further agree to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Agreement and information contained therein; provided, however, that nothing in this Agreement (including, for the avoidance of doubt, Sections 18 and 19 hereof) shall restrict, to the extent required by applicable law, USD Partners LP from describing the material terms of this Agreement in, and filing this Agreement as an exhibit to, any report required to be filed with the United States Securities and Exchange Commission pursuant to applicable federal securities laws.
20.    Entire Agreement. This Agreement, together with the MIPA and related exhibits and schedules hereto and thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Exhibit B-12

Notwithstanding the foregoing, in the event of any inconsistency between the statements in the body of this Agreement and those of the MIPA, (i) with respect to any inconsistency as between Buyer and Seller, the statements in the body of the MIPA shall control; and (ii) with respect to any inconsistency as between the Escrow Agent, on the one hand, and either Buyer or Seller or both, on the other hand, the statements in the body of this Agreement shall control.
*    *    *    *    *

Exhibit B-13

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.
BUYER:
USDP CCR LLC
By:
    Name:
    Title:
SELLER:
CASPER CRUDE TO RAIL HOLDINGS, LLC
By:
    Name:
    Title:
ESCROW AGENT:
CITIBANK, N.A.
By:
    Name:
    Title:

Signature Page to Escrow Agreement
Exhibit B-14

Schedule I
Seller Wire Instructions
Account Name: [●]
Account Number: [●]
ABA/Routing Number: [●]
Bank’s Name: [●]
Bank’s Address: [●]
SWIFT Code: [●]

Exhibit B-15

Schedule II
Escrow Agent Fee
Acceptance Fee    [●]
To cover the acceptance of the Escrow Agency appointment, the study of the Escrow Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group:
Administration Fee    [●]
The annual administration fee covers maintenance of the Escrow Account including safekeeping of assets in the escrow account, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent’s records, follow-up of the Escrow Agreement’s provisions, and any other safekeeping duties required by the Escrow Agent under the terms of the Escrow Agreement. Fee is based on Escrow Amount being deposited in a non-interest bearing transaction deposit account, FDIC insured to the applicable limits.
1099 Tax Preparation Fee    [●]
To cover preparation of Form 1099-INT for the applicable escrow party for each calendar year:
Transaction Fees    [●]
To cover all required disbursements from escrow account, including disbursements made via check and/or wire transfers, payments to all parties as designated by client, fees associated with postage and overnight delivery charges incurred by the Escrow Agent as required under the terms and conditions of the Escrow Agreement:
Legal Fees    [●]
Other Fees    [●]

TERMS AND CONDITIONS: The above schedule of fees does not include charges for reasonable out-of-pocket expenses or for any services of an extraordinary nature that we or our legal counsel may be called upon from time to time to perform in either an agency or fiduciary capacity. Our participation in the transactions contemplated by the Agreement is subject to internal approval of the third party depositing monies into the escrow account.

Exhibit B-16

EXHIBIT A-1
Certificate as to Seller’s Authorized Signatures
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Cogent Energy Solutions, LLC, as Lead Manager of Seller and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of the Seller. The below listed persons (must list at least two individuals) have also been designated as Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrow Funds from the escrow account(s) unless an original “Standing or Predefined Instruction” letter is on file with the Escrow Agent.

Name / Title /Telephone #	Specimen Signature

Name	Signature

Title

Telephone #

Name	Signature

Title

Telephone #

Name	Signature

Title

Telephone #

Exhibit B-17

EXHIBIT A-2
Certificate as to Buyer’s Authorized Signatures
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Buyer and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of the Buyer. The below listed persons (must list at least two individuals) have also been designated as Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrow Funds from the escrow account(s) unless an original “Standing or Predefined Instruction” letter is on file with the Escrow Agent.

Name / Title /Telephone #	Specimen Signature

Name	Signature

Title

Telephone #

Name	Signature

Title

Telephone #

Name	Signature

Title

Telephone #

Exhibit B-18

EXHIBIT C
TERMINAL FACILITIES
Attached.

Exhibit C-1
Membership Interest Purchase Agreement

EXHIBIT C
TERMINAL FACILITIES
Crude oil to rail loading terminal located on approximately 247 acres of owned land and 58 acres of leased land in Casper, Wyoming. The facility is connected to Spectra’s Express Pipeline and the Platte Terminal via the CCR Pipeline, and includes 6 storage tanks, each with 150,000 bbls of shell capacity, 14 loading arms, and approximately 44,000 feet of rail track, two tank foundations, LACT truck unloading units, and all administrative and other equipment located thereupon.

Exhibit C-2

EXHIBIT D
FORM OF LOCK-UP AGREEMENT
Attached.

Exhibit D-1
Membership Interest Purchase Agreement

LOCK-UP LETTER
____________, 20__
USDP CCR LLC
811 Main Street, Suite 2800
Houston, Texas 77002
Ladies and Gentlemen:
This letter (the “Lock-up Letter”) is being delivered to you pursuant to Section 2.4(g) of the Membership Interest Purchase Agreement (the “MIPA”), dated as of October 12, 2015, between Casper Crude to Rail Holdings, LLC, a Delaware limited liability company (“Seller”), and USDP CCR LLC, a Delaware limited liability company (“Buyer”), pursuant to which Buyer will acquire from Seller 100% of the membership interests of Casper Crude to Rail, LLC, a Wyoming limited liability company (the “Acquisition”), in exchange for $208,321,875 in cash and 1,733,582 newly issued common units representing limited partner interests (the “Common Units”) in USD Partners LP, a Delaware limited partnership (“USDP”). In connection with the Acquisition, and pursuant to the terms of the MIPA, USDP will distribute the Common Units to Cogent Energy Solutions, LLC, a Delaware limited liability company (“Cogent”). Capitalized terms used but not defined herein have the meaning ascribed to them in the MIPA.
Subject to the terms of the MIPA, Cogent agrees that, without USDP’s prior written consent, Cogent will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned, directly or indirectly, including the establishment or increase of a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, the Common Units or publicly announce an intention to effect any such transaction, for a period of one year after the Closing Date (the “Lock-up Period”), other than (i) Common Units disposed of as bona fide gifts (provided that in the case of any such transfer pursuant to a bona fide gift, the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this Lock-Up Letter), (ii) Common Units transferred to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value), (iii) Common Units transferred as distributions to equity holders of the undersigned who agree to be bound by the terms of this Lock-Up Agreement, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made, (iv) Common Units transferred by will or the laws of intestacy, or (v) Common Units transferred pursuant to domestic relations or court orders. For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
In furtherance of the foregoing, Buyer and its Affiliates, including USDP, and the transfer agent for USDP are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter.
If for any reason the MIPA shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Exhibit D-2

[Signature Page Follows]
Yours very truly,

Cogent Energy Solutions, LLC
By:
    Name:
    Title:

Signature Page to Lock-Up Letter
Exhibit D-3

EXHIBIT E
STONEPEAK AGREEMENT
Attached.

Exhibit E-1
Membership Interest Purchase Agreement

AGREEMENT
This AGREEMENT (this “Agreement”) is made and entered into as of ______________, 20__, by and between Stonepeak Casper Terminal Holdings LLC, a Delaware limited liability company (“Stonepeak”), and USDP CCR LLC, a Delaware limited liability company (“Buyer”). Stonepeak and Buyer are sometimes referred to in this Agreement together as the “Parties” and individually as a “Party.” Capitalized terms used in this Agreement but not defined herein shall have the respective meanings given to such terms in the MIPA (as defined below).
RECITALS
WHEREAS, Stonepeak, Cogent Energy Solutions, LLC, a Delaware limited liability company (“Cogent”), and CTRAN, LLC, a Wyoming limited liability company, collectively own 100% of the membership interests of Casper Crude to Rail Holdings, LLC, a Delaware limited liability company (“Seller”);
WHEREAS, Seller owns 100% of the membership interests (the “Company Interests”) of Casper Crude to Rail, LLC, a Wyoming limited liability company (the “Company”); and
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Company Interests (the “Transaction”), on the terms and subject to the conditions set forth in that certain Membership Interest Purchase Agreement, dated as of October 12, 2015, between Seller and Buyer (the “MIPA”).
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the covenants, promises and representations set forth in this Agreement, in connection with the Transaction and the other transactions contemplated by the MIPA, and for other good and valuable consideration, the Parties agree as follows:
1.    Representations and Warranties of Stonepeak. Stonepeak hereby represents and warrants to Buyer as of the date hereof that:
(a)    Organization; Good Standing. Stonepeak is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.
(b)    Authority. Stonepeak has all necessary limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Stonepeak of this Agreement, and the performance by Stonepeak of its obligations hereunder, have been duly and validly authorized by all necessary limited liability company action. This Agreement has been duly and validly executed and delivered by Stonepeak and (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligation of Stonepeak enforceable against Stonepeak in accordance with its terms and conditions, except that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.
(c)    Ownership of the Company Interests. Seller has good, valid and marketable title to the Company Interests and owns beneficially and of record the Company Interests, free and clear of all Liens other than those under state or federal securities Laws or the Company’s Charter Documents. Seller is not party to (i) any option, warrant, purchase right or other Contract (other than the MIPA) that could require either Seller or, after the Closing, Buyer or any of their respective Affiliates, to sell, transfer or otherwise

Exhibit E-2

dispose of any Company Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer (other than the MIPA) of any Company Interests.
(d)    Ownership of Seller. Stonepeak has good, valid and marketable title to 100% of the Preferred Units (as defined in the LLC Agreement) in Seller (the “Stonepeak Interests”) and owns beneficially and of record the Stonepeak Interests, free and clear of all Liens other than those under state or federal securities Laws or Seller’s Charter Documents. Stonepeak is not party to (i) any option, warrant, purchase right or other Contract that could require Stonepeak to sell, transfer or otherwise dispose of any Stonepeak Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer of any Stonepeak Interests.
2.    Confidentiality Agreement.
(a)    Stonepeak agrees hereby to be bound by and to comply with the terms and conditions of the Mutual Non-Disclosure Agreement, dated July 16, 2015, by and between Stonepeak Advisors, LLC and USD Group LLC (the “Confidentiality Agreement”) as if Stonepeak was a party to the Confidentiality Agreement and, regardless of any termination of the Confidentiality Agreement pursuant to its terms upon or following the Effective Date, covenants and agrees to keep confidential, in accordance with the terms and conditions of the Confidentiality Agreement (in the event that the Confidentiality Agreement has terminated pursuant to its terms, as if the Confidentiality Agreement were still in full force and effect), information provided to or received from, as applicable, Buyer pursuant to the MIPA as if such information constituted Confidential Information pursuant to such Confidentiality Agreement; provided that, for the avoidance of doubt, to the extent required by applicable Law, USD Partners LP, a Delaware limited partnership, shall be permitted to describe the material terms of this Agreement in, and file this Agreement as an exhibit to, any report required to be filed with the SEC pursuant to applicable federal securities laws.
(b)    Notwithstanding the foregoing, from and after the date hereof for a period of two years, Stonepeak shall, and shall cause its Affiliates to, hold, and shall use its commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that Stonepeak can show that such information (i) is generally available to and known by the public through no fault of Stonepeak, any of its Affiliates or their respective Representatives or (ii) is lawfully acquired by Stonepeak, any of its Affiliates or their respective Representatives from and after the date hereof from sources which are not known to Seller to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Stonepeak or any of its Affiliates or their respective Representatives are compelled to disclose any confidential information by judicial or administrative process or by other requirements of Law, Stonepeak shall, to the extent legally permitted, promptly notify Buyer in writing and shall disclose only that portion of such information which Stonepeak is advised by its counsel (which may be in-house counsel) in writing is legally required to be disclosed; provided, however, that Stonepeak shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.
3.    Non-Disparagement. For a period of 18 months after the date hereof, Stonepeak will not, and will direct its Affiliates not to, make any statement with respect to the Company, Buyer or their respective businesses, products or services, either in writing or orally, to any Person that disparages, discredits, degrades or lowers the reputation of the Company, Buyer or their and their Affiliates’ respective businesses, products or services, including the publication of articles or press releases and interviews with individuals or institutions engaged in the business of communication, publishing or broadcasting news, opinion or other information, either on the record, off the record, or “on background” unless provided with advance written

Exhibit E-3

authorization from the Company or Buyer, as applicable, to do so, or encourage or participate with any Person to make such statements.
4.    Indemnification.
(a)    Stonepeak shall, and shall cause its Affiliates to, indemnify, save and hold harmless Buyer, its Affiliates and their respective agents and Representatives (each, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all Claims (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred by the Indemnitee in connection with, as a result of, or arising out of, or relating or incident to (i) the inaccuracy or breach of any representation or warranty of Stonepeak in this Agreement; (ii) any non-fulfillment or breach of any covenant or agreement of Stonepeak in this Agreement; or (iii) any cause of action, suit or claim brought or made against an Indemnitee arising out of or resulting from (x) the execution, delivery, performance or breach of this Agreement or (y) the enforcement of this Agreement.
(b)    All of the representations and warranties of Stonepeak in this Agreement and the right of the Indemnitees to assert any Claim for indemnification related thereto shall survive the from the date hereof indefinitely and shall continue in full force and effect thereafter. The covenants and agreements of Stonepeak contained in this Agreement shall survive the date hereof in accordance with their terms (or, if no term is specified, until all obligations thereunder have been satisfied); provided that the right of an Indemnitee to make a claim for breach of any covenant of Stonepeak that is to be performed or satisfied at or prior to the date hereof shall survive for a period of 18 months after the date hereof, after which date and time no Claims for indemnification therefor may be asserted, regardless of when such right arose.
5.    Miscellaneous.
(a)    Notices. Unless this Agreement specifically requires otherwise, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by electronic delivery (including delivery of a document in Portable Document Format), by registered or certified mail, postage prepaid or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the Parties at the addresses specified below:
If to Stonepeak, to:
Stonepeak Infrastructure Partners
717 5th Avenue, 25th Floor
New York, New York 10022
Attn: Jack Howell
Email: howell@stonepeakpartners.com
With a copy (which shall not constitute notice) to:
Sidley Austin LLP
1000 Louisiana Street, Suite 6000
Houston, Texas 77002
Attn: Cliff W. Vrielink
Email: cvrielink@sidley.com

Exhibit E-4

If to Buyer, to:
USDP CCR LLC
811 Main Street, Suite 2800
Houston, Texas 77002
Attn: Brad Sanders
Email: bsanders@usdg.com
With a copy to:
USD Partners GP LLC
811 Main Street, Suite 2800
Houston, Texas 77002
Attn: General Counsel
Email: legal@usdg.com
With a copy (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attn: Sean T. Wheeler
Email: sean.wheeler@lw.com
Notice given by personal delivery, mail or overnight courier pursuant to this Section 5(a) shall be effective upon physical receipt. Notice given by electronic transmission pursuant to this Section 5(a) shall be effective as of the date of confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) if delivered before 5:00 P.M. Central Time on any Business Day at the place of receipt or the next succeeding Business Day if confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) is after 5:00 P.M. Central Time on any Business Day or during any non-Business Day at the place of receipt.
(b)    Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties and/or their respective Affiliates with respect to the subject matter hereof and, together with the MIPA and the Confidentiality Agreement, contains the sole and entire agreement between the Parties and their respective Affiliates hereto with respect to the subject matter hereof.
(c)    Expense. Except as explicitly set forth herein, each Party shall pay all costs and expenses it has incurred or will incur in anticipation of, relating to or in connection with the negotiation and execution of this Agreement.
(d)    Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
(e)    Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf the Parties.

Exhibit E-5

(f)    No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.
(g)    Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to this Section 5(g), this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.
(h)    Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
(i)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
(j)    Governing Law; Submission to Jurisdiction; Jury Trial Waiver.
i.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
ii.    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF NEW CASTLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
iii.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT

Exhibit E-6

OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(j)(iii).
(k)    Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. If any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party, subject to the terms hereof and in addition to any remedy at law for damages or other relief, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.
(l)    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
[Signature Page to follow]

Exhibit E-7

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first written above.
STONEPEAK:

STONEPEAK CASPER TERMINAL HOLDINGS LLC
By:
    Name:
    Title:
BUYER:

USDP CCR LLC
By:
    Name:
    Title:

[Signature Page to Stonepeak Agreement]
Exhibit E-8

EXHIBIT F
COGENT AGREEMENT
Attached.

Exhibit F-1
Membership Interest Purchase Agreement

AGREEMENT
This AGREEMENT (this “Agreement”) is made and entered into as of ____________, 20__, by and among Cogent Energy Solutions, LLC, a Delaware limited liability company (“Cogent”), Randy Balhorn (“Balhorn”), Steve Magness (“Magness” and, together with Cogent and Balhorn, the “Cogent Group Members”), USD Group, LLC, a Delaware limited liability company (solely with respect to Section 2) (“USD Group”), and USDP CCR LLC, a Delaware limited liability company (“Buyer”). Cogent, Balhorn, Magness and Buyer are sometimes referred to in this Agreement together as the “Parties” and individually as a “Party.” Capitalized terms used in this Agreement but not defined herein shall have the respective meanings given to such terms in the MIPA (as defined below).
RECITALS
WHEREAS, Balhorn and Magness collectively own 100% of the membership interests of Cogent (the “Cogent Interests”);
WHEREAS, Cogent owns 50% of the common units in Casper Crude to Rail Holdings, LLC, a Delaware limited liability company (“Seller”);
WHEREAS, Seller owns 100% of the membership interests (the “Company Interests”) of Casper Crude to Rail, LLC, a Wyoming limited liability company (the “Company”);
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Company Interests (the “Transaction”), on the terms and subject to the conditions set forth in that certain Membership Interest Purchase Agreement, dated as of October 12, 2015, between Seller and Buyer, (the “MIPA”); and
WHEREAS, Seller intends to distribute the consideration received from the Transaction to its members, which shall include the distribution of the right to receive newly issued common units (the “MLP Common Units”) representing limited partner interests in USD Partners LP, a Delaware limited partnership (“USDP”), to Cogent, in accordance with the MIPA and the Limited Liability Company Agreement (the “LLC Agreement”) of Seller, dated September 6, 2013, by and among Stonepeak Casper Terminal Holdings LLC, Cogent and CTRAN, LLC.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the covenants, promises and representations set forth in this Agreement, in connection with the Transaction and the other transactions contemplated by the MIPA, and for other good and valuable consideration, the Parties agree as follows:
1.    Representations and Warranties of Cogent Group Members. Cogent hereby represents and warrants to Buyer with respect to Sections 1(a), (b), (c), (d) and (f) below, and Balhorn and Magness hereby represent and warrant to Buyer, jointly and severally, with respect to Section 1(e) below, as of the date hereof that:
(a)    Organization; Good Standing. Cogent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.
(b)    Authority. Cogent has all necessary limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Cogent of this Agreement, and the performance by Cogent of its obligations hereunder, have been duly

Exhibit F-2

and validly authorized by all necessary limited liability company action. This Agreement has been duly and validly executed and delivered by each Cogent Group Member and (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligation of such Cogent Group Member enforceable against such Cogent Group Member in accordance with its terms and conditions, except that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.
(c)    Ownership of the Company Interests. Seller has good, valid and marketable title to the Company Interests and owns beneficially and of record the Company Interests, free and clear of all Liens other than those under state or federal securities Laws or the Company’s Charter Documents. Seller is not party to (i) any option, warrant, purchase right or other Contract (other than the MIPA) that could require either Seller or, after the Closing, Buyer or any of their respective Affiliates, to sell, transfer or otherwise dispose of any Company Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer (other than the MIPA) of any Company Interests.
(d)    Ownership of the Seller Interests. Cogent has good, valid and marketable title to 50% of the Common Units (as defined in the LLC Agreement) in Seller (the “Seller Interests”) and owns beneficially and of record the Seller Interests, free and clear of all Liens other than those under state or federal securities Laws or Seller’s Charter Documents. Cogent is not party to (i) any option, warrant, purchase right or other Contract that could require Cogent to sell, transfer or otherwise dispose of any Seller Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer of any Seller Interests.
(e)    Ownership of the Cogent Interests. Balhorn and Magness have good, valid and marketable title to the Cogent Interests and own beneficially and of record the Cogent Interests, free and clear of all Liens other than those under state or federal securities Laws or Cogent’s Charter Documents. No Cogent Group Member is party to (i) any option, warrant, purchase right or other Contract (other than the MIPA) that could require a Cogent Group Member, Seller or, after the Closing, Buyer or any of their respective Affiliates, to sell, transfer or otherwise dispose of any Cogent Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer (other than the MIPA) of any Cogent Interests.
(f)    Acquisition as Investment. Cogent is acquiring the MLP Common Units for its own account as an investment without the present intent to sell, transfer or otherwise distribute the same to any other Person in violation of any state or federal securities laws (other than Cogent’s anticipated pro-rata distribution of MLP Common Units to Balhorn and Magness in compliance with applicable state and federal securities laws). Cogent has made, independently and without reliance on Buyer, except for representations and warranties of Buyer set forth in the MIPA and for any information contained in registration statements, prospectuses, reports, schedules, form statements and other documents (including but not limited to financial statements, exhibits and all other information incorporated by reference) filed by Buyer or its Affiliates with the United States Securities and Exchange Commission, its own analysis of the MLP Common Units, USDP and its Assets for the purpose of acquiring the MLP Common Units, and Cogent has had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations. Cogent acknowledges that the MLP Common Units are not registered pursuant to the Securities Act of 1933 (the “Securities Act”) and that none of the MLP Common Units may be transferred, except pursuant to an effective registration statement or an applicable exemption from registration under the Securities Act. Cogent is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act.

Exhibit F-3

2.    Confidentiality Agreement.
(a)    From and after the date hereof, the obligations and covenants of Cogent arising pursuant to that certain Confidentiality Agreement, dated March 31, 2015, by and between Cogent and USD Group (the “Cogent Confidentiality Agreement”) shall terminate, though USD Group shall continue to be bound by the Cogent Confidentiality Agreement, in accordance with its terms. Buyer, USD Group and Cogent acknowledge and agree that Cogent shall have no obligations with respect to any confidential information of Buyer or the Company or related to the transactions contemplated by the Purchase Agreement, except as set forth in this Agreement.
(b)    Notwithstanding the foregoing, from and after the Closing Date for a period of two years, each Cogent Group Member shall hold, and shall use its commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, (i) concerning the Company, (ii) provided by Buyer to such Cogent Group Member in connection with the evaluation, negotiation and closing of the transactions contemplated by the MIPA, or (iii) concerning the terms of the MIPA (collectively, “Confidential Information”), except to the extent that such Cogent Group Member can show that such information (i) is generally available to and known by the public other than as a result of a violation of this Agreement by such Cogent Group Member or their respective Representatives, (ii) is lawfully acquired by such Cogent Group Member or their respective Representatives from and after the date hereof from sources which are not known to such Cogent Group Member to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation or (iii) is independently developed by such Cogent Group Member or their respective Representatives without use of the Confidential Information. If a Cogent Group Member or any of their respective Representatives are compelled to disclose any Confidential Information by judicial or administrative process or by other requirements of Law, such disclosure shall not be a breach of this Agreement, so long as such Cogent Group Member promptly notifies Buyer in writing (if legally permissible) and discloses only that portion of such Confidential Information which such Cogent Group Member is advised by its counsel is legally required to be disclosed; provided, however, that such Cogent Group Member shall use commercially reasonable efforts to cooperate with Buyer, at the sole cost and expense of Buyer, so that Buyer may obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information.
3.    Non-Competition; Non-Solicitation.
(a)    Non-Competition. From the Closing Date until the third anniversary thereof, no Cogent Group Member shall, directly or indirectly, own, manage, operate, control, consult, become employed by or participate in any manner in the ownership, management, operation or control of, or consulting to, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in any aspect of a Competitive Business within the Restricted Territory, other than for the benefit of Buyer and/or its Affiliates, except that the Cogent Group Members and their respective Affiliates shall not be restricted from owning MLP Common Units or from acquiring, directly or indirectly, less than 1% of the outstanding capital stock of any publicly traded company (other than USDP) that is engaged in a Competitive Business.
(b)    Non-Interference with Customers and Suppliers. From the Closing Date until the third anniversary thereof, no Cogent Group Member shall cause, induce or encourage, any actual or prospective customer, supplier or licensor of the Company or CCR Pipeline or any other Commercial Counterparty to terminate or modify any such relationship, in each case, within or with respect to the Restricted Territory.
(c)    Non-Solicitation of Employees. From the Closing Date until the third anniversary thereof, no Cogent Group Member shall cause, solicit, induce or encourage any employee, if any, of the Company or CCR Pipeline to leave such employment or hire, employ or otherwise engage any such individual; provided,

Exhibit F-4

however, that nothing in this paragraph shall restrict (i) any general advertisement or solicitation that is not directed at employees of the Company or CCR Pipeline, or (ii) the employment of any person who responds to any such general advertisement or solicitation or who contacts a Cogent Group Member or one of its respective Affiliates on his or her own initiative and without any direct or indirect solicitation in contravention of the above restrictions.
(d)    Non-Disparagement. From the Closing Date until the third anniversary thereof, no Cogent Group Member shall, and each Cogent Group Member will direct its Representatives not to, make any statement with respect to the Company, Buyer or their and their Affiliates’ respective businesses, products or services, either in writing or orally, to any Person that disparages, discredits, degrades or lowers the reputation of the Company, Buyer or their and their Affiliates’ respective businesses, products or services, including the publication of articles or press releases and interviews with individuals or institutions engaged in the business of communication, publishing or broadcasting news, opinion or other information, either on the record, off the record, or “on background” unless provided with advance written authorization from the Company or Buyer, as applicable, to do so, or encourage or participate with any Person to make such statements.
(e)    Non-Solicitation of Certain Employees by Buyer. From the Closing Date until the first anniversary thereof, Buyer and its Affiliates shall not (without the prior written consent of Cogent) cause, solicit, induce or encourage any employee of Cogent or its Affiliates (including without limitation Wyoming Operating Company, LLC) who provide services to Cheyenne Rail Hub, LLC to leave such employment or hire, employ or otherwise engage any such individual; provided, however, that nothing in this paragraph shall restrict (i) any general advertisement or solicitation that is not directed at employees of Cogent or its Affiliates (including without limitation Wyoming Operating Company, LLC), (ii) the employment of any person who responds to any such general advertisement or solicitation or who contacts Buyer or one of its Affiliates on his or her own initiative and without any direct or indirect solicitation in contravention of the above restrictions or (iii) the employment of any employee of Cogent or its Affiliates (including without limitation Wyoming Operating Company, LLC) who, prior to the Closing Date, provides services with respect to the Business or the Terminal Facilities.
(f)    Certain Acknowledgements. Each of the Cogent Group Members and Buyer acknowledge, in connection with the covenants and agreements in this Section 3(f), that (i) such covenants and agreements impose a reasonable restraint in light of the activities and business and current plans with respect thereto of the Cogent Group Members, (ii) it is the intention of the Parties that the entire goodwill of the business of the Company be transferred to Buyer as part of the transactions contemplated hereby, including the goodwill existing between the Company’s business, on the one hand, and its clients, customers, suppliers, agents, employees, contractors, consultants, and other Persons under contract or otherwise associated or doing business with them, on the other hand, and (iii) such covenants and agreements are supported by adequate consideration.
(g)    Injunctive Relief. The covenants and undertakings contained in this Section 3 relate to matters that are of a special, unique and extraordinary character and a violation of any of the terms of this Section 3 may cause irreparable injury to Buyer, the Cogent Group Members or the Company, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 3 may be inadequate. Therefore, Buyer, each Cogent Group Member and the Company will each be entitled to seek an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 3 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 3 are cumulative and in addition to any other rights and remedies which Buyer and the Company may have hereunder or at law or in equity.

Exhibit F-5

(h)    Reformation. Notwithstanding anything to the contrary in the MIPA, the Cogent Group Members and the Buyer agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 3 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable Party. If any Law or court interpreting such Law does not allow such lesser time period, geographical area, business limitation or other relevant feature to be enforced against the applicable Party, the Parties acknowledge and agree that Section 12.11 of the MIPA will apply.
4.    Indemnification.
(a)    Each of the Cogent Group Members shall, severally and not jointly, indemnify, save and hold harmless Buyer, its Affiliates and their respective agents and Representatives (each, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all Claims (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred by the Indemnitee in connection with, as a result of, or arising out of, or relating or incident to (i) the inaccuracy or breach of any representation or warranty of such Cogent Group Member in this Agreement; (ii) any non-fulfillment or breach of any covenant or agreement of such Cogent Group Member in this Agreement; or (iii) any cause of action, suit or claim brought or made against the Indemnitee arising out of or resulting from (x) the execution, delivery, performance or breach of this Agreement by such Cogent Group Member or (y) the enforcement of this Agreement by the Indemnitee against such Cogent Group Member.
(b)    All of the representations and warranties of the Cogent Group Members in this Agreement and the right of the Indemnitees to assert any Claim for indemnification related thereto shall survive the Closing indefinitely and shall continue in full force and effect thereafter. The covenants and agreements of the Cogent Group Members contained in this Agreement shall survive the Closing in accordance with their terms (or, if no term is specified, until all obligations thereunder have been satisfied); provided that the right of an Indemnitee to make a claim for breach of any covenant of a Cogent Group Member that is to be performed or satisfied at or prior to the Closing shall survive for a period of 18 months after the Closing, after which date and time no Claims for indemnification therefor may be asserted, regardless of when such right arose.
5.    Miscellaneous.
(a)    Actions of Cogent/Seller. Notwithstanding anything to the contrary set forth in this Agreement: (a) it shall not be breach of this Agreement if a Cogent Group Member or its respective Affiliates disclose or use Confidential Information (i) for the benefit of, or at the direction of Buyer or its Affiliates or (ii) in connection with the prosecution or defense of any Claims arising under the MIPA or this Agreement, and (b) no Cogent Group Member shall be responsible or liable for any breach of this Agreement if such breach is the result of any action or inaction of (x) another Cogent Group Member or (y) Seller or its Representatives, unless such action or inaction of Seller or its Representatives was directly caused by such Cogent Group Member.
(b)    Notices. Unless this Agreement specifically requires otherwise, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by electronic delivery (including delivery of a document in Portable Document Format), by registered or certified mail, postage

Exhibit F-6

prepaid or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the Parties at the addresses specified below:
If to the Cogent Group Members, to:
Cogent Energy Solutions, LLC
3100 Timmons, Suite 210
Houston, Texas 77027
Attn: Randall D. Balhorn and Steve Magness
Email: rbalhorn@cogentenergysolutions.com; smagness@cogentenergysolutions.com
With a copy (which shall not constitute notice) to:
Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77079
Attn: Kevin N. Peter
Email: kpeter@lockelord.com
If to Buyer or USD Group, to:
USD Group, LLC
811 Main Street, Suite 2800
Houston, Texas 77002
Attn: Brad Sanders
Email: bsanders@usdg.com
With a copy to:
USD Partners GP LLC
811 Main Street, Suite 2800
Houston, Texas 77002 Attn: General Counsel
Email: legal@usdg.com
With a copy (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attn: Sean T. Wheeler
Email: sean.wheeler@lw.com
Notice given by personal delivery, mail or overnight courier pursuant to this Section 5(b) shall be effective upon physical receipt. Notice given by electronic transmission pursuant to this Section 5(b) shall be effective as of the date of confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) if delivered before 5:00 P.M. Central Time on any Business Day at the place of receipt or the next succeeding Business Day if confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) is after 5:00 P.M. Central Time on any Business Day or during any non-Business Day at the place of receipt.

Exhibit F-7

(c)    Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties and/or their respective Affiliates with respect to the subject matter hereof and, together with the MIPA and the Confidentiality Agreement, contains the sole and entire agreement between the Parties and their respective Affiliates hereto with respect to the subject matter hereof.
(d)    Expense. Except as explicitly set forth herein, each Party shall pay all costs and expenses it has incurred or will incur in anticipation of, relating to or in connection with the negotiation and execution of this Agreement.
(e)    Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
(f)    Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf the Parties.
(g)    No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.
(h)    Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to this Section 5(h), this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.
(i)    Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
(j)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
(k)    Governing Law; Submission to Jurisdiction; Jury Trial Waiver.
i.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Exhibit F-8

ii.    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF NEW CASTLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
iii.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(k)(iii).
(l)    Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. If any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party, subject to the terms hereof and in addition to any remedy at law for damages or other relief, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.
(m)    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
[Signature Page to follow]

Exhibit F-9

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first written above.
COGENT GROUP MEMBERS:

COGENT ENERGY SOLUTIONS, LLC
By:
    Name:
    Title:
RANDY BALHORN:
By:
    Name: Randy Balhorn
STEVE MAGNESS:
By:
    Name: Steve Magness
BUYER:

USDP CCR LLC
By:
    Name:
    Title:
USD GROUP:

USD Group, LLC
By:
    Name:
    Title:

[Signature Page to Cogent Agreement]
Exhibit F-10

EXHIBIT G
CTRAN AGREEMENT
Attached.

Exhibit G-1
Membership Interest Purchase Agreement

AGREEMENT
This AGREEMENT (this “Agreement”) is made and entered into as of _____________, 20__, by and between CTRAN, LLC, a Wyoming limited liability company (“CTRAN”), and USDP CCR LLC, a Delaware limited liability company (“Buyer”). CTRAN and Buyer are sometimes referred to in this Agreement together as the “Parties” and individually as a “Party.” Capitalized terms used in this Agreement but not defined herein shall have the respective meanings given to such terms in the MIPA (as defined below).
RECITALS
WHEREAS, CTRAN owns 50% of the common units in Casper Crude to Rail Holdings, LLC, a Delaware limited liability company (“Seller”);
WHEREAS, Seller owns 100% of the membership interests (the “Company Interests”) of Casper Crude to Rail, LLC, a Wyoming limited liability company (the “Company”);
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Company Interests (the “Transaction”), on the terms and subject to the conditions set forth in that certain Membership Interest Purchase Agreement, dated as of October 12, 2015, between Seller and Buyer, (the “MIPA”); and
WHEREAS, Seller intends to distribute the consideration received from the Transaction to its members, including CTRAN, in accordance with the MIPA and the Limited Liability Company Agreement (the “LLC Agreement”) of Seller, dated September 6, 2013, by and among Stonepeak, Cogent Energy Solutions, LLC, a Delaware limited liability company, and CTRAN, LLC, a Wyoming limited liability company.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the covenants, promises and representations set forth in this Agreement, in connection with the Transaction and the other transactions contemplated by the MIPA, and for other good and valuable consideration, the Parties agree as follows:
1.    Representations and Warranties of CTRAN. CTRAN hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date that:
(a)    Organization; Good Standing. CTRAN is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.
(b)    Authority. CTRAN has all necessary limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by CTRAN of this Agreement, and the performance by CTRAN of its obligations hereunder, have been duly and validly authorized by all necessary limited liability company action. This Agreement has been duly and validly executed and delivered by CTRAN and (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligation of CTRAN enforceable against CTRAN in accordance with its terms and conditions, except that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.
(c)    Ownership of the Company Interests. Seller has good, valid and marketable title to the Company Interests and owns beneficially and of record the Company Interests, free and clear of all Liens

Exhibit G-2

other than those under state or federal securities Laws or the Company’s Charter Documents. Seller is not party to (i) any option, warrant, purchase right or other Contract (other than the MIPA) that could require either Seller or, after the Closing, the Buyer or any of their respective Affiliates, to sell, transfer or otherwise dispose of any Company Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer (other than the MIPA) of any Company Interests.
(d)    Ownership of Seller. CTRAN has good, valid and marketable title to 50% of the Common Units (as defined in the LLC Agreement) in Seller (the “CTRAN Interests”) and owns beneficially and of record the CTRAN Interests, free and clear of all Liens other than those under state or federal securities Laws or Seller’s Charter Documents. CTRAN is not party to (i) any option, warrant, purchase right or other Contract that could require CTRAN to sell, transfer or otherwise dispose of any CTRAN Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer of any CTRAN Interests.
2.    Confidentiality Agreement. From the Closing Date until the second anniversary thereof, CTRAN shall, and shall cause its Affiliates to, hold, and shall use its commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that CTRAN can show that such information (i) is generally available to and known by the public through no fault of CTRAN, any of its Affiliates or their respective Representatives or (ii) is lawfully acquired by CTRAN, any of its Affiliates or their respective Representatives from and after the date hereof from sources which are not known to CTRAN to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If CTRAN or any of its Affiliates or their respective Representatives are compelled to disclose any confidential information by judicial or administrative process or by other requirements of Law, CTRAN shall promptly notify Buyer in writing and shall disclose only that portion of such information which CTRAN is advised by its counsel in writing is legally required to be disclosed; provided, however, that CTRAN shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.
3.    Audits and Filings.
(a)    From and after the date of this Agreement, CTRAN shall, and shall use its reasonable best efforts to cause its Affiliates, partners, members, shareholders, owners, officers, directors, managers, employees, agents and Representatives to, cooperate reasonably with Buyer, its Affiliates and their respective agents and Representatives in connection with compliance with Buyer’s and its Affiliates’ Tax, financial or other reporting requirements and audits, including (i) any filings with any Governmental Authority and (ii) any filings that may be required by the United States Securities and Exchange Commission (the “SEC”), under securities Laws applicable to Buyer and its Affiliates, including the filing by Buyer or its Affiliates with the SEC of one or more registration statements to register any securities of Buyer or its Affiliates under the 1933 Act or of any report required to be filed by Buyer or its Affiliates under the Securities Exchange Act of 1934 (together with the Securities Act and the rules and regulations promulgated under such acts, the “Securities Laws”) (collectively, the “Filings”). Further, from and after the date of this Agreement, CTRAN shall, and shall use its reasonable efforts to cause its Affiliates to, make available to Buyer and its Affiliates and their agents and Representatives any and all books, records, information and documents that are attributable to the Assets in CTRAN’s or such Affiliates’ possession or control reasonably required by Buyer, its Affiliates and their agents and Representatives in order to prepare for Buyer or its Affiliates, if required, in connection with such Filings, financial statements relating to the Assets or to CTRAN or its respective Affiliates meeting the requirements of Regulation S-X under the 1933 Act, along with any documentation attributable to the Assets or otherwise relating to CTRAN or its Affiliates required to complete any audit associated with such financial statements.

Exhibit G-3

(b)    Without limiting the generality of the foregoing, from and after the date of this Agreement, CTRAN shall, and shall use its reasonable efforts to cause its Affiliates to, cooperate with the independent auditors chosen by Buyer (“Buyer’s Auditor”) in connection with any audit by Buyer’s Auditor of any financial statements of the Assets or of Seller or its Affiliates that Buyer or any of its Affiliates requires to comply with the requirements of the Securities Laws or other Tax, financial or reporting requirements. Such cooperation will include (i) reasonable access to CTRAN’s officers, managers, employees, agents and Representatives who were responsible for preparing or maintaining the financial records and work papers and other supporting documents used in the preparation of such financial statements as may be required by Buyer’s Auditor to perform an audit or conduct a review in accordance with generally accepted auditing standards or to otherwise verify such financial statements and (ii) using reasonable efforts to obtain the consent of the independent auditor(s) of Seller that conducted any audit of such financial statements to be named as an expert in any report filed by Buyer with the SEC. Buyer will reimburse CTRAN, within ten (10) Business Days after demand in writing therefor, for any reasonable out of pocket costs incurred by CTRAN or its Affiliates in complying with the provisions of this Section 3(b).
(c)    For a period of 18 months following the Closing Date, CTRAN shall, and shall cause its Affiliates to, retain all books, records, information and documents in its or its Affiliates’ possession that are necessary to prepare and audit financial statements with respect to the Assets or otherwise relating to Seller or its Affiliates, except to the extent originals or copies thereof are transferred to Buyer in connection with Closing.
4.    Non-Competition; Non-Solicitation.
(a)    Non-Competition. From the Closing Date until the third anniversary thereof, CTRAN shall not, directly or indirectly, own, manage, operate, control, consult, become employed by or participate in any manner in the ownership, management, operation or control of, or consulting to, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in any aspect of a Competitive Business (as defined in the MIPA) within the Restricted Territory, except that CTRAN and its Affiliates shall not be restricted from acquiring, directly or indirectly, less than 1% of the outstanding capital stock of any publicly traded company engaged in a Competitive Business.
(b)    Non-Interference with Customers and Suppliers. From the Closing Date until the third anniversary thereof, CTRAN shall not cause, induce or encourage, any actual or prospective customer, supplier or licensor of the Company or CCR Pipeline or any other Commercial Counterparty to terminate or modify any such relationship, in each case, within or with respect to the Restricted Territory.
(c)    Non-Solicitation of Employees. From the Closing Date until the third anniversary thereof, CTRAN shall not cause, solicit, induce or encourage any employee, if any, of the Company or CCR Pipeline to leave such employment or hire, employ or otherwise engage any such individual; provided, however, that nothing in this paragraph shall restrict (i) any general advertisement or solicitation that is not directed at employees of the Company or CCR Pipeline, or (ii) the employment of any person who responds to any such general advertisement or solicitation or who contacts CTRAN or one of its Affiliates on his or her own initiative and without any direct or indirect solicitation in contravention of the above restrictions.
(d)    Non-Disparagement. From the Closing Date until the third anniversary thereof, CTRAN will not, and will cause its respective Affiliates not to, make any statement with respect to the Company, Buyer or their respective businesses, products or services, either in writing or orally, to any Person that disparages, discredits, degrades or lowers the reputation of the Company, Buyer or their and their Affiliates’ respective businesses, products or services, including the publication of articles or press releases and interviews with individuals or institutions engaged in the business of communication, publishing or

Exhibit G-4

broadcasting news, opinion or other information, either on the record, off the record, or “on background” unless provided with advance written authorization from the Company or Buyer, as applicable, to do so, or encourage or participate with any Person to make such statements.
(e)    Certain Acknowledgements. Both CTRAN and Buyer acknowledge, in connection with the covenants and agreements in this Section 4(e), that (i) such covenants and agreements impose a reasonable restraint in light of the activities and business and current plans with respect thereto of CTRAN, (ii) it is the intention of the Parties that the entire goodwill of the business of the Company be transferred to Buyer as part of the transactions contemplated hereby, including the goodwill existing between the Company’s business, on the one hand, and its clients, customers, suppliers, agents, employees, contractors, consultants, and other Persons under contract or otherwise associated or doing business with them, on the other hand, and (iii) such covenants and agreements are supported by adequate consideration.
(f)    Injunctive Relief. The covenants and undertakings contained in this Section 4(f) relate to matters that are of a special, unique and extraordinary character and a violation of any of the terms of this Section 4(f) may cause irreparable injury to Buyer, CTRAN or the Company, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 4(f) may be inadequate. Therefore, Buyer, CTRAN and the Company will each be entitled to seek an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 4(f) without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 4(f) are cumulative and in addition to any other rights and remedies which Buyer and the Company may have hereunder or at law or in equity.
(g)    Reformation. Notwithstanding anything to the contrary in the MIPA, CTRAN and the Buyer agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 4(g) is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable Party. If any Law or court interpreting such Law does not allow such lesser time period, geographical area, business limitation or other relevant feature to be enforced against the applicable Party, the Parties acknowledge and agree that Section 12.11 of the MIPA will apply.
5.    Indemnification.
(a)    CTRAN shall, and shall cause its Affiliates to, indemnify, save and hold harmless Buyer, its Affiliates and their respective agents and Representatives (each, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all Claims (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred by the Indemnitee in connection with, as a result of, or arising out of, or relating or incident to (i) the inaccuracy or breach of any representation or warranty of CTRAN in this Agreement; (ii) any non-fulfillment or breach of any covenant or agreement of CTRAN in this Agreement; or (iii) any cause of action, suit or claim brought or made against an Indemnitee arising out of or resulting from (x) the execution, delivery, performance or breach of this Agreement or (y) the enforcement of this Agreement.
(b)    All of the representations and warranties of CTRAN in this Agreement and the right of the Indemnitees to assert any Claim for indemnification related thereto shall survive the Closing indefinitely and shall continue in full force and effect thereafter. The covenants and agreements of CTRAN contained

Exhibit G-5

in this Agreement shall survive the Closing in accordance with their terms (or, if no term is specified, until all obligations thereunder have been satisfied); provided that the right of an Indemnitee to make a claim for breach of any covenant of CTRAN that is to be performed or satisfied at or prior to the Closing shall survive for a period of 18 months after the Closing, after which date and time no Claims for indemnification therefor may be asserted, regardless of when such right arose.
6.    Miscellaneous.
(a)    Notices. Unless this Agreement specifically requires otherwise, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by electronic delivery (including delivery of a document in Portable Document Format), by registered or certified mail, postage prepaid or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the Parties at the addresses specified below:
If to CTRAN, to:
CTRAN, LLC
c/o The Granite Peak Group
1300 Venture Way
Casper, WY 82609
Attn: Josh Jamison
Email: jjamison@thegranitepeakgroup.com
If to Buyer, to:
USDP CCR LLC
811 Main Street, Suite 2800
Houston, Texas 77002
Attn: Brad Sanders
Email: bsanders@usdg.com
With a copy to:
USD Partners GP LLC
811 Main Street, Suite 2800
Houston, Texas 77002
Attn: General Counsel
Email: legal@usdg.com
With a copy (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attn: Sean T. Wheeler
Email: sean.wheeler@lw.com
Notice given by personal delivery, mail or overnight courier pursuant to this Section 6(a) shall be effective upon physical receipt. Notice given by electronic transmission pursuant to this Section 6(a) shall

Exhibit G-6

be effective as of the date of confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) if delivered before 5:00 P.M. Central Time on any Business Day at the place of receipt or the next succeeding Business Day if confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) is after 5:00 P.M. Central Time on any Business Day or during any non-Business Day at the place of receipt.
(b)    Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties and/or their respective Affiliates with respect to the subject matter hereof and, together with the MIPA, contains the sole and entire agreement between the Parties and their respective Affiliates hereto with respect to the subject matter hereof.
(c)    Expense. Except as explicitly set forth herein, each Party shall pay all costs and expenses it has incurred or will incur in anticipation of, relating to or in connection with the negotiation and execution of this Agreement.
(d)    Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
(e)    Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf the Parties.
(f)    No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.
(g)    Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to this Section 6(g), this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.
(h)    Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
(i)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Exhibit G-7

(j)    Governing Law; Submission to Jurisdiction; Jury Trial Waiver.
i.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
ii.    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF NEW CASTLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
iii.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(j)(iii).
(k)    Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. If any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party, subject to the terms hereof and in addition to any remedy at law for damages or other relief, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.
(l)    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
[Signature Page to follow]

Exhibit G-8

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first written above.
CTRAN:
CTRAN, LLC
By:
    Name:
    Title:
BUYER:
USDP CCR LLC
By:
    Name:
    Title:

[Signature Page to CTRAN Agreement]
Exhibit G-9

EXHIBIT H
FORM OF RELEASE
Attached.

Exhibit H-1
Membership Interest Purchase Agreement

RELEASE AGREEMENT
This Release Agreement (this “Release Agreement”), dated as of ___________, 2015, is entered into by and among Casper Crude to Rail Holdings, LLC, a Delaware limited liability company (“Seller”), Casper Crude to Rail, LLC, a Wyoming limited liability company (the “Company”), and the Seller Members (as defined below). Seller, the Company and each of the Seller Members are sometimes referred to in this Agreement together as the “Parties” and individually as a “Party.” Capitalized terms used in this Release Agreement but not defined herein shall have the respective meanings given to such terms in the MIPA (as defined below).
RECITALS
WHEREAS, Stonepeak Casper Terminal Holdings LLC, a Delaware limited liability company (“Stonepeak”), Cogent Energy Solutions, LLC, a Delaware limited liability company (“Cogent”), and CTRAN, LLC, a Wyoming limited liability company (“CTRAN,” and together with Stonepeak and Cogent, the “Seller Members”), collectively own 100% of the membership interests of the Seller;
WHEREAS, Seller owns 100% of the membership interests of the Company (the “Company Interests”);
WHEREAS, Seller desires to sell to USDP CCR LLC, a Delaware limited liability company (“Buyer”), and Buyer desires to purchase from Seller, the Company Interests (the “Transaction”), on the terms and subject to the conditions set forth in that certain Membership Interest Purchase Agreement, dated as of October 12, 2015, between Seller and Buyer (the “MIPA”); and
WHEREAS, Seller and each of the Seller Members acknowledges and agrees that Buyer is relying on this Release Agreement in consummating the Transaction.
NOW, THEREFORE, in consideration of the foregoing recitals and the covenants, promises and representations set forth in this Agreement, in connection with the Transaction and the other transactions contemplated by the MIPA, and for other good and valuable consideration, the Parties agree as follows:
1.    Release by Seller and Seller Members. Seller, each Seller Member, and their respective officers, directors and representatives (the “Releasing Parties”), FULLY, FINALLY AND IRREVOCABLY RELEASES, ACQUITS AND FOREVER DISCHARGES (each such release, a “Release”) the Company, its officers, members, managers, directors, representatives, predecessors, successors and assigns, and the beneficiaries, heirs, executors, personal or legal representatives, insurers and attorneys of any of them (collectively, the “Released Parties”), from any and all commitments, Proceedings, promises, agreements, debts, damages, liabilities, obligations, costs and expenses of every kind and nature whatsoever, whether arising from any Contract or in tort (including breach of fiduciary duty), known or unknown, past, present or future, at law or in equity, contingent or otherwise (collectively, a “Claim”), that such Releasing Parties, or any of them, had, has or may have had at any time in the past, or that may arise in the future, against the Released Parties, or any of them, in all cases for or by reason of any matter, cause or thing whatsoever occurring at any time at or prior to the date hereof with respect to the Company or the Company Interests (collectively, the “Released Matters”). The Released Matters expressly do not include, and nothing in this Release Agreement shall affect or be construed as a waiver or release by the Releasing Parties of, any Claim by any of the Releasing Parties arising from or relating to the MIPA or the transactions contemplated thereby, including (i) the payment by Buyer of the Base Purchase Price and any payments resulting from adjustment thereto pursuant to Article II of the MIPA on and subject to the terms and conditions thereof; (ii) any Losses payable by Buyer pursuant to Article XI of the MIPA; (iii) the performance by Buyer of any of its other

Exhibit H-2

obligations under the MIPA; or (iv) any rights to indemnification, contribution or advancement of expenses in each case pursuant to the MIPA.
2.    Covenant Not to Sue. In signing this Release Agreement, each Releasing Party acknowledges and agrees, that this Release Agreement will be effective as a bar to any and all Claims released hereunder. In furtherance of the foregoing, each Releasing Party will not commence or voluntarily participate in any claim, action or proceeding with respect to or based upon any Claim released hereunder. If any Releasing Party hereafter commences (or voluntarily participates in) any action or proceeding against any Released Party with respect to or based upon any Claim released hereunder, this Release Agreement shall be deemed breached and the affected Released Party shall be entitled to reimbursement of its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) suffered, sustained or incurred by it in connection with such claim, action or proceeding and shall be fully indemnified by the related Releasing Party for such fees and costs. This Release Agreement may be pleaded by any Released Party as a counterclaim or cross-claim in any such claim, action or proceeding.
3.    No Transfer of Claims. Seller and each Seller Member represents and warrants to the Company that it has not conveyed, pledged, transferred, hypothecated, or in any manner encumbered or assigned, to any other Person any Claim for any Released Matter.
4.    Waiver of Unknown Claims. Each Seller Member, Seller and the Company expressly acknowledge that the Releases are intended to include in its effect claims with respect to the Released Matters that such Seller Member, Seller or the Company does not know or suspect to exist in its favor as of the date hereof, and that this Release Agreement contemplates the extinguishment of any such claim or claims. With respect to any and all Claims for any Released Matter, each Seller Member, Seller and the Company expressly waive and relinquish, and the other Releasing Parties shall be deemed to have expressly waived and relinquished, any and all provisions, rights and benefits conferred by any Law of any jurisdiction or principle of common law that provides that a general release does not extend to claims that are unknown or unsuspected to the releaser at the time the releaser executes the release. Each Seller Member, Seller and the Company acknowledge that the inclusion of such unknown Claims herein was separately bargained for and was a key element of this Release Agreement. Each Seller Member, Seller and the Company acknowledge, and the other Releasing Parties shall be deemed to have acknowledged, that they may hereafter discover facts which are different from or in addition to those that they may now know or believe to be true with respect to any and all Claims (including breach of fiduciary duty) herein released and agree that such unknown Claims are nonetheless released and that this Release Agreement shall be and remain effective in all respects even if such different or additional facts are subsequently discovered.
5.    Waiver of Reliance. Each Seller Member, Seller and the Company represent and warrant that no promise or Contract not expressed herein has been made to the Company, Seller Member or Seller, respectively, in executing this Release Agreement, and that none of Seller, nor the Company nor any Seller Member is relying upon any statement or any representation of any agent or representative of the Released Parties. Each Seller Member, Seller and the Company is relying on its own judgment and each has been represented by legal counsel in this matter.
6.    Representations and Warranties of the Releasing Parties. Seller and each Seller Member represent and warrant to the Company (a) that such Releasing Party is fully authorized and entitled to give the releases specified herein, (b) that such Releasing Party has full limited liability company power and authority to execute and deliver this Release Agreement and (c) that such Releasing Party has made no assignment, transfer, sale, pledge or conveyance of any Claim released hereby.

Exhibit H-3

7.    No Admission. Nothing contained in this Release Agreement will be construed as an admission by any Releasing Party of any liability of any kind to any Person.
8.    Effectiveness. Notwithstanding anything herein to the contrary, this Release Agreement shall be effective only upon the closing of the transactions contemplated by the MIPA.
9.    Notices. Unless this Release Agreement specifically requires otherwise, any notice, demand or request provided for in this Release Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by electronic delivery (including delivery of a document in Portable Document Format), by registered or certified mail, postage prepaid or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the Parties at the addresses specified below:
If to Stonepeak, to:
Stonepeak Infrastructure Partners
717 5th Avenue, 25th Floor
New York, New York 10022
Attn: Jack Howell
Email: howell@stonepeakpartners.com
With a copy (which shall not constitute notice) to:
Sidley Austin LLP
1000 Louisiana Street, Suite 6000
Houston, Texas 77002
Attn: Cliff W. Vrielink
Email: cvrielink@sidley.com
If to Cogent, to:
Cogent Energy Solutions, LLC
3100 Timmons, Suite 210
Houston, Texas 77027
Attn: Randall D. Balhorn and Steve Magness
Email:    rbalhorn@cogentenergysolutions.com;
    smagness@cogentenergysolutions.com
With a copy (which shall not constitute notice) to:
Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77079
Attn: Kevin N. Peter
Email: kpeter@lockelord.com

Exhibit H-4

If to CTRAN, to:
CTRAN, LLC
c/o The Granite Peak Group
1300 Venture Way
Casper, WY 82609
Attn: Josh Jamison
Email: jjamison@thegranitepeakgroup.com
If to Seller, to:
Casper Crude to Rail Holdings, LLC,
3100 Timmons, Suite 210
Houston, Texas 77027
Attn: Randall D. Balhorn and Steve Magness
Email:    rbalhorn@cogentenergysolutions.com;
    smagness@cogentenergysolutions.com
With a copy to:
Stonepeak Infrastructure Partners
717 5th Avenue, 25th Floor
New York, New York 10022
Attn: Jack Howell
Email: howell@stonepeakpartners.com
With a copy (which shall not constitute notice) to:
Sidley Austin LLP
1000 Louisiana Street, Suite 6000
Houston, Texas 77002
Attn: Cliff W. Vrielink
Email: cvrielink@sidley.com
and
Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77079
Attn: Kevin N. Peter
Email: kpeter@lockelord.com
If to Company, to:
Casper Crude to Rail, LLC
3100 Timmons, Suite 210
Houston, Texas 77027
Attn: Randall D. Balhorn and Steve Magness
Email:    rbalhorn@cogentenergysolutions.com;
    smagness@cogentenergysolutions.com

Exhibit H-5

With a copy to:
Stonepeak Infrastructure Partners
717 5th Avenue, 25th Floor
New York, New York 10022
Attn: Jack Howell
Email: howell@stonepeakpartners.com
With a copy (which shall not constitute notice) to:
Sidley Austin LLP
1000 Louisiana Street, Suite 6000
Houston, Texas 77002
Attn: Cliff W. Vrielink
Email: cvrielink@sidley.com
and
Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77079
Attn: Kevin N. Peter
Email: kpeter@lockelord.com
Notice given by personal delivery, mail or overnight courier pursuant to this Section 9 shall be effective upon physical receipt. Notice given by electronic transmission pursuant to this Section 9 shall be effective as of the date of confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) if delivered before 5:00 P.M. Central Time on any Business Day at the place of receipt or the next succeeding Business Day if confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) is after 5:00 P.M. Central Time on any Business Day or during any non-Business Day at the place of receipt.
10.    Entire Agreement. This Release Agreement supersedes all prior discussions and agreements between the Parties and/or their respective Affiliates with respect to the subject matter hereof and, together with the MIPA and the Transaction Documents, contains the sole and entire agreement between the Parties and their respective Affiliates hereto with respect to the subject matter hereof.
11.    Expense. Except as explicitly set forth herein, each Party shall pay all costs and expenses it has incurred or will incur in anticipation of, relating to or in connection with the negotiation and execution of this Release Agreement.
12.    Waiver. Any term or condition of this Release Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Release Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Release Agreement on any future occasion.
13.    Amendment. This Release Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf the Parties.

Exhibit H-6

14.    No Third Party Beneficiary. The terms and provisions of this Release Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.
15.    Succession and Assignment. This Release Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither this Release Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Parties, and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to this Section 15 this Release Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.
16.    Invalid Provisions. If any provision of this Release Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Release Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, this Release Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Release Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Release Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
17.    Counterparts. This Release Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Release Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Release Agreement.
18.    Governing Law; Submission to Jurisdiction; Jury Trial Waiver.
i.    This Release Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
ii.    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS RELEASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF NEW CASTLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
iii.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS RELEASE AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY

Exhibit H-7

AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS RELEASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS RELEASE AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS RELEASE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
19.    Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. If any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party, subject to the terms hereof and in addition to any remedy at law for damages or other relief, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.
20.    Headings. The headings in this Release Agreement are for reference only and shall not affect the interpretation of this Release Agreement.
[Signature Pages to follow]

Exhibit H-8

IN WITNESS WHEREOF, this Release Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.
SELLER:

CASPER CRUDE TO RAIL HOLDINGS, LLC
By:
    Name:
    Title:
COMPANY:

CASPER CRUDE TO RAIL, LLC
By:
    Name:
    Title:
SELLER MEMBERS:

COGENT ENERGY SOLUTIONS, LLC
By:
    Name:
    Title:
CTRAN, LLC
By:
    Name:
    Title:
STONEPEAK CASPER TERMINAL HOLDINGS LLC
By:
    Name:
    Title:

[Signature Page to Release Agreement]
Exhibit H-9

EXHIBIT I
FORM OF REGISTRATION RIGHTS AGREEMENT
Attached.

Exhibit I-1
Membership Interest Purchase Agreement

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of _________, 20__, by and between USD Partners LP, a Delaware limited partnership (the “Partnership”), and Cogent Energy Solutions, LLC, a Delaware limited liability company (“Cogent”).
WHEREAS, the Partnership owns all of the outstanding membership interests in USDP CC LLC, a Delaware limited liability company (“Buyer”);
WHEREAS, Cogent owns a portion of the outstanding membership interests in Casper Crude to Rail Holdings, LLC, a Delaware limited liability company (“Seller”); and
WHEREAS, in connection with acquisition (the “Acquisition”) by Buyer of all of the outstanding membership interests of Casper Crude to Rail, LLC, a Wyoming limited liability company, from Seller pursuant to the terms of that certain Membership Interest Purchase Agreement, dated as of October 12, 2015, by and between Buyer and Seller (the “MIPA”), the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of Cogent.
NOW, THEREFORE, in consideration of the promises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:
Section 1.    Definitions; Interpretation.
(a)    Definitions. As used herein, the following terms shall have the following respective meanings:
“Acquisition” has the meaning set forth in the Recitals.
“Affiliate” means, as to any Person, any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
“Agreement” has the meaning set forth in the Preamble.
“Board” means the board of directors of the General Partner.
“Business Day” means a day that is not a Saturday, Sunday or day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.
“Buyer” has the meaning set forth in the Recitals.
“Closing Date” has the meaning given to such term in the MIPA.
“Cogent” has the meaning set forth in the Preamble.
“Common Units” means common units representing limited partner interests in the Partnership.
“Director” means a member of the Board.

Exhibit I-2

“End of Suspension Notice” has the meaning set forth in Section 2(b)(i).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.
“General Partner” means USD Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership, or any successor general partner of the Partnership.
“Holder” means any holder of Registrable Securities who is a party to this Agreement.
“Holder Indemnified Party” has the meaning set forth in Section 4(a).
“Indemnified Party” has the meaning set forth in Section 4(c).
“Indemnifying Party” has the meaning set forth in Section 4(c).
“Initial Registration Statement” has the meaning set forth in Section 2(a).
“Losses” has the meaning set forth in Section 4(a).
“MIPA” has the meaning set forth in the Recitals.
“Partnership” has the meaning set forth in the Preamble.
“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.
“Registrable Securities” means the aggregate number of Common Units acquired by Cogent in connection with the completion of the Acquisition; provided that any Registrable Security will cease to be a Registrable Security when (a) a Registration Statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has been disposed of pursuant to such effective Registration Statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it is eligible for sale under such Rule 144 without any restriction or (c) it shall have been otherwise transferred and a new certificate for it not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Partnership; provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.
“Registration Expenses” means all expenses incurred by the Partnership in complying with Section 2, including, without limitation, all registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for the Partnership, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes, fees of transfer agents and registrars, and the reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities, but excluding any underwriting discounts and selling commissions only to the extent applicable on a per share basis to Registrable Securities of the selling holders.
“Registration Statement” has the meaning set forth in Section 2(a).

Exhibit I-3

“SEC” means the Securities and Exchange Commission or any successor governmental agency.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.
“Seller” has the meaning set forth in the Recitals.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.
“Suspension Event” has the meaning set forth in Section 2(b)(i).
“Suspension Notice” has the meaning set forth in Section 2(b)(i).
“Transaction Documents” means this Agreement and the MIPA, including all schedules and exhibits thereto (including, for the avoidance of doubt, any agreements the forms of which are exhibits to the MIPA).
Any capitalized term used in any Section of this Agreement that is not defined in this Section 1 shall have the meaning ascribed to it in such other Section.
(b)    Rules of Construction. For all purposes of this Agreement, unless otherwise expressly provided:
(i)    “own,” “ownership,” “held” and “holding” refer to ownership or holding as record holder or record owner;
(ii)    the headings and captions of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms hereof; and
whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.
Section 2.    Registration Rights.
(a)    Registration Statement. Following the Closing Date, at a time determined by the Partnership in its reasonable discretion, the Partnership shall prepare and file a registration statement under the Securities Act to permit the public resale of all of the Registrable Securities then outstanding (an “Initial Registration Statement”) and shall use commercially reasonable efforts to cause such Initial Registration Statement to become effective on the 365th day following the Closing Date or as soon as reasonably practicable thereafter. The Initial Registration Statement filed pursuant to this Section 2(a) shall be on such appropriate registration form or forms of the SEC as shall be selected by the Partnership; provided, that, if the Initial Registration Statement is on Form S-1, as soon as reasonably practicable after the Partnership becomes eligible to file a registration statement on Form S-3, then the Partnership shall post-effectively amend the Initial Registration Statement on Form S-1 to convert such Initial Registration Statement to a Form S-3 or, if a registration statement on Form S-1 has not been filed, then file a registration statement on Form S-3 as soon as reasonably practicable to permit the public resale of all of the Registrable Securities then outstanding (such

Exhibit I-4

Initial Registration Statement as so amended or such registration statement on Form S-3 as so filed, the “Registration Statement”). The Partnership shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2(a) to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities. The Registration Statement when effective (including the documents incorporated therein by reference, if any) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement or documents incorporated therein by reference, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the holders of Registrable Securities with written notice of the effectiveness of the Registration Statement.
(b)    Registration Obligations and Procedures.
(i)    If, after filing the Registration Statement as set forth in Section 2(a), the Board determines that the offering under such Registration Statement would materially and adversely affect a pending or proposed transaction by the Partnership, then the Partnership shall have the right to suspend the use of a Registration Statement for a period of not more than forty-five (45) days in succession. The Partnership shall not be permitted to provide such notice more than twice in any three hundred sixty (360) day period. In the case of an event that causes the Partnership to suspend the use of a Registration Statement (a “Suspension Event”), the Partnership shall give a notice to the Holders (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. The Holders shall not effect any sales of the Registrable Securities pursuant to such Registration Statement at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice (as defined below). The Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement following further written notice to such effect (an “End of Suspension Notice”) from the Partnership, which End of Suspension Notice shall be given by the Partnership to the Holders promptly following the conclusion of any Suspension Event or its effect.
(ii)    In connection with the Partnership’s registration obligations under Section 2(a), the Partnership shall use its commercially reasonable efforts to effect such registration to permit the offer and transfer of such Registrable Securities as expeditiously as reasonably practicable, and in connection therewith, the Partnership shall:
(A)    prepare and file the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or prospectus, or any amendments or supplements thereto, furnish to the Holders copies of all documents prepared to be filed;

Exhibit I-5

(B)    promptly notify the Holders and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Partnership (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and the applicable prospectus or any amendment or supplement to such prospectus has been filed, (B) of any comments (written or oral) by the SEC or any request (written or oral) by the SEC or any other governmental authority for amendments or supplements to such Registration Statement, such prospectus, or for any additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement, any order preventing or suspending the use of any preliminary or final prospectus, or the initiation or threatening of any proceedings for such purposes and (D) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or transfer in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(C)    (1) promptly notify the Holders when the Partnership becomes aware of the occurrence of any event as a result of which the applicable Registration Statement or the prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading, or if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or prospectus in order to comply with the Securities Act, and (2) in either case, as quickly as possible thereafter using all commercially reasonable efforts, prepare and file with the SEC, and furnish without charge to the Holders, an amendment or supplement to such Registration Statement or prospectus that will correct such statement or omission or effect such compliance;
(D)    use its commercially reasonable efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final prospectus;
(E)    promptly (A) incorporate in a prospectus supplement or post- effective amendment such information as the Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities and (B) make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
(F)    furnish to the Holders, without charge, as many conformed copies as the Holders may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
(G)    deliver to the Holders, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) and any amendment or supplement thereto as the Holders may reasonably request (it being understood that the Partnership consents to the use of such prospectus or any amendment or

Exhibit I-6

supplement thereto by the Holders in connection with the offering and transfer of the Registrable Securities covered by such prospectus or any amendment or supplement thereto) and such other documents as the Holders may reasonably request in order to facilitate the transfer of the Registrable Securities by the Holders;
(H)    in connection with any transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders to (A) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be transferred and not bearing any restrictive Securities Act legends and (B) register such Registrable Securities in such denominations and such names as the Investors may request at least two (2) Business Days prior to such transfer of Registrable Securities; provided that the Partnership may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;
(I)    cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and each securities exchange, if any, on which any of the Partnership’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Partnership’s securities are then quoted;
(J)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
(K)    cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Partnership’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Partnership’s securities are then quoted; and
(L)    comply with all requirements of the Securities Act, Exchange Act and other applicable laws, rules and regulations, as well as all applicable stock exchange rules.
(d)    The Partnership shall pay all Registration Expenses in connection with a Registration Statement, whether or not any such registration becomes effective.
Section 3.    Cooperation by Holders. The Partnership shall have no obligation to include in a registration statement pursuant to Section 2, Registrable Securities of a Holder if such Holder fails to timely furnish such information that, in the opinion of counsel to the Partnership, is reasonably required in order for a registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section 4.    Indemnification and Contribution.
(a)    The Partnership agrees to indemnify and hold harmless, to the fullest extent permitted by law, each selling Holder and any of its officers, directors, employees, controlling persons, fiduciaries, members, representatives and each other Person (if any) that controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Holder Indemnified Party”) from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees) (“Losses”) caused by, arising out of, resulting from or related to (i) any untrue statement or alleged untrue statement of a material fact

Exhibit I-7

contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of such Holder Indemnified Party expressly for use therein, and (ii) any violation by the Partnership of any federal, state or common law rule, regulation or law applicable to the Partnership and relating to action required of or inaction by the Partnership in connection with any registration or offering of securities. Notwithstanding the preceding sentence, the Partnership shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (x) made in any preliminary prospectus if (A) a Holder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such Loss after the Partnership had furnished such Holder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission, or (y) in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and such Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such Loss after the Partnership had furnished such Holder with a sufficient number of copies of the same. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Party or representative of such Holder Indemnified Party and shall survive the transfer of securities by Holder.
(b)    Each selling Holder, severally and not jointly, agrees to indemnify and hold harmless the Partnership, its officers, Directors, employees, controlling persons, fiduciaries, general or limited partners, representatives and each other Person (if any) that controls the Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to Registrable Securities (as amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, only to the extent such statement or omission (i) was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus and (ii) has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such Loss.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4(a) or Section 4(b), such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party

Exhibit I-8

a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so, (ii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.
(d)    If the indemnification provided for in this Section 4 is unavailable to an Indemnified Party in respect of any Losses in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Partnership (on the one hand) and the selling Holder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    The Partnership and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4(d). The amount paid or payable by an Indemnified Party as a result of the Losses referred to in Section 4(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Exhibit I-9

Section 5.    Rule 144.
The Partnership covenants that so long as the Common Units are registered pursuant to Section 12(b), Section 12(g) or Section 15(d) of the Exchange Act, it will used its commercially reasonable efforts to file any and all reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Partnership is not required to file such reports, to make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act) and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable any Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, Rule 144A or Regulation S under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the written request of any Holder, the Partnership will deliver to the Holders a written statement as to whether it has complied with such requirements.
Section 6.    Severability.
If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.
Section 7.    Governing Law; Jurisdiction.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its choice or conflict of law provisions or rules.
(b)    The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Chancery Court of the State of Delaware or, if such court shall not have jurisdiction, the federal courts of the United States of America located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submits to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.
Section 8.    JURY TRIAL.
BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.
Section 9.    Transfer or Assignment; Benefits of Agreement.

Exhibit I-10

This Agreement shall be binding upon and inure to the benefit of the Partnership, Cogent and their respective successors and assigns. The rights to cause the Partnership to register Registrable Securities granted to Cogent by the Partnership under Section 2 and all other rights of Cogent hereunder may be transferred or assigned by Cogent, or a Holder, to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that (a) such transferee or assignee is an Affiliate of Cogent or such Holder, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee agrees to be bound by this Agreement. Except as otherwise expressly provided herein, no Person that is not a party to this Agreement, as a third-party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.
Section 10.    Notices.
All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if personally delivered or sent by telecopier, sent by nationally recognized overnight courier, sent by e-mail (so long as a receipt of such e-mail is requested or delivered) or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
(i)    If to the Partnership, to:
USD Partners LP
811 Main Street, Suite 2800
Houston, Texas 77002
Attn: General Counsel
E-mail: kbenson@usdg.com
with copies (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attn: Sean T. Wheeler
E-mail: sean.wheeler@lw.com
(ii)    If to Cogent, to:
Cogent Energy Solutions, LLC
3100 Timmons, Suite 210
Houston, Texas 77027
Attn: Randall D. Balhorn and Steve Magness
Email: rbalhorn@cogentenergysolutions.com;
smagness@cogentenergysolutions.com
with copies (which shall not constitute notice) to:
Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77079

Exhibit I-11

Attn: Kevin N. Pater
E-mail: kpeter@lockelord.com
Section 11.    Modification; Waiver.
This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Partnership, on the one hand, and Investors holding a majority of the Preferred Shares that are not held by the Partnership or its Affiliates, on the other hand. No course of dealing between the Partnership or its Subsidiaries and Investors or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
Section 12.    Entire Agreement.
Except as otherwise expressly provided herein, this Agreement and the other Transaction Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings of the parties in connection therewith, from and after the completion of the IPO. Unless otherwise provided herein, any consent required by either party may be withheld by such party in its sole discretion.
Section 13.    Specific Performance.
Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).
Section 14.    Counterparts.
This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement.
Section 15.    Further Assurances.
Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Exhibit I-12

[Signature Page to Follow]

Exhibit I-13

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.
USD PARTNERS LP
By:    USD Partners GP LLC,
    its general partner
By:
    Name:
    Title:
COGENT ENERGY SOLUTIONS, LLC
By:
    Name:
    Title:

Signature Page to Registration Rights Agreement
Exhibit I-14

EXHIBIT J
FORM OF TRANSITION SERVICES AGREEMENT
Attached.

Exhibit J-1
Membership Interest Purchase Agreement

TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (“Agreement”) is entered into on __________, 2015 by and between Cogent Energy Solutions, LLC, a Delaware limited liability company (“Contractor”), and Casper Crude to Rail, LLC, a Wyoming limited liability company (the “Company”). Contractor and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, on October 12, 2015, Contractor’s Affiliate, Casper Crude to Rail Holdings, LLC, a Delaware limited liability company (“Seller”), and USDP CCR LLC, a Delaware limited liability company “Buyer”), entered into a Membership Interest Purchase Agreement (as amended or otherwise modified, the “Membership Interest Purchase Agreement”), pursuant to which Seller agreed to sell all of the issued and outstanding membership interests of the Company to Buyer; and
WHEREAS, prior to the Closing, Contractor operated the Company and provided certain services with respect to the Company; and
WHEREAS, to effect the orderly transfer of the Company from Seller to Buyer, Buyer desires that Contractor provide to the Company certain transition services in accordance with the terms of this Agreement.
NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms in this Agreement have the meanings given to such terms in the Membership Interest Purchase Agreement.

2.	SCOPE OF SERVICES. Effective as of the Closing Date, Contractor will provide to the Company the services described on Exhibit A attached hereto (each, a “Service” and collectively, the “Services”).

3.	INFORMATION. The Company agrees to provide Contractor in a timely manner with any information reasonably necessary for Contractor to provide the Services hereunder.

4.
LIMITATION ON SERVICES. Notwithstanding anything to the contrary in this Agreement, in no event shall Contractor be obligated hereunder in connection with the performance of its obligations under this Agreement to: (a) unless otherwise agreed to between the Parties in writing, provide Services that Contractor did not perform for the Company prior to the Closing Date or perform any such Services in a manner substantially different from the manner in which Contractor performed such Services for the Company prior to the Closing Date; (b) provide any records, information, or data in any form or format except that in which Contractor currently maintains such records, information, or data; (c) make modifications to its existing systems or properties; (d) acquire additional assets, equipment, rights, or properties (including computer equipment, software, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property) that are not in the ordinary course of operations of Contractor; (e) hire additional employees; (f) pay any costs related to the transfer or conversion of data from Contractor or its Affiliates to the Company; or (g) incur any obligations or liabilities, except, in each case, as expressly set forth in this Agreement or the Membership Interest Purchase Agreement.

Notwithstanding anything herein to the contrary, the Company acknowledges that (a) Contractor is not a professional provider of the types of services included in the Services; (b) the personnel

Exhibit J-2

providing such Services may have other responsibilities to the business of Contractor and its Affiliates to which said personnel are required to devote substantial time that may take priority over the provision of Services from time to time, to the extent consistent with Contractor’s past practices in such regard; (c) such personnel will not be dedicated full-time to performing the Services; and (d) certain personnel of Contractor may leave the employment of Contractor or terminate their employment or contract with Contractor during the term of this Agreement; provided, however, that Contractor shall use its commercially reasonable efforts to mitigate any interruption in Services resulting from such departures and to resume as soon as reasonably practicable the Services in the manner agreed hereunder. The Company acknowledges that all Services to be provided under this Agreement shall be provided by Contractor to the extent that such Services do not unreasonably interfere with the ongoing business and operations of Contractor and its Affiliates, to the extent consistent with Contractor’s or such Affiliate’s past practices, and the loss of any Contractor’s personnel may materially impede Contractor’s ability to perform its obligations hereunder. Except as provided above, Contractor makes no representation or warranty regarding the ability of Contractor to retain any employees, contractors, or subcontractors and Contractor shall have no liability as to the result of the loss of any such employees, contractors, or subcontractors. Contractor shall not be responsible for the accuracy of any information filed with any governmental authority or furnished to the Company or to any of the Company’s employees for inclusion in any reports or for results obtained by use of any inaccurate information so filed or furnished, except, in each case, to the extent such information is provided or furnished by Contractor or one of its Affiliates.

5.
STANDARD OF PERFORMANCE. Subject to the terms of this Agreement, Contractor shall perform, or cause to be performed, the Services in a manner that is substantially similar in nature, timing and quality, and with the same degree of skill, prudence and care, as the actions comprising the Services were previously performed by Contractor in accordance with past practices prior to the Closing Date; provided, however, in no event shall Contractor have any obligations or liability hereunder except to the extent expressly set forth herein. Further, if the Company fails to consent to any reasonable request made by Contractor hereunder or fails to provide Contractor with any reasonably necessary information required by Contractor as contemplated in Section 3 above, Contractor shall be excused from the performance of, and shall bear no liability associated with, the Services that Contractor sought to perform in connection with such consent request or that are dependent upon the information requested.

6.
TERMINATION. The term of this Agreement shall commence on the execution date hereof and will continue thereafter for a period three months (the “Initial Term”), after which the term of this Agreement shall be extended on a month to month basis (each a “Renewal Term”); provided that, upon not less than thirty (30) days prior written notice to Contractor, the Company may terminate the Services (in whole or in part) as of the expiration of the Initial Term or any Renewal Term; provided, further, that in no event shall the term of this Agreement extend beyond the six month anniversary of the date hereof. The Initial Term and any Renewal Terms are collectively referred to herein as the “Term”.

7.
PAYMENTS. The Company shall pay Contractor a fee of $30,000 per month (the “Fee”) for performance of the Services hereunder. Contractors shall send the Company an invoice for the Fee owed by the Company for the Services provided during the prior calendar month (pro rated for any partial month). No later than the tenth (10th) Business Day after its receipt of such invoice, the Company shall pay Contractor the Fee set forth on such invoice. If the Company fails to pay any amounts owed under this Agreement when due, such amounts shall accrue interest at an interest rate of the Prime Rate as published from time to time in the Wall Street Journal plus two percent (2%),

Exhibit J-3

or the highest rate permitted by applicable law, whichever is lower, from the due date until paid. For such time as any employees of or consultants or subcontractors to Contractor (or any subcontractor) are providing the Services to Company under this Agreement, (a) such employees or consultants will remain employees or consultants of Contractor (or any subcontractor), as applicable, and shall not be deemed to be employees of or consultants to the Company for any purpose, and (b) Contractor shall be solely responsible for the payment and provision of all compensation, wages, bonuses and commissions, employee benefits, including severance and worker’s compensation, and the withholding and payment of applicable taxes relating to such employment or engagement.

8.
CONFIDENTIALITY. During the term of this Agreement and for a period of two (2) years thereafter, Contractor shall, and shall cause each member of the Contractor Group to, hold in confidence (and not disclose or provide access to any other Person) and not use, except in each case for the benefit of the Company and as reasonably required in providing the Services contemplated by this Agreement, any and all confidential or proprietary information provided by the Company to the Contractor Group in connection with the Services, whether written or oral, concerning the Company, except to the extent that Contractor can show that such information: (i) is generally available to and known by the public other than as a result of a violation of this Agreement by a member of the Contractor Group; (ii) was lawfully acquired by a member of the Contractor Group from and after the Closing Date from sources which are not known to such member of the Contractor Group to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (iii) was independently developed by a member of the Contractor Group without use of any such confidential information. If a member of the Contractor Group is compelled to disclose any such confidential information by judicial or administrative process or by other requirements of law, such disclosure shall not be a breach of this Agreement, so long as Contractor promptly notifies the Company in writing (if legally permissible) and discloses only that portion of such confidential information which Contractor is advised by its counsel is legally required to be disclosed; provided, however, that Contractor shall use commercially reasonable efforts to cooperate with the Company, at the sole cost and expense of the Company, so that the Company may obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such confidential information.

9.
DISCLAIMER OF WARRANTIES. NOTWITHSTANDING ANY OTHER TERMS IN THIS AGREEMENT, CONTRACTOR MAKES NO, AND EXPRESSLY DISCLAIMS ANY AND ALL, REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE PERFORMANCE OR RESULTS OF THE SERVICES. FURTHER, CONTRACTOR EXPRESSLY DISCLAIMS, AND THE COMPANY AGREES THAT CONTRACTOR SHALL BE FREE FROM, ALL LIABILITY AND RESPONSIBILITY TO THE COMPANY FOR ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION WITH RESPECT TO THE SERVICES THAT IS MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE COMPANY OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS, OR REPRESENTATIVES PURSUANT TO THE TERMS OF THIS AGREEMENT (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR OTHER ADVICE THAT MAY HAVE BEEN PROVIDED TO THE COMPANY PURSUANT TO THE TERMS OF THIS AGREEMENT BY ANY MEMBER OF THE CONTRACTOR GROUP).

10.	LIABILITY AND INDEMNITY. THE COMPANY HEREBY RELEASES CONTRACTOR, ITS EMPLOYEES, OFFICERS, DIRECTORS, STOCKHOLDERS, AND CONTRACTORS (INCLUDING THE EMPLOYEES AND OFFICERS OF SUCH CONTRACTORS)

Exhibit J-4

(COLLECTIVELY “CONTRACTOR GROUP”) FROM, AND SHALL FULLY PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL LOSSES ARISING OUT OF OR RESULTING FROM THE SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING ANY AND ALL LOSSES RELATING TO (A) INJURY OR DEATH OF ANY PERSON(S) WHOMSOEVER, (B) DAMAGES TO OR LOSS OF ANY PROPERTY OR RESOURCES, (C) BREACH OF CONTRACT, (D) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, STRICT LIABILITY, NUISANCE, OR TRESPASS, OR (E) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE; PROVIDED, HOWEVER, THAT THIS SECTION 10 SHALL NOT APPLY TO LOSSES ARISING OUT OF OR RESULTING FROM THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE CONTRACTOR GROUP.

11.
ASSIGNABILITY. Neither the Company nor Contractor shall assign or sublease any rights or obligations under this Agreement without the prior written consent of the non-assigning Party, except to an Affiliate of the assigning Party. This restriction shall not affect Contractor’s right to engage Contractor’s Affiliates and third party contractors and their respective employees to perform the Services. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, assigns, and legal representatives.

12.	FORCE MAJEURE.

(a)
If any member of Contractor Group is rendered unable, wholly or in part, by Force Majeure (as defined in Section 12(c) herein) to carry out its obligations under this Agreement, Contractor will give the Company written notice of the Force Majeure as soon as reasonably practicable together with all reasonably requested information relating thereto; thereupon, the obligations of Contractor, so far as they are affected by Force Majeure, shall be suspended during, but no longer than, the continuance of the Force Majeure, and the Company shall not be required to pay any Fee with respect to such suspended obligations for the duration of the Force Majeure. Contractor will use its commercially reasonable efforts to remove the Force Majeure situation as quickly as practicable.

(b)
The Parties agree that, solely with respect to Section 12(a), the term “commercially reasonable efforts” excludes the settlement of strikes, lockouts, or other labor difficulty by the Party involved contrary in a manner contrary to such Party’s lawful past practices.

(c)
The term “Force Majeure” as here employed shall mean occurrences beyond the reasonable control of Contractor, which Contractor was unable to prevent by the exercise of reasonable diligence at a reasonable cost and includes, without limiting the generality of the foregoing, acts of God, strikes, lockouts, or other industrial disturbance, acts of the public enemy, wars, terrorism, blockades, public riots, insurrections, epidemics, lightning, fires, storm, floods, landslides, explosions, earthquakes, tornados, governmental action, governmental delay, civil disturbances, sabotage, malicious mischief, breakage or accident to machinery or lines of pipe, freezing of wells or lines of pipe, refusal or inability of resale purchaser(s) or transporter(s) to take deliveries due to events of Force Majeure, inability of Contractor to obtain rights-of-way, necessary materials, supplies, or permits (to the extent not caused by the failure of Contractor to pay for or negligence to obtain such rights-of-way, necessary materials, supplies or permits), any order, directive, or restraint issued or imposed by an governmental authority, regulatory body or court having jurisdiction.

Exhibit J-5

13.
DAMAGES WAIVER. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES RESULTING FROM OR ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR BUSINESS INTERRUPTIONS, HOWEVER SAME MAY BE CAUSED; AND EACH PARTY DOES HEREBY WAIVE ANY RIGHTS THAT IT MAY HAVE TO SEEK ANY SUCH DAMAGES FROM THE OTHER PARTY, EXCEPT TO THE EXTENT SUCH DAMAGES ARE INCLUDED IN ANY ACTION BY A THIRD PARTY AGAINST A PARTY TO WHOM INDEMNITY IS OWED BY THE OTHER PARTY HEREUNDER. THE WAIVER OF DAMAGES CONTAINED IN THIS SECTION 13 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

14.	GOVERNING LAW.

(a)	This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Delaware, without giving effect to conflicts of law provisions.

(b)
ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF NEW CASTLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(c).

Exhibit J-6

15.
EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile copies or.pdf or other electronic transmission hereof or signature hereon shall, for all purposes, be deemed originals.

16.
INDEPENDENT CONTRACTOR. In its performance of Services, all members of Contractor Group shall be considered independent contractors. Nothing in this Agreement is intended to create, or shall be construed as creating, a partnership, joint venture, association for profit, or other business entity between or among the Parties, and for federal and state income tax purposes, the Parties do not intend that the provisions of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, apply to the transactions described in this Agreement. It is expressly understood and agreed that this Agreement is a purely commercial transaction between the Parties, and that nothing herein shall operate to create any fiduciary duty which a Party shall owe to the other Party.

17.
SURVIVAL. Notwithstanding anything to the contrary in this Agreement, the terms of Sections 5, 7, 8, 9, 10, 13, 14, and this Section 17 shall survive indefinitely beyond the expiration of the Term of this Agreement, except with respect to the obligations of the Contractor Group provided in Section 8 which shall terminate as of the end of the period set forth therein.

18.
ENTIRE AGREEMENT. This Agreement (together with the Exhibits hereto) constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

19.
SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

20.
NOTICES. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by telex or facsimile transmission (provided any such telex or facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party at the address for such Party shown next to such party’s signature to this Agreement. Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours, or upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be.

[signature page follows]

Exhibit J-7

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the day and year first set forth above.
CONTRACTOR
COGENT ENERGY SOLUTIONS, LLC
Address:
By:
Name:
Title:
COMPANY
CASPER CRUDE TO RAIL, LLC
Address:
By:
Name:
Title:

Signature Page to Transition Services Agreement
Exhibit J-8

Exhibit A
Services
Product / Inventory Accounting
General Accounting & Reporting
IT Support
Customer Service

Exhibit J-9